[EXECUTION COPY]




                 MULTICURRENCY CREDIT AGREEMENT

                   Dated as of June 14, 1996

                             among

                    SOLA INTERNATIONAL INC.

                            and the

                        OTHER BORROWERS

                       as the Borrowers,

                              the

                     SUBSIDIARY GUARANTORS,

                 BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION,

                            as Agent

                              and

                 Letter of Credit Issuing Bank,

                THE FIRST NATIONAL BANK OF BOSTON
                               and
                    THE BANK OF NOVA SCOTIA,

                          as Co-Agents,

                              and

         THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                          Arranged by

                      BA SECURITIES, INC.

                       TABLE OF CONTENTS

Section                                                      Page
- -------

                           ARTICLE I
                          DEFINITIONS

1.01    Certain Defined Terms                                   2
1.02    Other Interpretive Provisions                          34
1.03    Accounting Principles                                  35
1.04    Currency Equivalents Generally                         35

                           ARTICLE II
                          THE CREDITS

2.01    Amounts and Terms of Commitments                       35
        (a)  Term Credit                                       35
        (b)  Tranche A Revolving Credit                        35
        (c)  Tranche B Revolving Credit                        36
        (d)  Swing Line Credit                                 36
2.02    Loan Accounts                                          36
2.03    Procedure for Borrowing                                37
        (a)  Domestic Loans                                    37
        (b)  Swing Line Loans                                  38
        (c)  Tranche A Revolving Loans                         39
2.04    Conversion and Continuation Elections                  40
        (a)  Domestic Loans                                    40
        (b)  Tranche A Revolving Loans                         42
2.05    Utilization of Tranche A Revolving Commitment in
           OffshoreCurrencies                                . 43
2.06    Voluntary Termination or Reduction of Commitments      43
2.07    Optional Prepayments                                   44
        (a)  Domestic Loans                                    44
        (b)  Swing Line Loans                                  44
        (c)  Tranche A Revolving Loans                         45
2.08    Currency Exchange Fluctuations, etc.                   45
2.09    Repayment and Mandatory Prepayments; Cash
          Collateralization                                    45
        (a)  Repayment of the Term Credit                      45
        (b)  Repayment of the Tranche B Revolving Credit and
               Swing Line Credit                               46
        (c)  Repayment of the Tranche A Revolving Credit       46
        (d)  Mandatory Prepayments; Cash Collateralization     46
2.10    Interest                                               46
        (a)  Domestic Loans and Swing Line Loans               47
        (b)  Tranche A Revolving Loans                         47
        (c)  Default Interest, etc                             47

2.11    Fees                                                   48
        (a)  Arrangement, Agency Fees                          48
        (b)  Commitment Fees                                   48
2.12    Computation of Fees and Interest                       49
2.13    Payments by the Borrowers                              49
2.14    Payments by the Domestic Banks to the Agent            50
2.15    Sharing of Payments, Etc.                              51
2.16    Extension of Tranche A Revolving Loan Commitment
        Termination Date and Maturity Date.                    51

                          ARTICLE III
                     THE LETTERS OF CREDIT

3.01    The Letter of Credit Subfacility.                      52
3.02    Issuance, Amendment and Renewal of Letters of Credit   53
3.03    Risk Participations, Drawings and Reimbursements       55
3.04    Repayment of Participations                            57
3.05    Role of the Issuing Bank                               57
3.06    Obligations Absolute                                   58
3.07    Cash Collateral Pledge                                 59
3.08    Letter of Credit Fees                                  59
3.09    Utilization of L/C Commitment in Offshore Currencies   59
3.10    Uniform Customs and Practice                           60

                           ARTICLE IV
             TAXES, YIELD PROTECTION AND ILLEGALITY

4.01    Taxes                                                  60
4.02    Illegality                                             63
4.03    Increased Costs and Reduction of Return                64
4.04    Funding Losses                                         65
4.05    Inability to Determine Rates                           65
        (a)  Domestic Loans                                    65
        (b)  Tranche A Revolving Loans                         66
4.06    Reserves on Loans                                      66
4.07    Substitution of Banks                                  66
4.08    Change Lending Office                                  67
4.09    Survival                                               67

                           ARTICLE V
                      CONDITIONS PRECEDENT

5.01    Conditions of Initial Credit Extensions                67
        (a)  Credit Agreement and Notes                        67
        (b)  Resolutions; Incumbency                           67
        (c)  Organization Documents; Good Standing             67
        (d)  Legal Opinions                                    68
        (e)  Payment of Fees                                   68
        (f)  Certificate                                       68
        (g)  Financial Information, etc.                       69
        (h)  Consummation of the American Optical Acquisition  69
        (i)  Payment of Outstanding Indebtedness, etc.         70
        (j)  Subordinated Debt Agreement                       70
        (k)  Solvency Certificate                              70
        (l)  Compliance Certificate                            70
        (m)  Tranche A Revolving Supplement Agreements         70
        (n)  Other Documents                                   70
5.02    Conditions to All Credit Extensions                    70
        (a)  Continuation of Representations and Warranties    70
        (b)  No Existing Default                               71
        (c)  Domestic Loans; Notice of Borrowing               71
        (d)  Tranche A Revolving Loan; Notice of
             Borrowing and Tranche A Revolving
             Supplement Agreement                              71
        (e)  Certain Additional Conditions Relating to
             the Tranche A Revolving Loans                     71
        (f)  Letters of Credit                                 71
5.03    Conditions to Subsequently Executed Tranche A Revolving
          Supplement Agreements                                71

                           ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES

6.01    Corporate Existence and Power                          72
6.02    Corporate Authorization; No Contravention              72
6.03    Governmental Authorization                             73
6.04    Binding Effect                                         73
6.05    Litigation                                             73
6.06    No Default                                             73
6.07    ERISA Compliance                                       73

6.08    Use of Proceeds; Margin Regulations                    74
6.09    Title to Properties                                    74
6.10    Taxes                                                  75
6.11    Financial Condition                                    75
6.12    Environmental Matters                                  75
6.13    Regulated Entities                                     75
6.14    Copyrights, Patents, Trademarks and Licenses, etc.     75
6.15    Subsidiaries                                           76
6.16    Insurance                                              76
6.17    Swap Obligations                                       76
6.18    Subordinated Notes                                     76
6.19    Full Disclosure                                        77
6.20    Solvency                                               77

                          ARTICLE VII
                     AFFIRMATIVE COVENANTS

7.01    Financial Statements                                   77
7.02    Certificates; Other Information                        78
7.03    Notices                                                78
7.04    Preservation of Corporate Existence, Etc               79
7.05    Maintenance of Property                                80
7.06    Insurance                                              80
7.07    Payment of Obligations                                 80
7.08    Compliance with Laws                                   81
7.09    Compliance with ERISA                                  81
7.10    Inspection of Property and Books and Records           81
7.11    Environmental Laws                                     81
7.12    Use of Proceeds                                        81
7.13    Future Subsidiaries, Etc.                              82
7.14    Sola Optical S.A.                                      82

                          ARTICLE VIII
                       NEGATIVE COVENANTS

8.01    Limitation on Liens                                    83
8.02    Disposition of Assets                                  85
8.03    Consolidations and Mergers                             86
8.04    Loans and Investments                                  86
8.05    Limitation on Indebtedness                             88

8.06    Transactions with Affiliates                           89
8.07    Use of Proceeds                                        89
8.08    Contingent Obligations                                 89
8.09    Lease Obligations                                      90
8.10    Restricted Payments                                    90
8.11    ERISA                                                  91
8.12    Financial Condition.                                   91
        (a)  Leverage Ratio                                    91
        (b)  Fixed Charge Coverage Ratio                       92
        (c)  Net Worth                                         92
8.13    Change in Business                                     92
8.14    Accounting Changes                                     92
8.15    Modification of Certain Documents                      92
8.16    Negative Pledges, Restrictive Agreements, etc          92
8.17    No Designated Senior Indebtedness                      93

                           ARTICLE IX
                       EVENTS OF DEFAULT

9.01    Event of Default                                       93
        (a)  Non-Payment                                       93
        (b)  Representation or Warranty                        93
        (c)  Specific Defaults                                 94
        (d)  Other Defaults                                    94
        (e)  Cross-Default                                     94
        (f)  Insolvency; Voluntary Proceedings                 94
        (g)  Involuntary Proceedings                           95
        (h)  ERISA                                             95
        (i)  Monetary Judgments                                95
        (j)  Guarantor Defaults                                95
        (k)  Change of Control                                 95
        (l)  Subordinated Notes                                96
9.02    Remedies                                               96
9.03    Rights Not Exclusive                                   96

                           ARTICLE X
                           THE AGENT

10.01   Appointment and Authorization; "Agent"                 97
10.02   Delegation of Duties                                   97

10.03   Liability of Agent                                     97
10.04   Reliance by Agent                                      98
10.05   Notice of Default                                      98
10.06   Credit Decision                                        98
10.07   Indemnification of Agent                               99
10.08   Agent in Individual Capacity                           99
10.09   Successor Agent                                       100

                           ARTICLE XI
                         MISCELLANEOUS

11.01   Amendments and Waivers                                100
11.02   Notices                                               102
11.03   No Waiver; Cumulative Remedies                        102
11.04   Costs and Expenses                                    103
11.05   Borrowers' Indemnification                            103
11.06   Payments Set Aside                                    103
11.07   Successors and Assigns                                103
11.08   Assignments, Participations, etc.                     105
11.09   Guaranty of the Borrowers and Subsidiary Guarantors   105
        (a)  Guaranty                                         106
        (b)  Acceleration of Guarantees                       106
        (c)  Guarantees Absolute                              108
        (d)  Reinstatement, etc                               108
        (e)  Waiver of Diligence, etc                         108
        (f)  Waiver of Subrogation                            108
        (g)  Intercompany Subordinated Indebtedness           109
        (h)  Release                                          109
11.10   Confidentiality                                       110
11.11   Set-off                                               110
11.12   Notification of Addresses, Lending Offices, Etc.      111
11.13   Counterparts                                          111
11.14   Severability                                          111
11.15   No Third Parties Benefited                            111
11.16   Governing Law and Jurisdiction                        111
11.17   Waiver of Jury Trial                                  112
11.18   Judgment                                              112
11.19   Entire Agreement                                      112
11.20   Change in Law                                         112
11.21   Co-Agents                                             113

SCHEDULES

Schedule 2.01            Commitments
Schedule 3.02(a)         Existing Letters of Credit
Schedule 6.03            Governmental Authorizations
Schedule 6.05            Litigation
Schedule 6.07            ERISA
Schedule 6.11            Permitted Liabilities
Schedule 6.14            Intellectual Property
Schedule 6.15(a)         Subsidiaries
Schedule 6.15(b)         Minority Interests
Schedule 6.15(c)         Significant Subsidiaries
Schedule 8.01            Permitted Existing Liens
Schedule 8.05(a)         Permitted Existing Indebtedness
Schedule 8.05(c)(i)      Indebtedness to be Paid on Closing Date
Schedule 8.05(c)(ii)     Indebtedness to be Paid Post-Closing
                         Date
Schedule 8.05(d)         Existing Indebtedness
Schedule 8.08(c)         Contingent Obligations
Schedule 8.09(a)         Existing Leases
Schedule 11.02           Lending Offices; Payment Offices;
                         Addresses for Notices


ANNEXES

Annex 5.02(e)            Certain Additional Conditions Relating
                         to the Tranche A Revolving Loans


EXHIBITS

Exhibit A-1              Form of Notice of Borrowing (Domestic Loans)
Exhibit A-2              Form of Notice of Borrowing (Swing Line Loans)
Exhibit A-3              Form of Notice of Borrowing (Tranche A
                         Revolving Loans)
Exhibit B-1              Form of Notice of Conversion/Continuation
                         (Domestic Loans)
Exhibit B-2              Form of Notice of Conversion/Continuation
                         (Tranche A Revolving Loans)
Exhibit C                Form of Compliance Certificate
Exhibit D-1              Form of Legal Opinion of New York Counsel to
                         the Borrowers
Exhibit D-2              Form of Legal Opinion of Foreign Counsel to
                         the Borrowers
Exhibit E                Form of Assignment and Acceptance
Exhibit F-1              Form of Tranche A Revolving Note
Exhibit F-2              Form of Tranche B Revolving Note
Exhibit F-3              Form of Term Loan Note
Exhibit F-4              Form of Swing Line Note

Exhibit G                Form of Tranche A Extension Request
Exhibit H                Form of Joinder in Credit Agreement
Exhibit I                Form of Solvency Certificate
Exhibit J                Form of Tranche A Revolving Supplement
                         Agreement
Exhibit K                Form of Closing Date Certificate

                 MULTICURRENCY CREDIT AGREEMENT
                 -------------------------------

     This MULTICURRENCY CREDIT AGREEMENT is entered into, as of June 14, 1996, among Sola International Inc., a Delaware corporation (the "Company"), Sola International Holdings Ltd. (ACN007719708), a South Australian corporation, Sola Optical Holdings (U.K.) Limited, an English corporation, Sola Optical S.A., a French corporation, Sola Optical GmbH, a German corporation, Sola Hong Kong Limited, a Hong Kong corporation, Sola ADC Lenses Limited, an Irish corporation, Sola Optical Italia S.p.A., an Italian corporation, Sola Optical Japan Limited, a Japanese corporation, Sola Optical Singapore Pte. Ltd., a Singapore corporation (the Company, such other Persons (such capitalized term and all other capitalized terms used herein without being defined shall have the meanings provided for in Article I) and Sola Optical Taiwan Ltd., a Republic of China corporation, and American Optical Corporation International AG, a Switzerland corporation, after they become borrowers pursuant to
Section 7.13, as borrowers under the Tranche A Revolving Commitment are each referred to as a "Tranche A Revolving Borrower" and collectively as the "Tranche A Revolving Borrowers"), the Persons named on the signature pages hereof as Subsidiary Guarantors or from time to time added as parties hereto pursuant to Section 7.13 (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"), the several financial institutions from time to time party to this Agreement, including in their capacity as co-agents as herein provided (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent (in such capacity, the "Agent") for the Banks.

     WHEREAS,

          (a) the Tranche A Revolving Bank has agreed to make available to the Tranche A Revolving Borrowers a Tranche A Revolving Commitment pursuant to which Tranche A Revolving Loans in an aggregate outstanding principal Dollar Equivalent amount not to exceed $30,000,000 may be made from time to time prior to the Tranche A Revolving Commitment Termination Date;

          (b) the Tranche B Revolving Banks have agreed to make available to the Company a Tranche B Revolving Commitment pursuant to which Tranche B Revolving Loans in an aggregate principal amount not to exceed $120,000,000 may be made from time to time prior to the Tranche B Revolving Commitment Termination Date, such Tranche B Revolving Commitment to contain a sub-facility for Swing Line Loans in an aggregate principal amount not to exceed $5,000,000 and a sub-facility for Letters of Credit in an aggregate Dollar Equivalent amount not to exceed $10,000,000; and

          (c) the Term Loan Banks have agreed to make available to the Company a Term Loan Commitment pursuant to which Term
     Loans in an aggregate principal amount not to exceed
     $30,000,000 may be made on the Closing Date;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                           ARTICLE I
                          DEFINITIONS
                          -----------

     1.01 Certain Defined Terms. The following terms have the following meanings:

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Acquisition Prospect" means the business that is the subject of an Eligible Acquisition.

          "Affected Bank" has the meaning specified in Section
     4.07.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" has the meaning specified in the introductory clause hereto and includes any successor agent arising under
     Section 10.09.

          "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means this Multicurrency Credit Agreement.

          "Agreement Currency" has the meaning specified in
     Section 11.18.

          "American Optical" means American Optical Corporation, a Delaware corporation.

          "American Optical Acquisition" means the acquisition by the Company of certain assets of American Optical and related transactions, all as contemplated by the American
     Optical Purchase Agreement.

          "American Optical Purchase Agreement" means the
     Purchase Agreement, dated as of May 6, 1996, between the Company and American Optical.

          "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

          "Applicable Margin" means (a) with respect to the unpaid principal amount of each Base Rate Loan, the applicable percentage set forth in the table below in the column entitled "Applicable Margin for Base Rate Loans"; and
     (b) with respect to the unpaid principal amount of each LIBOR Rate Loan and Tranche A Revolving Loan that is a Fixed Rate Loan, the applicable percentage set forth in the table below in the column entitled "Applicable Margin for LIBOR Rate Loans and Tranche A Revolving Loans that are Fixed Rate Loans":

                     Applicable
                     Margin for
                  LIBOR Rate Loans
                   and Tranche A
    Leverage      Revolving Loans      Applicable
     Ratio         that are Fixed      Margin for    Commitment
                     Rate Loans     Base Rate Loans   Fee Rate
   * 3.00:1.00         1.125%            0.125%        0.300%
   * 2.50:1.00         0.750%             Zero         0.250%
       and
  ** 3.00:1.00
   * 2.00:1.00         0.675%             Zero         0.200%
       and
  ** 2.50:1.00
   * 1.50:1.00         0.600%             Zero         0.175%
       and
  ** 2.00:1.00
  ** 1.50:1.00         0.500%             Zero         0.150%
- -----------------
*   Greater than or equal to
**  Less than

          The Leverage Ratio used to compute the Applicable Margin and the Commitment Fee Rate shall be the Leverage Ratio set forth in the Compliance Certificate and relevant financial statements delivered by the Company to the Agent on the Closing Date pursuant to subsections 5.01(g) and (l) and, after the Closing Date, in the Compliance Certificate most recently delivered by the Company to the Agent pursuant to subsection 7.02(b) with respect to each fiscal quarter and the relevant financial statements relating to such fiscal quarter required to be delivered pursuant to Section
     7.01. If the Company shall fail to so deliver such Compliance Certificate and financial statements as required pursuant to such subsections, the Applicable Margin and Commitment Fee Rate shall conclusively be presumed to equal, from the date the Company was required to deliver such Compliance Certificate and related financial statements until the date three Business Days after the Company actually delivers to the Agent such Compliance Certificate and financial statements, the highest Applicable Margin and Commitment Fee Rate set forth in the above table. Any increase or decrease in the Applicable Margin and Commitment Fee Rate as a result of the delivery of a Compliance Certificate and related financial statements shall become effective three Business Days after the date of delivery of the same to the Agent. All of the above interest rates are at a per annum rate. Notwithstanding the foregoing, until December 31, 1996 the Applicable Margin and Commitment Fee Rate shall not, in any event, be less than those rates resulting from the Leverage Ratio being greater than or equal to 2.50:1.00 and less than 3.00:1.00. The Applicable Margin with respect to the unpaid principal amount of each Tranche A Revolving Loan that is a Floating Rate Loan shall be specified in each applicable Tranche A Revolving Supplement Agreement.

          "Arranger" means BA Securities, Inc., a Delaware corporation.

          "Assignee" has the meaning specified in subsection
     11.08(a).

          "Assignment and Acceptance" has the meaning specified in subsection 11.08(a).

          "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel, provided that fees of internal counsel for legal services provided by it shall not be duplicative of fees of external counsel for legal services provided by it.

          "Available Net Equity Proceeds" means, at any time, an amount equal to (a) the aggregate Net Equity Proceeds since the Closing Date minus (b) the aggregate amount of such Proceeds that, pursuant to a notice delivered prior to such time by the Company to the Agent, have been allocated by the Company pursuant to subsections 8.04(c), 8.05(l) and 8.10(vi), as the case may be, as therein provided; provided, however, that not more than 50% of the Net Equity Proceeds since the Closing Date shall be allocated to subsections 8.04(c) and 8.05(l).

          "Bank" has the meaning specified in the introductory clause hereto, and includes the Term Loan Banks, the Tranche A Revolving Bank, the Tranche B Revolving Banks, the Swing Line Bank and each Issuing Bank; for purposes of clarification only, to the extent that any Bank may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

          "Bankruptcy Code" means the Federal Bankruptcy Reform
     Act of 1978 (11 U.S.C. Section 101, et seq.).

          "Base Rate" means, for any day, the higher of:

               (a)  0.50% per annum above the latest Federal
          Funds Rate; and

                (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San
          Francisco, California, as its "reference rate."

     Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change. The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

          "Base Rate Loan" means a Domestic Loan or L/C Advance that bears interest based at the Base Rate.

          "BofA" means Bank of America National Trust and Savings
     Association, a national banking association.

          "Borrowers" means, collectively, the Tranche A
     Revolving Borrowers and the Company as borrower under the Tranche B Revolving Commitment, the Swing Line Commitment and the Term Loan Commitment.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to any Borrower on the same day by the Banks under
     Article II, and, in the case of LIBOR Rate Loans and Fixed Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

          "Business Day" means

          (a) any day other than a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco or, with respect to any Tranche A Revolving Loan, the applicable Lending Office of the Tranche A Revolving Bank are authorized or required by law to close;

          (b) with respect to disbursements and payments of any LIBOR Rate Loan or the determination of the LIBOR Rate, any day which is a Business Day described in subclause (a) and is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market; and

          (c) with respect to disbursements and payments of any Tranche A Revolving Loan, the determination of the utilization of the Tranche A Revolving Commitment, any change in any Offshore Sublimit Commitment Amount or the determination of the interest rate with respect to any Fixed Rate Loan or Floating Rate Loan, any day which is a Business Day described in subclause (a) and is also a day on which
     (i) the Tranche A Revolving Bank is open for business in the relevant Lending Office in which such Tranche A Revolving Loan has been or is to be made and (ii) dealings in the relevant Applicable Currency are carried on in the applicable interbank market in which disbursement of or payment in such Applicable Currency will be made or received hereunder.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other
     Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Tranche B Revolving Banks, as collateral for the L/C Obligations, cash or deposit account balances (not situated in Australia) pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Tranche B Revolving Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, as security for the L/C Obligations and for the benefit of the Agent, the Issuing Bank and the Tranche B Revolving Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

          "Cash Equivalents" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after the date of issuance, issued or guaranteed by the United States Government (or any agency or instrumentality thereof);

          (b) commercial paper, maturing not more than nine months from the date of issuance and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors
     Service, Inc., which is issued by

               (i) a corporation (other than an Affiliate of the Company or any Subsidiary) organized under the laws of any State of the United States or of the District of Columbia, or

               (ii) any Bank or any Affiliate thereof; or

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by a (i) Bank or (ii) any bank organized under the laws of the United States (or any State thereof), Canada, Japan or any State that is a member of the European Economic Community and which has (x) a credit rating of Aa or better from Moody's Investor Services, Inc. or a comparable rating from Standard & Poor's Corporation and (y) a combined capital and surplus and undivided profits of not less than $250,000,000 (or equivalent); or

          (d) any repurchase agreement entered into with any Bank or any commercial banking institution of the stature referred to in subsection (c)(ii) and which

               (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

          "Change of Control" means the occurrence at any time of

          (a) the direct or indirect acquisition (as a result of a purchase, acquisition, merger, consolidation or otherwise) by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares (voting as a single class) of common stock of the Company;

          (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office (who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

          (c) the failure of any Borrower (other than the Company) to be a Wholly-Owned Subsidiary of the Company, all the shares of capital stock of which shall be owned beneficially by the Company free and clear of all Liens; provided, that if any such Borrower is the subject of a Permitted Disposition pursuant to Section 8.02 or subsection 8.03(b)(i), the failure of such Borrower to be a Wholly-Owned Subsidiary of the Company shall not result in the occurrence of a Change of Control if, on or prior to the consummation of such Permitted Disposition, such Borrower repays in full in cash of all of its Obligations outstanding hereunder; or

          (d) the occurrence of a "Change in Control", as such term is defined in the Subordinated Debt Agreement.

          "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all the Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment). The initial Credit Extensions hereunder shall be made on the Closing Date.

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Commitment" means,

          (a)  relative to any Bank, such Bank's Tranche A
     Revolving Commitment, Tranche B Revolving Commitment, Term
     Loan Commitment, Swing Line Commitment and/or L/C
     Commitment; and

          (b)  relative to all the Banks, the Tranche A Revolving
     Commitment, Tranche B Revolving Commitment, Term Loan
     Commitment, Swing Line Commitment and L/C Commitment of all the Banks.

          "Company" has the meaning specified in the introductory clause hereto.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Commitment Fee Rate" means the applicable percentage set forth below the column entitled "Commitment Fee Rate" in the table in the definition of "Applicable Margin".

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which

          (a)  under subsection 2.04(a), the Company (i) converts
     Domestic Loans of one Type to another Type, or (ii) continues as Domestic Loans of the same Type, but with a new
     Interest Period, Domestic Loans having Interest Periods expiring on such date; and

          (b) under subsection 2.04(b), the relevant Tranche A Revolving Borrower (i) converts Tranche A Revolving Loans of one Type to another Type, or (ii) continues as Tranche A Revolving Loans of the same Type, but with a new Interest Period, Tranche A Revolving Loans having Interest Periods expiring on such date.

          "Credit Extension" means, in accordance with the terms hereof,

               (a)  the making of any Loans; and

               (b)  the Issuance of any Letters of Credit.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency, (i) with respect to the Tranche A Revolving Commitment, by the Tranche A Revolving Bank on the most recent Tranche A Revolving Computation Date, (ii) with respect to the L/C Commitment, by the relevant Issuing Bank on the most recent L/C Computation Date and (iii) with respect to all other matters (including with respect to any action taken by the Majority Banks) by the Agent from time to time.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Domestic Bank" means each Term Loan Bank and Tranche B
     Revolving Bank.

          "Domestic Loans" means, collectively, the Terms Loans and Tranche B Revolving Loans.

          "Domestic Obligations" means all of the Obligations of the Company and each Domestic Subsidiary Guarantor.

          "Domestic Subsidiary" means each Subsidiary of the Company which is incorporated in any State of the United
     States or the District of Columbia.

          "Domestic Subsidiary Guarantor" means each Subsidiary
     Guarantor that is a Domestic Subsidiary.

          EBITDA" means, for any period, the sum (without duplication) of

          (a)  Net Income;

     plus

          (b) the amount deducted, in determining Net Income, representing amortization of assets (including amortization with respect to goodwill and all other intangible assets);

     plus

          (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of the Company and its Subsidiaries;

     plus

          (d) Interest Expense (including amortization of debt discount);

     plus

          (e) the amount deducted, in determining Net Income, representing depreciation of assets;

     plus

          (f) the amount deducted, in determining Net Income, of all non-recurring, non-cash charges;

     provided, however, that prior to the first four fiscal quarters following the consummation of any Permitted Acquisition or other Acquisition that has been approved by the Majority Banks (including the American Optical Acquisition for the period of four fiscal quarters following the Closing Date), EBITDA for such four fiscal quarter period shall be calculated by using both the historical EBITDA of the Acquisition Prospect for the fiscal quarters immediately prior to, and the actual EBITDA of the Acquisition Prospect for the fiscal quarters immediately following the consummation of, any such Acquisition (i.e., as of the consummation of any such Acquisition, use four fiscal quarters of historical EBITDA of the Acquisition Prospect; and as of the first, second and third fiscal quarter or quarters (as the case may be) immediately following consummation of any such Acquisition, use three, two and one fiscal quarters or quarter (as the case may be), respectively, of historical EBITDA of the Acquisition Prospect and one, two and three fiscal quarter or quarters (as the case may be), respectively, of actual EBITDA).

          "Eligible Acquisition" means an Acquisition (other than a Hostile Acquisition) by the Company or any Wholly-Owned
     Subsidiary of all or any part of the assets, shares or other equity interests in any Person.

          "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; or (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank,
     (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all domestic and foreign federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security
     Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and
     Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any written notice from the PBGC which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
     Section 4007 of ERISA, upon the Company or any ERISA
     Affiliate.

          "Eurodollar Reserve Percentage" has the meaning specified in the definition of "LIBOR Rate".

          "Event of Default" means any of the events or circumstances specified in Section 9.01.

          "Exchange Act" means the Securities Exchange Act of
     1934, and regulations promulgated thereunder.

          "Existing Credit Documents" means, collectively, the Amended and Restated Credit Agreement, dated as of March 2, 1995, among the Company, the lenders named therein and The Bank of Nova Scotia, as agent for such lenders, and the Loan Documents (as therein defined).

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in subsection
     2.11(a).

          "Fixed Charge Coverage Ratio" means, at the end of any fiscal quarter, the ratio computed for the period of four consecutive fiscal quarters ending as of the close of such fiscal quarter of:

          (a)  the excess, if any, of

               (i)  EBITDA;

     over

               (ii) the aggregate amount of all capital
                    expenditures made by the Company and the Subsidiaries during such period;

     to

          (b)  the sum of

               (i)  Interest Expense during such period;

     plus

               (ii) all scheduled payments of principal of Funded
                    Debt (including scheduled payments of the Term Loans pursuant to subsection 2.09(a)) during such period;

     plus

               (iii)     all cash dividends paid on preferred
                    stock of the Company during such period;

     provided, however, that:

          (A) EBITDA of each Acquisition Prospect (including American Optical) that is the subject of a Permitted Acquisition (including the American Optical Acquisition) or other Acquisition that has been approved by the Majority Banks shall be calculated as provided in the proviso to the definition of EBITDA;

          (B) for the first three fiscal quarters following the Closing Date, capital expenditures shall equal the greater of (x) $29,000,000 and (y) the actual amount of capital expenditures that have been made by the Company and the Subsidiaries; and

          (C) for the first three fiscal quarters following the Closing Date, Interest Expense and cash dividends on preferred stock shall be based upon the amount of the same in the number of full fiscal quarters since the Closing Date, with the results to be annualized.

          "Fixed Rate Loan" means any fixed rate of interest which, as agreed to by the Tranche A Revolving Bank and the applicable Tranche A Revolving Borrower in a Tranche A Revolving Supplement Agreement, accrues with respect to any Tranche A Revolving Loan.

          "Floating Rate Loan" means any floating rate of interest which, as agreed to by the Tranche A Revolving Bank and the applicable Tranche A Revolving Borrower in any Tranche A Revolving Supplement Agreement, accrues with respect to any Tranche A Revolving Loan.

          "Foreign Borrower" means each Tranche A Revolving
     Borrower other than the Company.

          "Foreign Obligations" means all of the Obligations of each Foreign Borrower and each Foreign Subsidiary Guarantor.

          "Foreign Subsidiary" means each Subsidiary of the Company which is incorporated in a jurisdiction other than any State of the United States or the District of Columbia.

          "Foreign Subsidiary Guarantor" means each Subsidiary
     Guarantor that is a Foreign Subsidiary.

          "FRB" means the Board of Governors of the Federal
     Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Funded Debt" means, without duplication, any Indebtedness of the Company and the Subsidiaries at the time of calculation thereof of the nature referred to in subclauses (a) through (f) of the definition of "Indebtedness" and all Guaranty Obligations in respect of any such Indebtedness, including, without limitation, (a) all Indebtedness under this Agreement and the Subordinated Debt Agreement and (b) the current portion of any preferred stock of the Company and the Subsidiaries that is subject to mandatory redemption in accordance with the terms thereof.

          "FX Trading Office" means the Foreign Exchange Trading
     Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

          "Further Taxes" means any and all present or future domestic and foreign taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination , except that for purposes of determining compliance with the financial covenants contained in Section 8.12 (and related defined terms), GAAP applied in the preparation of the financial statements referred to as subsection 5.01(g)(i) shall be used.

          "Governmental Authority" means any domestic or foreign nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

          "Honor Date" has the meaning specified in subsection
     3.03(b).

          "Hostile Acquisition" means an Acquisition involving a tender offer or proxy contest that has not been recommended or approved by the Board of Directors of the Person that is the subject of such Acquisition prior to the first public announcement or disclosure by the Company in any way relating to such Acquisition.

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money (including, without limitation, amounts outstanding hereunder and pursuant to the Subordinated Debt Agreement);
     (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in subclauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in subclauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member (except to the extent that by operation of law or by the express terms of the relevant partnership, joint venture or limited liability company agreement or instrument governing such Indebtedness the liabilities with respect to such Indebtedness are completely without recourse to such Person).

          "Indemnified Liabilities" has the meaning specified in
     Section 11.05.

          "Indemnified Person" has the meaning specified in
     Section 11.05.

          "Independent Auditor" has the meaning specified in subsection 7.01(a).

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Intercompany Subordinated Indebtedness" has the meaning specified in subsection 11.09(g).

          "Interest Expense" means, for any period, the aggregate consolidated interest expenses of the Company and the Subsidiaries for such period, as determined in accordance with GAAP, including, without limitation, (a) commitment fees that are payable with respect to the unutilized portion of the Commitments, (b) fees payable with respect to Surety Instruments and (c) the portion of capitalized lease liabilities allocable to interest expenses, in each case paid as payable during such period.

          "Interest Payment Date" means, as to any Domestic Loan and Swing Line Loan, the last day of each Interest Period applicable to each LIBOR Rate Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means

          (a) as to any LIBOR Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

               (iii)     no Interest Period for any LIBOR Rate
          Loan shall extend beyond the applicable Maturity Date for such Loan; and

               (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by (x) Base Rate Loans or (y) LIBOR Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

          (b) as to any Fixed Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Fixed Rate Loan, and ending on the date selected by the relevant Tranche A Revolving Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

               (i) no Interest Period for any Fixed Rate Loan shall extend beyond the applicable Maturity Date for such Loan; and

               (ii) all Interest Periods pertaining to a Fixed
     Rate Loan shall be subject to the terms of the applicable
     Tranche A Revolving Supplement Agreement.

          "Investments" has the meaning specified in Section
     8.04.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms
     "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder and any other Bank approved by the Company and the Agent to act as Issuer of one or more Letters of Credit, together, in each case, with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

          "Joinder in Credit Agreement" means a Joinder in Credit
     Agreement delivered pursuant to Section 7.13, substantially in the form of Exhibit H.

          "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of the Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Judgment Currency" has the meaning specified in
     Section 11.18.

          "Law Change" has the meaning specified in subsection
     4.01(g).

          "L/C Advance" means each Tranche B Revolving Bank's participation in any L/C Borrowing in accordance with its Tranche B Revolving Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Tranche B Revolving Loans under subsection 3.03(c).

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Tranche B Revolving Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III. The L/C Commitment is a sub-facility of the Tranche B Revolving Commitment and is not an additional commitment that is separate and apart from the Tranche B Revolving Commitment. Letters of Credit may be denominated in any Applicable Currency.

          "L/C Commitment Amount" means $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.06, provided that at no time shall the aggregate Dollar Equivalent amount of Letters of Credit denominated in Offshore Currencies exceed $5,000,000. The L/C Commitment Amount is a sub-facility of the Tranche B Revolving Commitment Amount and, accordingly, (a) the aggregate Dollar Equivalent amount of L/C Obligations plus (b) the aggregate principal amount of Tranche B Revolving Loans and Swing Line Loans shall not at any time exceed the Tranche B Revolving Commitment Amount.

          "L/C Computation Date" has the meaning provided for in subsection 3.09(a).

          "L/C Obligations" means on any date the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the Dollar Equivalent amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings, minus (c) the aggregate amount of all Cash Collateralization, after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lending Office" means

          (a) in the case of the Domestic Loans that accrue interest at the (i) Base Rate, the "Domestic Lending Office" of each Domestic Bank set forth on Schedule 11.02 and (ii) LIBOR Rate, the "LIBOR Lending Office" of each Domestic Bank set forth on Schedule 11.02, or such other address as the Agent may from time to time specify in accordance with
     Section 11.02;

          (b) in the case of the Tranche A Revolving Loans (i) of any Foreign Borrower denominated in Dollars or in any Offshore Currency (whether or not it is a Fixed Rate Loan or Floating Rate Loan), the "Offshore Lending Office" of the Tranche A Revolving Bank with respect to each Offshore Currency as set forth on Schedule 11.02 and (ii) of the Company, the "Domestic Lending Office" of the Tranche A Revolving Bank set forth on Schedule 11.02, or such other address as the Tranche A Revolving Bank may from time to time specify in accordance with Section 11.02; and

          (c)  in the case of the Swing Line Loans the "Lending
     Office" of the Swing Line Bank set forth on Schedule 11.02, or such other address as the Swing Line Bank may from time to time specify in accordance with Section 11.02.

     Anything herein to the contrary notwithstanding, all Tranche A Revolving Loans to any Foreign Borrower shall only be made by the Offshore Lending Office of the Tranche A Revolving Bank that is located in the country where such Foreign Borrower borrows such Loans.

          "Letters of Credit" and "L/C" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article III.

          "Leverage Ratio" means, at the end of any fiscal quarter, the ratio of (a) Funded Debt as of the last day of such fiscal quarter to (b) EBITDA for the period of four consecutive fiscal quarters ending on the close of such fiscal quarter.

          "Leverage Ratio Requirement" has the meaning specified in subsection 8.10(vi).

          "LIBOR Rate" means, for any Interest Period, with respect to any Domestic Loan comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

     LIBOR Rate =                 LIBOR
                  -------------------------------------
                  1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest Period with respect to a Domestic Loan the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates of interest per annum at which Dollar deposits in the approximate amount of the amount of the Domestic Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered to BofA's Offshore Lending Office in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     The LIBOR Rate shall be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "LIBOR Rate Loan" means a Domestic Loan that bears interest based on the LIBOR Rate.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or "precautionary" Uniform Commercial Code financing statements filed by the lessor in connection therewith.

          "Loan" means an extension of credit by a Bank to any Borrower under Article II or Article III, and may be (a) an L/C Advance, (b) in the case of any Domestic Loan, a Base Rate Loan or a LIBOR Rate Loan, or (c) in the case of any Tranche A Revolving Loan, a Fixed Rate Loan or a Floating Rate Loan (each, a "Type" of Loan), and includes any Tranche A Revolving Loan, Term Loan, Swing Line Loan and Tranche B Revolving Loan.

          "Loan Documents" means this Agreement, any Notes, the Fee Letter, each Tranche A Revolving Supplement Agreement, each Tranche A Extension Request, each Joinder in Credit Agreement, each L/C Related Document and all other documents delivered to the Agent or any Bank in connection herewith.

          "Majority Banks" means at any time one or more Banks then holding in excess of 51% (a) of the sum of (i) the Commitments and (ii), if the Term Loan Commitment has been terminated, the aggregate unpaid principal amount of the Term Loans or (b) if all the Commitments have been terminated, the aggregate unpaid principal amount of the Loans and L/C Obligations.

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Company and the Subsidiaries, taken as a whole, to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document.

          "Maturity Date" means the earlier of:

          (a) with respect to the Tranche A Revolving Loans, May 31, 1999, or, if extended by the Tranche A Revolving Bank pursuant to Section 2.16, the date to which it is so extended (which shall not, in any event, be later than May 31, 2001); provided, however, that the Tranche A Revolving Loans of any particular Tranche A Revolving Borrower will be due and payable (i) on any earlier maturity date to the extent provided for in each applicable Tranche A Revolving Supplement Agreement and (ii) in full on the day any such Tranche A Revolving Borrower (other than the Company) ceases to be a Wholly-Owned Subsidiary;

          (b)  with respect to the Domestic Loans and the Swing
     Line Loans, May 31, 2001; and

          (c) with respect to any Loan, the date on which such Loan becomes due and payable pursuant to the operation of
     Section 9.02.

          "Minimum Tranche" means, with respect to Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04,

          (a) in the case of Tranche A Revolving Loans, a minimum amount and multiple in excess thereof as may be specified in the relevant Tranche A Revolving Supplement
     Agreement;

          (b) in the case of Domestic Loans, $2,500,000 or any integral multiple of $1,000,000 in excess thereof; and

          (c) in the case of Swing Line Loans, $1,000,000 or any integral multiple of $500,000 in excess thereof.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Equity Proceeds" means the excess of

               (a)  the gross cash proceeds received by the
          Company from any issuance or sale of its capital stock
          (whether pursuant to a public offering or private offering)

     less

          the sum of

               (a)  all reasonable and customary fees and
          expenses with respect to legal, investment banking, brokerage and accounting and other professional fees and sales commissions and disbursements actually incurred in connection with such issuance or sale which have not been paid to Affiliates of the Borrower (except as permitted pursuant to Section 8.06), and

               (b) all taxes and other governmental costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such issuance or sale.

          "Net Income" means, for any period, all amounts
     (exclusive of all amounts in respect of extraordinary gains or losses) which, in accordance with GAAP, would be included as net income on the consolidated statements of income of the Company.

          "Net Worth" means, at any time, the sum of (a) all amounts (without duplication) which, in accordance with GAAP, would be included under shareholders' equity on the consolidated balance sheet of the Company, plus (b) all non-recurring, non-cash charges of the Company and the Subsidiaries arising as a result of the American Optical Acquisition; provided, however, that Net Worth shall be calculated without giving effect to any foreign currency translation adjustments.

          "Note" means, as the context may require, each Tranche
     A Revolving Note, Tranche B Revolving Note, Term Loan Note and/or Swing Line Note.

          "Notice of Borrowing" means

          (a)  a notice to be used with respect to the Domestic
     Loans in substantially the form of Exhibit A-1;

          (b)  a notice to be used with respect to the Swing Line
     Loans in substantially the form of Exhibit A-2; and

          (c)  a notice to be used with respect to the Tranche A
     Revolving Loans in substantially the form of Exhibit A-3.

          "Notice of Conversion/Continuation" means

          (a)  a notice to be used with respect to the Domestic
     Loans in substantially the form of Exhibit B-1; and

          (b)  a notice to be used with respect to the Tranche A
     Revolving Loans in substantially the form of Exhibit B-2.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Borrower or Subsidiary Guarantor to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Currency" means at any time French Francs, Deutsche Marks, Japanese Yen, Italian Lire, Hong Kong Dollars, Singapore Dollars, New Taiwan Dollars, Australian Dollars, United Kingdom Pounds Sterling, Swiss Francs and Irish Pounds.

          "Offshore Sublimit Commitment Amount" means, with respect to each Lending Office of the Tranche A Revolving Bank located in each country set forth below, the requirement that the sum of (a) the aggregate principal amount of the Loans denominated in Dollars made from each such Lending Office plus (b) the Dollar Equivalent of the aggregate principal amount of Loans denominated in the Offshore Currency made from each such Lending Office, shall not exceed the amount set forth opposite each such country set forth below:

          (a)  France:  $5,000,000;

          (b)  Germany:  $2,000,000;

          (c)  Japan:  $2,000,000;

          (d)  Italy:  $5,000,000;

          (e)  Hong Kong:  $2,000,000;

          (f)  Singapore:  $2,000,000;

          (g)  Taiwan:  $2,000,000;

          (h)  Australia:  $4,000,000;

          (i)  United Kingdom:  $2,000,000;

          (j)  Switzerland:  $1,000,000; and

          (k)  Ireland:  $3,000,000

     The Offshore Sublimit Commitment Amount is a sub-facility of the Tranche A Revolving Commitment and is not an additional commitment that is separate and apart from the Tranche A Revolving Commitment. Each reduction in the Tranche A Revolving Commitment Amount shall reduce, pro rata, each respective Offshore Sublimit Commitment Amount. The Company, acting for and on behalf of the Tranche A Revolving Borrowers, may (on not less than three nor more than five Business Days' prior notice to the Tranche A Revolving Bank and the Agent) re-allocate the various Offshore Sublimit Commitment Amounts among the respective Lending Offices of the Tranche A Revolving Bank, provided that (i) at no time shall the aggregate Dollar Equivalent amount of all the Offshore Sublimit Commitment Amounts exceed the Tranche A Revolving Commitment Amount and (ii) any prepayments required to be made pursuant to subsection 2.09(d)(ii) shall have been made prior to the effectiveness of each such reallocation. To the extent that, at any time, the aggregate sum of all the Offshore Sublimit Commitment Amounts is less than the Tranche A Revolving Commitment Amount (the "Unallocated Offshore Sublimit Commitment Amount"), the Company may make Borrowings of Dollars from the relevant Lending Office of the Tranche A Revolving Bank set forth on Schedule 11.02.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement.

          "Other Taxes" means any present or future domestic or foreign stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in subsection
     11.08(d).

          "Payment Office" means

          (a) in the case of payments on the Domestic Loans or other payments required to be paid by the Company to the Agent, the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify in accordance with Section 11.02;

          (b) in the case of payments on the Tranche A Revolving Loans or other payments required to be paid by the Tranche A Revolving Borrowers to the Tranche A Revolving Bank, the applicable Lending Office of the Tranche A Revolving Bank set forth on Schedule 11.02 where the relevant Tranche A Revolving Loans were made, or such other address as the Tranche A Revolving Bank may from time to time specify in accordance with Section 11.02; and

          (c) in the case of payments on the Swing Line Loans or other payments required to be paid by the Company to the Swing Line Bank, the Lending Office of the Swing Line Bank set forth on Schedule 11.02 or such other address as the Swing Line Bank may from time to time specify in accordance with Section 11.02.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Acquisition" means an Eligible Acquisition in which each of the following shall have been completed or certified by a Responsible Officer on terms in form and substance satisfactory to the Agent and the Majority Banks:

          (a) a certificate from the Responsible Officer certifying that or as to the following:

               (i) the business of the Acquisition Prospect is, taken as whole, substantially similar to the business of the Company and the Subsidiaries engaged in on the date hereof;

               (ii) the Person surviving the Eligible Acquisition is the Company or a Subsidiary of the Company;

               (iii)     immediately before and after giving
     effect to the Eligible Acquisition no Default or Event of Default shall have occurred and be continuing;

               (iv) the sources and uses of funds in connection with the Eligible Acquisition;

               (v)  the Eligible Acquisition is not a Hostile
     Acquisition; and

               (vi) the aggregate consideration paid and obligations assumed by the Company or any of its Wholly-
     Owned Subsidiary in connection with the Eligible Acquisition is less than $25,000,000;

          (b)  true and correct copies of

               (i) , if the aggregate consideration to be paid in connection with the Eligible Acquisition exceeds $2,500,000 and to the extent they are available,

                    (A)  audited consolidated and consolidating
     financial statements of the Acquisition Prospect for its three most recently ended fiscal years; and

                    (B) unaudited consolidated and consolidating financial statements from the end of the Acquisition
     Prospect's most recently ended fiscal year to the end of its most recently ended fiscal quarter;

               (ii) , if the aggregate consideration to be paid in connection with the Eligible Acquisition exceeds $2,500,000, a pro forma consolidated balance sheet, statement of income and cash flow and projections of the Company and the Subsidiaries after giving effect to the Eligible Acquisition and all the transactions contemplated thereby, for the period from the effective date of such Acquisition until the period ending four full fiscal quarters thereafter;

               (iii) a duly completed Compliance Certificate, on a pro forma basis after giving effect to the Eligible Acquisition and all the transactions contemplated thereby, with respect to the covenants set forth in Section 8.1.12, for the period from the effective date of the Eligible Acquisition until the period ending four full fiscal quarters thereafter; and

               (iv) each material written agreement relating to the Eligible Acquisition; and

          (c)  such other matters in connection with the Eligible
     Acquisition as may be reasonably requested by the Agent or the Majority Banks.

          "Permitted Disposition" means any sale, lease, transfer or other disposition of assets (including without limitation capital stock and receivables) of the Company or any of the Subsidiaries not otherwise permitted by subsections (a) through (e) of Section 8.02 or pursuant to subsection 8.03(b)(i), provided that (a) after giving effect to such disposition (i) not less than 50% of the aggregate consideration received for all such dispositions since the Closing Date shall be in the form of cash and (ii) the aggregate consideration received for all such dispositions since the Closing Date shall not exceed 15% of the Company's total assets and (b) both immediately before and after giving effect to each such disposition no Default or Event of Default shall have occurred and be continuing.

          "Permitted Liens" has the meaning specified in Section
     8.01.

          "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;"
     (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.01(a)).

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and which is a Pension Plan or a Multiemployer Plan.

          "Pro Rata Distribution Event" means the earlier to occur of (a) any event specified in subsection (f) or (g) of
     Section 9.01 (in the cases of subsection (g)(i) upon the expiration of the 60-day period mentioned therein) and (b) the date on which the Majority Banks instruct the Agent to exercise those remedies set forth in Section 9.02.

          "Pro Rata Share" means (a) prior to the occurrence and continuance of any Pro Rata Distribution Event, the Term Loan Pro Rata Share, the Tranche A Revolving Pro Rata Share, the Tranche B Revolving Pro Rata Share and the Swing Line Pro Rata Share, as the context may require, and (b) after the occurrence and during the continuance of any Pro Rata Distribution Event, with respect to each Bank a fraction (calculated as a percentage), the numerator of which equals the aggregate principal amount of all the Loans and L/C Obligations of such Bank and the denominator of which equals the aggregate principal amount of all the Loans and L/C Obligations of all the Banks; provided, however, that notwithstanding the occurrence of any Pro Rata Distribution Event, references to the Tranche B Revolving Pro Rata Share
     (i) in subsection 2.03(b) as it relates to the making of Tranche B Revolving Loans and the purchasing of risk participations by the Tranche B Revolving Banks in any outstanding Swing Line Loans and (ii) in Section 3.03 as it relates to the making of Tranche B Revolving Loans and L/C Advances and the purchasing of risk participations by the Tranche B Revolving Banks in the outstanding Letters of Credit, shall at all times refer to the meaning of such term as provided for in subclause (a) of this definition.

          "Refunded Swing Line Loans" has the meaning specified in subsection 2.03(b)(ii).

          "Replacement Notice" has the meaning specified in
     Section 4.07.

          "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any domestic or foreign law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer, the president, chief financial officer or treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Tranche A Revolving Bank to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Significant Subsidiary" means, at any date of determination, any Subsidiary (whether now existing or hereafter acquired or created) that, together with its Subsidiaries, (a) for the most recent fiscal year accounted for or would have accounted for, as the case may be, more than 3% of the consolidated revenues of the Company and the Subsidiaries during such fiscal year or (b) as of the end of the most recent fiscal year was or would have been, as the case may be, the owner of more than 3% of the consolidated assets of the Company and the Subsidiaries at the end of such fiscal year, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the tangible and intangible property of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

          "Subordinated Debt Agreement" means the Indenture, dated as of December 1, 1993, between the Company and the Subordinated Debt Trustee.

          "Subordinated Debt Trustee" means NationsBank N.A.
     (South) (formerly known as Nationsbank of Georgia, National
     Association), as trustee under the Subordinated Debt
     Agreement, together with its successors and assigns in such capacity.

          "Subordinated Note" means each 9 5/8% Senior
     Subordinated Note due 2003 of the Company that is issued pursuant to the Subordinated Debt Agreement.

          "Subordination Provisions" has the meaning specified in subsection 6.18.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Supplemental Subordinated Note Payment" has the meaning specified in subsection 8.10(vi).

          "Surety Instruments" means all letters of credit
     (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Subsidiary Guarantor" has the meaning specified in the introductory clause hereto.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subclause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

          "Swing Line Bank" means the Bank designated as such on
     Schedule 2.01 or pursuant to an Assignment and Acceptance.

          "Swing Line Commitment" means the commitment of the Swing Line Bank to make Swing Line Loans in an aggregate amount not to exceed the Swing Line Commitment Amount. The Swing Line Commitment is a sub-facility of the Tranche B Revolving Commitment and is not an additional commitment that is separate and apart from the Tranche B Revolving Commitment. Swing Line Loans shall only be made in Dollars.

          "Swing Line Commitment Amount" means $5,000,000, as such amount may be reduced from time to time pursuant to
     Section 2.06. The Swing Line Commitment Amount is a sub-facility of the Tranche B Revolving Commitment Amount and, accordingly, the (a) aggregate principal amount of Swing Line Loans and Tranche B Revolving Loans plus the (b) aggregate Dollar Equivalent amount of L/C Obligations shall not at any time exceed the Tranche B Revolving Commitment Amount.

          "Swing Line Loan" means each swing line loan made to the Company by the Swing Line Bank pursuant to subsection
     2.01(d).

          "Swing Line Note" means a promissory note, substantially in the form of Exhibit F-4, issued by the Company in favor of the Swing Line Bank pursuant to subsection 2.02(b).

          "Swing Line Pro Rata Share" means

          (a) with respect to the Swing Line Bank at all times other than as provided in the immediately following subclause (b), 100%; and

          (b) at all times after the Tranche B Revolving Banks have purchased risk participations in the Swing Line Loans as provided in subsection 2.03(b)(ii), the Tranche B Revolving Pro Rata Share of each Tranche B Revolving Bank.

          "Taxes" means any and all domestic and foreign present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, imposed or payable on or with respect to any payment made under this Agreement or any other Loan Document, excluding, in the case of each

     Bank and the Agent, respectively, franchise taxes and taxes imposed on or measured by its net income, receipts or capital.

          "Term Loan" means a term loan made to the Company by a Term Loan Bank pursuant to subsection 2.01(a), such loans to be made according to each Bank's Term Loan Pro Rata Share of the Term Loan Commitment Amount.

          "Term Loan Bank" means a Bank designated as such on
     Schedule 2.01 attached hereto or pursuant to an Assignment and Acceptance.

          "Term Loan Commitment" means, with respect to each Term Loan Bank, the commitment of such Bank to make Term Loans pursuant to subsection 2.01(a) to the Company, not to exceed its Term Loan Pro Rata Share of the Term Loan Commitment Amount. Term Loans shall only be made in Dollars.

          "Term Loan Commitment Amount" means, with respect to all the Term Loan Banks, $30,000,000.

          "Term Loan Note" means each of the promissory notes, substantially in the form of Exhibit F-3, issued by the Company in favor of each Term Loan Bank pursuant to subsection 2.02(b).

          "Term Loan Pro Rata Share" means, with respect to each Term Loan Bank, the percentage identified as such opposite the name of such Bank on Schedule 2.01 under the heading "Term Loan Pro Rata Share" (or, if such Bank is a party to an Assignment and Acceptance, the percentage identified as such opposite the name of such Bank in the most recent Assignment and Acceptance executed by such Bank).

          "Tranche A Extension Request" means an Extension
     Request delivered pursuant to Section 2.16, substantially in the form of Exhibit G.

          "Tranche A Revolving Bank" means the Bank designated as such on Schedule 2.01 or pursuant to an Assignment and Acceptance, and shall include for purposes of each Tranche A Revolving Supplement Agreement and any actions taken pursuant thereto each relevant Lending Office (including any branch, agency or other division or Affiliate of the Tranche A Revolving Bank acting through each such Lending Office) acting on behalf of the Tranche A Revolving Bank designated on Schedule 11.02 or pursuant to an Assignment and Acceptance.

          "Tranche A Revolving Borrowers" has the meaning specified in the introductory clause hereto. Without limiting the requirements of clause (c) of the definition of "Change of Control", if any Tranche A Revolving Borrower (other than the Company) ceases to be a Wholly-Owned Subsidiary at any time, such Borrower shall (a) be prohibited from making any additional Borrowings hereunder,
     (b) immediately repay in full in cash all of its Obligations outstanding hereunder and (c) upon acknowledgment by the Agent to the Company of the payment in full of all such Borrower's Obligations pursuant to the preceding clause (b) cease, automatically and without notice to or action by any Person, to be a Tranche A Revolving Borrower hereunder.

          "Tranche A Revolving Commitment" means, with respect to the Tranche A Revolving Bank, the commitment of such Bank to make Tranche A Revolving Loans pursuant to subsection 2.01(b) to the Tranche A Revolving Borrowers. Tranche A Revolving Loans may be made in any Applicable Currency.

          "Tranche A Revolving Commitment Amount" means the
     Dollar Equivalent of $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.06.

          "Tranche A Revolving Commitment Termination Date" means the earliest to occur of:

          (a)  the Maturity Date;

          (b)  the date on which the Tranche A Revolving
               Commitment of the Tranche A Revolving Bank shall be reduced to zero pursuant to Section 2.06; and

          (c)  the date of termination of the Tranche A Revolving
               Commitment pursuant to Section 9.02.

          "Tranche A Revolving Computation Date" has the meaning specified in subsection 2.05(a).

          "Tranche A Revolving Loan" means each tranche A revolving loan made to any Tranche A Revolving Borrower by the Tranche A Revolving Bank pursuant to Section 2.01(b).

          "Tranche A Revolving Note" means each of the promissory notes, substantially in the form of Exhibit F-1, issued by the Tranche A Revolving Borrowers in favor of the Tranche A
     Revolving Bank pursuant to subsection 2.02(b).

          "Tranche A Revolving Pro Rata Share" means, with respect to the Tranche A Revolving Bank, 100%.

          "Tranche A Revolving Supplement Agreement" means each agreement between each Tranche A Revolving Borrower and the Tranche A Revolving Bank to be used with respect to the Tranche A Revolving Loans and in substantially the form of Exhibit J.

          "Tranche B Revolving Bank" means a Bank designated as such on Schedule 2.01 attached hereto or pursuant to an Assignment and Acceptance.

          "Tranche B Revolving Commitment" means, with respect to each Tranche B Revolving Bank, the commitment of such Bank to make Tranche B Revolving Loans pursuant to subsection 2.01(c) to the Company, not to exceed its Tranche B Revolving Pro Rata Share of the Tranche B Revolving Commitment Amount. Tranche B Revolving Loans shall only be made in Dollars.

          "Tranche B Revolving Commitment Amount" means, with respect to all the Tranche B Revolving Banks, $120,000,000, as such amount may be reduced from time to time pursuant to
     Section 2.06.

          "Tranche B Revolving Commitment Termination Date" means the earliest to occur of:

          (a)  the Maturity Date;

          (b)  the date on which the Tranche B Revolving
               Commitment of all the Tranche B Revolving Banks shall be reduced to zero pursuant to Section 2.06;
               and

          (c)  the date of termination of the Tranche B Revolving
               Commitment pursuant to Section 9.02.

          "Tranche B Revolving Loan" means each tranche B revolving loan made to the Company by a Tranche B Revolving
     Bank pursuant to subsection 2.01(c), such loans to be made according to such Bank's Tranche B Revolving Pro Rata Share of the Tranche B Revolving Commitment Amount.

          "Tranche B Revolving Note" means each of the promissory notes, substantially in the form of Exhibit F-2, issued by the Company in favor of each Tranche B Revolving Bank pursuant to subsection 2.02(b).

          "Tranche B Revolving Pro Rata Share" means, with respect to each Tranche B Revolving Bank, the percentage identified as such opposite the name of such Bank on
     Schedule 2.01 under the heading "Tranche B Revolving Pro Rata Share" (or, if such Bank is a party to an Assignment and Acceptance, the percentage identified as such opposite the name of such Bank in the most recent Assignment and Acceptance executed by such Bank).

          "Type" has the meaning specified in the definition of "Loan."

          "Unallocated Offshore Sublimit Commitment Amount" has the meaning specified in the definition of "Offshore
     Sublimit Commitment Amount".

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "U.S. Person" means any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any State thereof or (iii) any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

          "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both. Unless the context otherwise clearly requires, references herein to a "Wholly-Owned Subsidiary" refers to a Wholly-Owned Subsidiary of the Company.

     1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii)     In the computation of periods of time
     from a specified date to a later specified date, the word
     "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their reasonable discretion."

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Banks, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" means any period of twelve consecutive calendar months ending on March 31st. References to a fiscal year with a number corresponding to any calendar year (e.g., "fiscal year 1996"), refers to the fiscal year ending during such calendar year. Reference to any fiscal quarter refers to a quarter of a fiscal year.

     1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


                           ARTICLE II
                          THE CREDITS
                           -----------

     2.01 Amounts and Terms of Commitments. The Banks agree to make Loans to the Borrowers in accordance with the Commitments described in this Section 2.01.

          (a)  Term Credit.   Each Term Loan Bank severally
agrees, on the terms and conditions set forth herein, to make to the Company a Term Loan on the Closing Date (and on no other or subsequent date) in an amount not to exceed such Bank's Term Loan Pro Rata Share of the Term Loan Commitment Amount. Immediately after the making of the Term Loans the Term Loan Commitment shall irrevocably terminate in its entirety. Amounts borrowed as Term Loans which are repaid or prepaid by the Company may not be reborrowed. All Term Loans shall be in Dollars.

          (b) Tranche A Revolving Credit. The Tranche A Revolving Bank agrees, on the terms and conditions set forth herein and in each applicable Tranche A Revolving Supplement Agreement, to make from time to time on any Business Day during the period from the Closing Date to the Tranche A Revolving Commitment Termination Date, Tranche A Revolving Loans to each Tranche A Revolving Borrower (as set forth in Schedule 11.02) in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the Tranche A Revolving Commitment Amount; provided, however, that, after giving effect to any Borrowing of Tranche A Revolving Loans, the aggregate principal Dollar Equivalent amount of the Tranche A Revolving Loans shall not exceed either (i) the Tranche A Revolving Commitment Amount or
(ii) the applicable Offshore Sublimit Commitment Amount. Tranche A Revolving Loans may be in any Applicable Currency. Within the limits of the Tranche A Revolving Commitment Amount and each Offshore Sublimit Commitment Amount, and subject to the other terms and conditions hereof and in each applicable Tranche A Revolving Supplement Agreement, each Tranche A Revolving Borrower may borrow under this subsection 2.01(b), prepay pursuant to
Section 2.07 and reborrow pursuant to this subsection 2.01(b).

          (c) Tranche B Revolving Credit. Each Tranche B Revolving Bank severally agrees, on the terms and conditions set forth herein, to make Tranche B Revolving Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Tranche B Revolving Commitment Termination Date, in an aggregate principal amount not to exceed at any time outstanding such Bank's Tranche B Revolving Pro Rata Share of the Tranche B Revolving Commitment Amount; provided, however, that, after giving effect to any Borrowing of Tranche B Revolving Loans, the (i) aggregate principal amount of all outstanding Tranche B Revolving Loans and Swing Line Loans plus the (ii) aggregate Dollar Equivalent amount of all L/C Obligations shall not exceed the Tranche B Revolving Commitment Amount. All Tranche B Revolving Loans shall be in Dollars. Within the limits of each Bank's Tranche B Revolving Commitment, and subject to other terms and conditions hereof, the Company may borrow under this subsection 2.01(c), prepay pursuant to Section 2.07 and reborrow pursuant to this subsection 2.01(c).

          (d) Swing Line Credit. The Swing Line Bank agrees, on the terms and conditions set forth herein, to make Swing Line Loans to the Company from time to time on any Business Day during the period from the Closing Date until the Tranche B Revolving Commitment Termination Date, in an aggregate principal amount not to exceed the Swing Line Commitment Amount; provided, however, that, after giving effect to any Borrowing of Swing Line Loans,
(i) the aggregate principal amount of all outstanding Swing Line Loans shall not exceed the Swing Line Commitment Amount and (ii) the (x) aggregate principal amount of all Swing Line Loans and Tranche B Revolving Loans plus the (y) aggregate Dollar Equivalent amount of all L/C Obligations shall not exceed the Tranche B Revolving Commitment Amount. All Swing Line Loans shall be in Dollars. Within the limits of the Swing Line Commitment Amount, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(d), prepay pursuant to Section 2.07 and reborrow pursuant to this subsection 2.01(d).

     2.02 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more loan accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be conclusive, absent manifest error, of the amount of the Loans, interest and payments thereon made by the Banks to each Borrower and the Letters of Credit Issued for the account of the Company. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Bank, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by each Borrower with respect thereto. Each such Bank is irrevocably authorized by each Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of any Borrower hereunder or under any such Note to such Bank.

     2.03 Procedure for Borrowing. Domestic Loans shall be made by the Domestic Banks in accordance with subsection 2.03(a), Swing Line Loans shall be made by the Swing Line Bank in accordance with subsection 2.03(b) and Tranche A Revolving Loans shall be made by the Tranche A Revolving Bank in accordance with subsection 2.03(c).

          (a) Domestic Loans. (i) Each Borrowing of Domestic Loans shall be made upon the Company's irrevocable written notice delivered to the Agent at its relevant Lending Office in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (x) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, and (y) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                    (B)  the requested Borrowing Date, which
               shall be a Business Day;

                    (C)  the Type of Loans comprising the
               Borrowing; and

                    (D)  the duration of the Interest Period
               applicable to such Domestic Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any LIBOR Rate Loans, such Interest Period shall be three months.

               (ii) The Agent shall, promptly after its receipt of any such Notice of Borrowing, notify each Domestic Bank of its receipt of such Notice of Borrowing and the amount of each such Domestic Bank's Pro Rata Share of the relevant Borrowing. Each Bank will make, in Same Day Funds, the amount of its Pro Rata Share of each Borrowing of Domestic Loans available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company by 11:00 a.m. (San Francisco time).

The proceeds of all such Loans will then be made available by the Agent, in like funds as received by the Agent, to the Company by wire transfer in accordance with the written instructions provided to the Agent by the Company.

               (iii)     After giving effect to any Borrowing
pursuant to this subsection (a) and any continuation or conversion pursuant to subsection 2.04(a), unless the Agent shall otherwise consent, there may not be in effect more than five different Interest Periods for all the Domestic Loans.

          (b)  Swing Line Loans.   (i)  By telephonic notice to
the Agent and the Swing Line Bank on or before 9:00 a.m. (San Francisco time) on the Business Day the proposed Swing Line Loans are to be made (promptly followed by facsimile transmission to the Swing Line Bank and the Agent, not later than 1:00 p.m. (San Francisco time) on such Business Day, of a confirming Notice of Borrowing), the Company may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Bank in an aggregate amount which shall not be less than the Minimum Tranche. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBOR Rate Loans. Promptly following confirmation from the Agent to the Swing Line Bank that all the conditions for making a Swing Line Loan have been satisfied, the proceeds of each Swing Line Loan shall be made available by the Swing Line Bank, by its close of business on the Business Day in which it receives such confirmation from the Agent, to the Company by wire transfer in accordance with the written instructions provided to the Swing Line Bank by the Company.

               (ii) If

               (A)  requested by the Swing Line Bank (as
          communicated to the Agent and the Company);

               (B) any Swing Line Loan is or will be outstanding on a date when the Company requests that a Tranche B
          Revolving Loan be made; or

               (C) any Default or Event of Default shall occur and be continuing,

each Tranche B Revolving Bank (other than the Swing Line Bank) irrevocably agrees that it will, promptly following notice from the Agent to the Tranche B Revolving Banks of the occurrence of any of the events referred to in the preceding subclauses (A) through (C) (which notice the Agent agrees to provide promptly for and on behalf of the Swing Line Bank), make a Tranche B Revolving Loan (which shall initially be funded as a Base Rate
Loan) in an amount equal to such Bank's Tranche B Revolving Pro Rata Share of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 9:00 a.m. (San Francisco time) on the first Business Day following the occurrence of one of the foregoing, each such Tranche B Revolving Bank shall deposit in an account specified by the Swing Line Bank the amount so requested in Same Day Funds and such funds shall be applied by the Swing Line Bank to repay the Refunded Swing Line Loans. At the time the aforementioned Tranche B Revolving Banks make the above-referenced Tranche B Revolving Loans, the Swing Line Bank shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Tranche B Revolving Loans in an amount equal to the Swing Line Bank's Tranche B Revolving Pro Rata Share of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Bank) of any Tranche B Revolving Loans pursuant to this subsection (ii), the amount so funded shall become outstanding under such Tranche B Revolving Bank's Tranche B Revolving Note and shall no longer be owed under the Swing Line Note. The Company hereby authorizes the Agent and the Swing Line Bank to charge the Company's accounts with the Agent and the Swing Line Bank in order to immediately pay the Swing Line Bank the amount of the Refunded Swing Line Loans to the extent the proceeds of the Tranche B Revolving Loans made by the Banks, including the Tranche B Revolving Loan deemed to be made by the Swing Line Bank, are not sufficient to repay in full the Refunded Swing Line Loans.

     If, as a result of any Insolvency Proceeding with respect to the Company or otherwise, the Tranche B Revolving Loans are not made pursuant to this subsection (ii) in an amount sufficient to repay any amounts owed to the Swing Line Bank in respect of any outstanding Swing Line Loans, each Tranche B Revolving Bank shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Tranche B Revolving Pro Rata Share of the unpaid amount together with accrued interest hereon. Upon one Business Day's notice from the Agent, acting for and on behalf of the Swing Line Bank, each such Tranche B Revolving Bank shall deliver to the Swing Line Bank an amount equal to its respective participation in Same Day Funds. In the event such Tranche B Revolving Bank fails to make available the amount of such Bank's participation as provided in this paragraph, the Swing Line Bank shall be entitled to recover such amount on demand from such Bank, together with the interest thereon at the rate customarily used by the Swing Line Bank for the correction of errors among banks, for two Business Days after such demand and thereafter at the Base Rate.

     All interest payable with respect to any Tranche B Revolving Loans made (or deemed made, in the case of the Swing Line Bank) pursuant to this subsection (ii) shall be appropriately adjusted to reflect the period in respect of which such Tranche B Revolving Loans were made. Each Tranche B Revolving Bank's obligation to make the Tranche B Revolving Loans referred to in this subsection (ii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default; (C) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (D) any breach of this Agreement or any other Loan Document by the Company, any Borrower, any Bank or the Agent; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (c) Tranche A Revolving Loans. (i) Each Borrowing of Tranche A Revolving Loans by any Tranche A Revolving Borrower shall be made , in an aggregate amount not less than the Minimum Tranche, pursuant to the terms of this Agreement and the applicable Tranche A Revolving Supplement Agreement between each such Tranche A Revolving Borrower and the Tranche A Revolving Bank. The terms of each such Tranche A Revolving Supplement

Agreement shall be determined by mutual agreement of the relevant Tranche A Revolving Borrower and the Tranche A Revolving Bank. All the documentation governing each Tranche A Revolving Loan shall contain an express acknowledgment that it is subject to the terms of this Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of any Tranche A Revolving Supplement Agreement, the terms of this Agreement shall prevail.

               (ii) Subject to the preceding subsection (i), each Borrowing of Tranche A Revolving Loans shall be made upon the relevant Tranche A Revolving Borrower's irrevocable written notice delivered to the Tranche A Revolving Bank at its relevant Lending Office in the form of a Notice of Borrowing (which notice must be received by the Tranche A Revolving Bank on the terms provided for in the relevant Tranche A Revolving Supplement Agreement), specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                    (B)  the requested Borrowing Date, which
               shall be a Business Day;

                    (C)  the Applicable Currency and Type of
               Loans comprising the Borrowing; and

                    (D)  the duration of the Interest Period
               applicable to such Fixed Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Fixed Rate Loans, such Interest Period shall be selected by the Tranche A Revolving Bank in accordance with terms of the relevant Tranche A Revolving Supplement Agreement.

          (iii) After giving effect to any Borrowing pursuant to this subsection (c) and any continuation or conversion pursuant to subsection 2.04(b), unless the Tranche A Revolving Borrower shall otherwise consent, there may not be in effect more than the maximum number of Interest Periods for Fixed Rate Loans specified in any applicable Tranche A Revolving Supplement Agreement.

     2.04 Conversion and Continuation Elections. Domestic Loans may be converted or continued into any other Type of Domestic
Loan in accordance with subsection 2.04(a) and Tranche A
Revolving Loans may be converted or continued into any other Type of Tranche A Revolving Loan in accordance with subsection
2.04(b).

          (a) Domestic Loans. (i) The Company may, upon irrevocable written notice to the Agent in accordance with subsection (ii) with respect to any Domestic Loan:

                    (A)  elect, as of any Business Day, in the
          case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any

          LIBOR Rate Loans, to convert any such Domestic Loans
          (or any part thereof in an amount not less than the Minimum Tranche) into Domestic Loans of any other Type;
          or

                    (B)  elect, as of the last day of the
          applicable Interest Period, to continue any Domestic
          Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum
          Tranche);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Domestic Loans as, and convert such Domestic Loans into, LIBOR Rate Loans shall terminate.

               (ii) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m.(San Francisco time) at least (x) three Business Days in advance of the Conversion/Continuation Date, if the Domestic Loans are to be converted into or continued as LIBOR Rate Loans, and (y) one Business Day in advance of the Conversion/Continuation Date, if the Domestic Loans are to be converted into Base Rate Loans, specifying:

                    (A)  the proposed Conversion/Continuation
               Date;

                    (B)  the aggregate amount of Domestic Loans
               to be converted or continued;

                    (C)  the Type of Domestic Loans resulting
               from the proposed conversion or continuation; and

                    (D)  other than in the case of conversions
               into Base Rate Loans, the duration of the requested Interest Period.

               (iii) If upon the expiration of any Interest Period applicable to any LIBOR Rate Loan the Company has failed to timely select a new Interest Period to be applicable to such LIBOR Rate Loan, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such LIBOR Rate Loan into a Base Rate Loan effective as of the expiration date of such Interest Period. In addition, no Base Rate Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.

               (iv) The Agent will promptly notify each relevant Domestic Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each relevant Domestic Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective Tranche B Revolving Pro Rata Share and Term Loan Pro Rata Share of each Domestic Bank.

          (b) Tranche A Revolving Loans. (i) Each Tranche A Revolving Borrower may, in accordance with the terms of its Tranche A Revolving Supplement Agreement with the Tranche A Revolving Bank, convert or continue, as the case may be, any Tranche A Revolving Loan of any Type to a Tranche A Revolving Loan of another Type.

               (ii) Subject to the preceding subsection (i), each Tranche A Revolving Borrower may, upon irrevocable written notice to the Tranche A Revolving Bank in accordance with subsection
(iii), with respect to any Tranche A Revolving Loan:

                    (A)  elect, as of any Business Day, in the
          case of Floating Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Fixed Rate Loans, to convert any such Tranche A Revolving Loans (or any part thereof in an amount not less than the Minimum Tranche) into Tranche A Revolving Loans of any other Type; or

                    (B)  elect, as of the last day of the
          applicable Interest Period, to continue any Tranche A Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Fixed Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the amount (if any) specified in the applicable Tranche A Revolving Supplement Agreement, such Fixed Rate Loans shall automatically convert into Floating Rate Loans (as provided in the applicable Tranche A Revolving Supplement Agreement), and on and after such date the right of the relevant Tranche A Revolving Borrower to continue such Tranche A Revolving Loans as, and convert such Tranche A Revolving Loans into, Fixed Rate Loans shall terminate.

               (iii)     Each Tranche A Revolving Borrower shall
deliver a Notice of Conversion/Continuation to be received by the Tranche A Revolving Bank, in the manner and on terms provided for in the relevant Tranche A Revolving Supplement Agreement, specifying:

                    (A)  the proposed Conversion/Continuation
               Date;

                    (B)  the aggregate amount and Applicable
               Currency of Tranche A Revolving Loans to be converted or continued;

                    (C)  the Type of Tranche A Revolving Loans
               resulting from the proposed conversion or continuation; and

                    (D)  other than in the case of conversions
               into Fixed Rate Loans, the duration of the requested Interest Period.

               (iv) If upon the expiration of any Interest Period applicable to any Fixed Rate Loan the relevant Tranche A
Revolving Borrower has failed to timely select a new Interest
Period to be applicable to such Fixed Rate Loan, or if any Default or Event of Default then exists, such Tranche A Revolving
Borrower shall be deemed to have elected to convert such

Fixed Rate Loan into a Floating Rate Loan, effective as of the expiration date of such Interest Period, in accordance with the terms of the applicable Tranche A Revolving Supplement Agreement. In addition, no Floating Rate Loan may be converted into a Fixed Rate Loan when any Default or Event of Default has occurred and is continuing.

     2.05 Utilization of Tranche A Revolving Commitment in Offshore Currencies. (a) The Tranche A Revolving Bank will determine and notify each applicable Tranche A Revolving Borrower of the Dollar Equivalent amount with respect to any Tranche A Revolving Loan that is denominated in any Offshore Currency as of
(i) each requested Borrowing Date, (ii) the last Business Day of each calendar month, (iii) the day any Offshore Currency Loan is redenominated pursuant to this Section 2.05, (iv) the day in which the Company proposes to readjust any Offshore Sublimit Commitment Amount pursuant to the definition thereof and (v) such other days as the Tranche A Revolving Bank or the Agent may select from time to time (each such date under subclauses (i) through (v), a "Tranche A Revolving Computation Date").

          (b)  In the case of a proposed Borrowing or
continuation or conversion of any Tranche A Revolving Loan that is denominated in any Offshore Currency the Tranche A Revolving Bank shall be under no obligation to make, continue or convert such Tranche A Revolving Loan in the requested Offshore Currency as part of such Borrowing or continuation or conversion if it cannot provide such Loans in the requested Offshore Currency, in which event the Tranche A Revolving Bank will give notice to the relevant Tranche A Revolving Borrower prior to the requested time of such Borrowing or Conversion/Continuation Date that the requested Offshore Currency is not then available. Upon receipt of such notice, the relevant Tranche A Revolving Borrower may revoke its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be. If the relevant Tranche A Borrower does not revoke its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, the Tranche A Revolving Bank shall make, continue or convert, as the case may be, a Tranche A Revolving Loan in the amount specified in such notice or request in an Applicable Currency and in such a Type as is selected by the Tranche A Revolving Bank.

          (c) If upon the expiration of any Interest Period applicable to any Fixed Rate Loan any Default or Event of Default shall have occurred and be continuing, each relevant Tranche A Revolving Borrower shall be deemed to have elected to convert such Fixed Rate Loan into a Floating Rate Loan, as provided in the applicable Tranche A Revolving Supplement Agreement, effective as of the expiration date of such Interest Period.

     2.06 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent and the Swing Line Bank (with respect to the Swing Line Commitment), in the case of the Term Loan Commitment, Tranche B Revolving Commitment, L/C Commitment and Swing Line Commitment, and five Business Days' notice to the Agent and the Tranche A Revolving Bank, in the case of the Tranche A Revolving Commitment, terminate the Commitments or permanently reduce (a) the Commitments (other than the Swing Line Commitment and L/C Commitment) by an aggregate minimum Dollar Equivalent amount of $2,500,000 or any Dollar Equivalent integral multiple of $1,000,000 in excess thereof or (b) the Swing Line Commitment and L/C Commitment by an aggregate minimum amount of $1,000,000 or any integral multiple of $500,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the then-outstanding principal Dollar Equivalent amount of Tranche A Revolving Loans would exceed the Tranche A Revolving Commitment Amount or (ii) the then (A) aggregate principal amount of Tranche B Revolving Loans and Swing Line Loans plus (B) the then aggregate Dollar Equivalent amount of all L/C Obligations would exceed the Tranche B Revolving Commitment Amount. Any reduction of the Tranche B Revolving Commitment Amount which reduces the Tranche B Revolving Commitment Amount below the then current amount of the Swing Line Commitment Amount or L/C Commitment Amount (including the $5,000,000 sublimit for Letters of Credit denominated in Offshore Currencies that is referred to in the definition of L/C Commitment Amount) shall result in an automatic and corresponding reduction of the Swing Line Commitment Amount and L/C Commitment Amount (including such sublimit), as the case may be, to the amount of the Tranche B Revolving Commitment Amount, as so reduced, without any further action on the part of the Company, the Agent, the Issuing Bank, the Swing Line Bank or otherwise. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.07 Optional Prepayments.   The Domestic Loans are subject
to optional prepayment pursuant to Section 2.07(a), the Swing Line Loans are subject to optional prepayment pursuant to Section 2.07(b) and the Tranche A Revolving Loans are subject to optional prepayment pursuant to Section 2.07(c).

          (a) Domestic Loans. Subject to Section 4.04, the Company may, at any time or from time to time, deliver to the Agent a notice of prepayment in accordance with Section 11.02 to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are LIBOR Rate Loans, and (ii) at least one Business Day in advance of the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date of such payment (which shall be a Business Day), the amount of such prepayment (which shall not be less than the Minimum Tranche) and whether such prepayment is of Base Rate Loans, LIBOR Rate Loans or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each relevant Bank thereof of such Bank's Pro Rata Share of such prepayment. The payment amount specified in such notice of prepayment shall be due and payable by the Company on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts requiredpursuant to Section 4.04. All prepayments of the Term Loans shall be applied pro rata to the remaining installments thereof.

          (b) Swing Line Loans. The Company may, at any time or from time to time, by telephone notice to the Swing Line Bank on or before 9:00 a.m. (San Francisco time) of the Business Day of the proposed prepayment (promptly followed by facsimile transmission to the Swing Line Bank and the Agent, not later than 1:00 p.m. (San Francisco time) on such Business Day, of a confirming notice), prepay in an aggregate amount not less than the Minimum Tranche, the Swing Line Loans. Such notice shall not thereafter be revocable. The payment specified in such notice of prepayment shall be due and payable by the Company on the date specified in such notice, together with accrued interest on the amount prepaid.

          (c)  Tranche A Revolving Loans.  Subject to Section
4.04 and the terms of the applicable Tranche A Revolving Supplement Agreement, the Company may, at any time or from time to time, deliver to the Tranche A Revolving Bank a notice of prepayment in accordance with Section 11.02 to be received by the Tranche A Revolving Bank not later than the time specified in such Tranche A Revolving Supplement Agreement. Such notice of prepayment shall specify the date of such prepayment (which shall be a Business Day), the amount of such prepayment (which shall not be less than the Minimum Tranche), the identity of the Loans to be prepaid and the Applicable Currency. Such notice shall not thereafter be revocable by the applicable Tranche A Revolving Borrower. The payment amount specified in such notice of prepayment shall be due and payable by the applicable Tranche A Revolving Borrower on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

     2.08 Currency Exchange Fluctuations, etc.  Subject to
Section 4.04, if on any Tranche A Revolving Computation Date the Tranche A Revolving Bank shall have determined that the aggregate Dollar Equivalent principal amount of the Tranche A Revolving Loans then outstanding exceeds the Tranche A Revolving Commitment Amount or any Offshore Sublimit Commitment Amount, due to a change in applicable rates of exchange between Dollars and Offshore Currencies or otherwise then the Tranche A Revolving Bank shall give notice to the relevant Tranche A Revolving Borrower, the Company and the Agent that a prepayment is required under subsection 2.09(d)(ii) and each Tranche A Revolving Borrower agrees thereupon to make prepayments of its Tranche A Revolving Loans such that (a) after giving effect to all such prepayments, the aggregate Dollar Equivalent amount of all Tranche A Revolving Loans does not exceed the Tranche A Revolving Commitment Amount and (b) after giving effect to the prepayments made by each such Tranche A Revolving Borrower, the aggregate Dollar Equivalent amount of all Tranche A Revolving Loans of each such Borrower does not exceed its Offshore Sublimit Commitment Amount.

     2.09 Repayment and Mandatory Prepayments; Cash
Collateralization. The Loans shall be subject to repayment and mandatory prepayment and the L/C Obligations shall be Cash
Collateralized in accordance with this Section 2.09.

          (a) Repayment of the Term Credit. The Company shall repay to the Term Loan Banks the Term Loans on each date as follows:

     PAYMENT DATE         AMOUNT
November 30, 1996        $1,875,000
May 31, 1997             $1,875,000
November 30, 1997        $2,812,500
May 31, 1998             $2,812,500


November 30, 1998        $2,812,500
May 31, 1999             $2,812,500
November 30, 1999        $3,750,000
May 31, 2000             $3,750,000
November 30, 2000        $3,750,000
May 31, 2001             $3,750,000


          (b)  Repayment of the Tranche B Revolving Credit and
Swing Line Credit. The Company shall repay in full the unpaid principal amount of the Tranche B Revolving Loans and Swing Line
Loans on the Maturity Date therefor.

          (c)  Repayment of the Tranche A Revolving Credit.  Each
Tranche A Revolving Borrower shall repay in full the unpaid principal amount of its Tranche A Revolving Loans on the Maturity
Date therefor.

          (d)  Mandatory Prepayments; Cash Collateralization.

               (i) The Company shall, on each Business Day when the sum of (x) the aggregate principal amount of Tranche B Revolving Loans and Swing Line Loans plus (y) the aggregate Dollar Equivalent amount of L/C Obligations exceeds the Tranche B Revolving Commitment Amount (including after giving effect to any reduction of the Tranche B Revolving Commitment Amount pursuant to Section 2.06), make a mandatory prepayment (after giving effect to any Cash Collateralization pursuant to subsection (iii)) of the Tranche B Revolving Loans and/or Swing Line Loans in an amount equal to such excess.

               (ii) Each Tranche A Revolving Borrower shall make a mandatory prepayment of its Tranche A Revolving Loans in the amounts and when and as required pursuant to
          Section 2.08 and, to the extent necessary, after giving effect to any reduction of the Tranche A Revolving Commitment pursuant to Section 2.06.

               (iii) If on any Business Day the aggregate amount of L/C Obligations exceeds the L/C Commitment Amount, the Company shall Cash Collateralize in Dollars on such Day the outstanding Letters of Credit in an aggregate amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment Amount.

     2.10 Interest. The Loans and other Obligations shall accrue interest as provided in this Section 2.10.

          (a) Domestic Loans and Swing Line Loans. (i) Subject to subsection 2.04(a), each Domestic Loan and Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to
(A) the LIBOR Rate or Base Rate, in the case of any Domestic Loan, and (B) the Base Rate, in the case of any Swing Line Loan, plus in each case the Applicable Margin.

               (ii) Interest on each Domestic Loan and Swing Line Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Domestic Loans and Swing Line Loans under Section 2.07 or 2.09 for the portion of the Domestic Loans or Swing Line Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (b) Tranche A Revolving Loans. (i) Subject to subsection 2.04(b), each Tranche A Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum set forth in the applicable Tranche A Revolving Supplement Agreement plus the Applicable Margin.

               (ii) Interest on each Tranche A Revolving Loan shall be paid at such times as provided in the applicable Tranche A Revolving Supplement Agreement. Interest shall also be paid on the date of any prepayment of the Tranche A Revolving Loans under
Section 2.07 or 2.09 for the portion of the Tranche A Revolving Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Tranche A Revolving Bank at the request or with the consent of the Majority Banks.

          (c) Default Interest, etc. (i) Notwithstanding subsections 2.10(a) and 2.10(b), after the date any principal amount of any Loan or reimbursement obligation with respect to any Letter of Credit is due and payable (whether upon the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Company or any other Borrower shall have become due and payable, each Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all of its outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for its Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%.

               (ii) Anything herein to the contrary
notwithstanding, the obligations of each Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event each Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

     2.11 Fees.  In addition to the fees to be paid pursuant to
Section 3.08 with respect to the Letters of Credit, the Borrowers shall pay the fees set forth in this Section 2.11.

          (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated March 29, 1996.

          (b)  Commitment Fees.  The Company and the Tranche A
Revolving Borrowers shall pay their respective commitment fees set forth below

               (i) Tranche B Revolving Commitment. The Company shall pay to the Agent for the account of each Tranche B Revolving Bank a commitment fee on the average daily unused portion of each such Bank's Tranche B Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Commitment Fee Rate; provided, however, that for purposes of calculating any such commitment fee (and no other purpose) outstanding commercial documentary Letters of Credit shall not be deemed to use any of the Tranche B Revolving Commitment Amount. Such commitment fee shall accrue from the Closing Date to the Tranche B Revolving Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter (commencing on June 30, 1996) and with the final payment to be made on the Tranche B Revolving Commitment Termination Date; provided that, in connection with any reduction or termination of the Tranche B Revolving Commitment under Section 2.06, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times from the Closing Date, including at any time during which one or more conditions in Article V are not met.

               (ii) Tranche A Revolving Commitment. Each Tranche A Revolving Borrower shall pay, with respect to its respective Offshore Sublimit Commitment Amount (it being agreed that, for purposes of this subsection 2.11(b)(ii), the Company shall pay a commitment fee (if any) only with respect to the Unallocated Offshore Sublimit Commitment Amount), a commitment fee on the average daily unused portion of each such Sublimit computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Tranche A Revolving Bank, equal to the Commitment Fee Rate. Such commitment fee shall accrue from the Closing Date to the Tranche A Revolving Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter (commencing on June 30, 1996) and with the final payment to be made on the Tranche A Revolving Commitment Termination Date; provided that, in connection with any reduction or termination of the Tranche A Revolving Commitment under Section 2.06, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times from the Closing Date, including at any time during which one or more conditions in Article V are not met.

     2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) All commitment fees that are payable by each Tranche A Revolving Borrower with respect to its respective Offshore Sublimit Commitment Amount shall be paid in the applicable Offshore Currency with respect to each such Offshore Sublimit Commitment Amount. All commitment fees that are payable by the Company with respect to the Tranche B Revolving Commitment and the Unallocated Offshore Sublimit Commitment Amount shall be paid in Dollars.

          (c) Each determination of an interest rate or a Dollar Equivalent amount by the Agent, the Tranche A Revolving Bank or any Issuing Bank, as the case may be, shall be conclusive and binding on each Borrower and the Banks in the absence of manifest error.

     2.13 Payments by the Borrowers. (a) All payments to be made by each Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company with respect to any Domestic Loan shall be made to the Agent for the account of the Domestic Banks at its relevant Payment Office, all payments by the Company with respect to any Swing Line Loan shall be made to the Swing Line Bank at its Payment Office, and all payments by any Tranche A Revolving Borrower with respect to any Tranche A Revolving Loan shall be made to the Tranche A Revolving Bank at its relevant Payment Office. Following the occurrence and during the continuance of any Pro Rata Distribution Event the Company shall pay all amounts owing to the Swing Line Bank to the Agent at its relevant Payment Office and the Tranche A Revolving Bank shall, promptly following receipt of any such payment from any Tranche A Revolving Borrower, pay the same, in like funds as received, to the Agent. All payments by the Tranche A Revolving Borrowers (i) with respect to principal of, interest on, and any other amounts relating to, any Tranche A Revolving Loan (A) denominated in any Offshore Currency shall be made in the Offshore Currency in which such Loan is denominated or (B) denominated in Dollars shall be made in Dollars, and (ii) with respect to all other amounts payable hereunder (except as otherwise provided), shall be made in Dollars. All such payments shall be made in Same Day Funds, and (x) in the case of Tranche A Revolving Loans, such payments shall be made no later than such time, on the dates specified herein or in the applicable Tranche A Revolving Supplement Agreement, as may be determined by the Tranche A Revolving Bank to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (y) in the case of all other payments, no later than 11:00 a.m. (San Francisco time) on the date specified herein.
The Agent will promptly distribute to each Bank its Pro Rata Share, both before and after the occurrence of any Pro Rata Distribution Event, of such principal, interest, fees or other amounts, in like funds as received. Any payment from any Borrower which is received by the Agent or the Swing Line Bank later than 1:00 p.m. (San Francisco time) or (B) by the Tranche A Revolving Bank later than the time specified by the Tranche A Revolving Bank as provided in subclause (x) above (in the case of Tranche A Revolving Loan payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) In the case of the Domestic Loans, unless the Agent receives notice from the Company prior to the date on which any payment is due to the Domestic Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Domestic Bank on such due date an amount equal to the amount then due such Domestic Bank. If and to the extent the Company has not made such payment in full to the Agent, each Domestic Bank shall repay to the Agent on demand such amount distributed to such Domestic Bank, together with interest thereon at the Federal Funds Rate.

     2.14 Payments by the Domestic Banks to the Agent. (a) Unless the Agent receives notice from a Domestic Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Domestic Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Domestic Bank's Pro Rata Share of such Borrowing, the Agent may assume that each Domestic Bank has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Domestic Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Company such amount, that Domestic Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate. A notice of the Agent submitted to any Domestic Bank with respect to amounts owing under this subsection 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Domestic Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other
Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.15 Sharing of Payments, Etc. Each payment and prepayment of (a) principal and interest on the Loans and (b) L/C Obligations in which the Tranche B Revolving Banks shall have made Tranche B Revolving Loans or L/C Advances in accordance with subsections 3.03(c) or (d), as the case may be, shall be applied pro rata according to the respective Pro Rata Share of each Bank (it being agreed that if the Tranche B Revolving Banks have not made Tranche B Revolving Loans or L/C Advances in accordance with subsections 3.03(c) or (d), as the case may be, with respect to any L/C Obligations, payments with respect to such L/C Obligations shall be for the account of the Issuing Bank only). If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment in accordance with each Bank's Pro Rata Share; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Pro Rata Share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.11) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.16 Extension of Tranche A Revolving Loan Commitment Termination Date and Maturity Date. If a Default or Event of Default has not occurred nor is continuing, the Company acting on behalf of the Tranche A Revolving Borrowers may, on any Business Day occurring not earlier than January 31st nor after March 31st in calendar years 1997, 1998 and 1999, deliver to the Tranche A Revolving Bank two counterparts of a Tranche A Extension Request, appropriately completed and executed. Not later than May 15th in each such year that a Tranche A Extension Request is so delivered the Tranche A Revolving Bank shall, by appropriately completing, executing and delivering to the Company (with a copy to the Agent) the Tranche A Extension Request delivered to it, indicate whether or not it intends to extend the Tranche A Revolving Commitment Termination Date and related Maturity Date; provided, however, that notwithstanding a request by the Company and consent by the Tranche A Revolving Bank that the Tranche A Revolving Commitment Termination Date and related Maturity Date be extended, the same shall not be extended if a Default or Event of Default has occurred and is continuing at the time such extension was to become effective. If the Tranche A Revolving Bank fails to return the Tranche A Extension Request to the Company as provided in the preceding sentence it shall be deemed not to have consented to the extension of the

Tranche A Revolving Commitment Termination Date and related Maturity Date. If so extended, any extension of the Tranche A Revolving Commitment Termination Date and related Maturity Date shall be to the date specified in the Tranche A Extension Request; provided, however, that in no event shall the Tranche A Revolving Commitment Termination Date and related Maturity Date be extended (a) to any date after May 31, 2001 or (b) with respect to any such extension made in calendar year 1997, after May 31, 2000. If such extension is consented to, each Tranche A Revolving Borrower shall deliver, if requested by the Tranche A Revolving Bank, to the Tranche A Revolving Bank, on or prior to the anniversary of the Closing Date next following the date the Tranche A Extension Request was delivered for approval as herein provided a new Tranche A Revolving Note (which new Tranche A Revolving Note shall be on the same terms as the existing Tranche A Revolving Note of the Tranche A Revolving Bank, except as is necessary to reflect the extended Maturity Date). The decision of the Tranche A Revolving Bank to extend the Tranche A Revolving Commitment Termination Date and Maturity Date pursuant to this
Section 2.16 shall be exercised by it in its sole and absolute discretion, including without reference to any or all of the stated desires of any other Bank, the Agent, the Company or any other Borrower.


                           ARTICLE III
                      THE LETTERS OF CREDIT
                      ---------------------

     3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Tranche B Revolving Commitment Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor conforming drafts under the Letters of Credit; and (ii) the Tranche B Revolving Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Tranche B Revolving Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") and after giving effect thereto (1) the sum of (x) the aggregate principal amount of all outstanding Tranche B Revolving Loans and Swing Line Loans plus
(y) the aggregate Dollar Equivalent amount of L/C Obligations exceeds the Tranche B Revolving Commitment Amount, (2) the aggregate Dollar Equivalent amount of the L/C Obligations exceeds the L/C Commitment Amount or (3) the aggregate Dollar Equivalent amount of the L/C Obligations denominated in Offshore Currencies exceeds $5,000,000.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i)  any order, judgment or decree of any
     Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of

     Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance or (B) prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

               (iii)     any requested Letter of Credit is not
     otherwise in form and substance acceptable to the Issuing
     Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

               (iv) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

               (v)  such Letter of Credit is in a Dollar
     Equivalent face amount less than $100,000; or

               (vi) in the case of any Letter of Credit denominated in any Offshore Currency, it has determined that it cannot provide such Letter of Credit in such Offshore
     Currency.

          In addition, the Issuing Bank shall not Issue, amend or renew any Letter of Credit

          (i) with an expiry date that is later than the Maturity Date with respect to the Tranche B Revolving
     Commitment; or

          (ii) if it has received written notice from any Tranche B Revolving Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance, amendment or renewal, as the case may be, of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied.

     3.02 Issuance, Amendment and Renewal of Letters of Credit.
(a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount and Applicable Currency of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. Notwithstanding the forgoing and the immediately following subsection (b), the Letters of Credit set forth in Schedule 3.02(a) shall for all purposes hereof be deemed outstanding hereunder and The Bank of Nova Scotia shall continue to be the Issuing Bank in respect thereof.

          (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in subclauses (1) or (2) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Tranche B Revolving Commitment Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Tranche B Revolving Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Tranche B Revolving Banks agree that, while a Letter of Credit is outstanding and prior to the Tranche B Revolving Commitment Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing

Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Tranche B Revolving Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Tranche B Revolving Commitment Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent, promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03 Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit each Tranche B Revolving Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Tranche B Revolving Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(c), each Issuance of a Letter of Credit shall be deemed to utilize the Tranche B Revolving Commitment of each Tranche B Revolving Bank by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 11:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in a Dollar Equivalent amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to so reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Tranche B Revolving Bank thereof, and so long as no Event of Default under subsections 9.01(f) or (g) shall have occurred and be continuing, the Company shall be deemed to have requested that Base Rate Loans be made by the Tranche B Revolving Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Tranche B Revolving Commitment Amount. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile), provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Tranche B Revolving Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the relevant Issuing Bank the Dollar Equivalent amount in immediately available funds equal to its Tranche B Revolving Pro Rata Share of the amount of the drawing, whereupon the participating Tranche B Revolving Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Tranche B Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Tranche B Revolving Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Tranche B Revolving Pro Rata Share of the amount of the drawing by no later than 12:00 p.m. (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Tranche B Revolving Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

          (d) With respect to any unreimbursed drawing that is not converted into Tranche B Revolving Loans consisting of Base Rate Loans to the Company, in whole or in part, for any reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the Dollar Equivalent amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Tranche B Revolving Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

          (e) Each Tranche B Revolving Bank's obligation in accordance with this Agreement to make the Tranche B Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Tranche B Revolving Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section
3.03 or (ii) in payment of interest thereon, the Agent will pay to each Tranche B Revolving Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Tranche B Revolving Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Tranche B Revolving Bank that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection (a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Tranche B Revolving Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Tranche B Revolving Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05 Role of the Issuing Bank. (a) Each Tranche B Revolving Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Tranche B Revolving Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible to the Company, for any of the matters described in subclauses (i) through (vii) of Section 3.06; provided, however, anything in such subclauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.
In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (i) any lack of validity, legality or enforceability of this Agreement or any L/C-Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

          (vii)     any other circumstance or happening
     whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Tranche B Revolving Commitment Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.09(d)(iii) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in Dollars in an amount equal to the L/C Obligations.

     3.08 Letter of Credit Fees. (a) The Company shall pay to the Agent for the account of each of the Tranche B Revolving Banks a letter of credit fee with respect to each standby Letters of Credit equal to the Dollar Equivalent of the product of the Applicable Margin for LIBOR Rate Loans and Tranche A Revolving Loans (as set forth in the definition of "Applicable Margin") multiplied by the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such Letter of Credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Tranche B Revolving Commitment Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Tranche B Revolving Commitment Termination Date (or such later expiration date).

          (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each standby Letter of Credit Issued by the Issuing Bank equal to _ of 1% per annum of the Dollar Equivalent of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

          (c) The Company shall pay to the Issuing Bank from time to time on demand, with respect to all commercial documentary Letters of Credit that have been Issued by it, the standard issuance, negotiation, presentation, amendment and other costs and fees, and other standard costs and charges, of the Issuing Bank relating to such type of letters of credit as from time to time in effect.

     3.09 Utilization of L/C Commitment in Offshore Currencies.
(a) Each Issuing Bank will determine and notify the Company and the Agent of the Dollar Equivalent amount with respect to each Letter of Credit that is denominated in any Offshore Currency as of (i) the requested date of Issuance or renewal of any Letter of Credit,
(ii) the last Business Day of each calendar month, (iii) such days as and when required pursuant to this Article III in order to determine the Dollar Equivalent amount of any Offshore Currency (including pursuant to subsection 3.09(b)) and (iv) such other days as the Issuing Bank or the Agent may select from time to time (each such date under subclause (i) through (iv), a "L/C Computation Date").

          (b) (i) Promptly following any drawing under any Letter of Credit denominated in any Offshore Currency and (ii) not later than the Business Day immediately preceding the day on which the Company is required to Cash Collateralize any Letter of Credit denominated in any Offshore Currency, the relevant Issuing Bank shall determine the Dollar Equivalent amount thereof. Without limitation to the other terms hereof, all amounts payable with respect to the Letters of Credit (including (A) the obligation of the Company to (1) make reimbursement payments and L/C Borrowings, (2) pay Letter of Credit fees and (3) Cash Collateralize any Letter of Credit and (B) the obligation of the Tranche B Revolving Banks to make Tranche B Revolving Loans and L/C Advances pursuant to this Article III) shall be paid in Dollars based upon the Dollar Equivalent amount of each Offshore Currency as determined by each relevant Issuing Bank.

     3.10 Uniform Customs and Practice.  The Uniform Customs and
Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                           ARTICLE IV
             TAXES, YIELD PROTECTION AND ILLEGALITY
             ---------------------------------------

     4.01 Taxes.  (a)  Except as otherwise provided in this
Section 4.01, any and all payments by each Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Borrower shall pay all Other Taxes.

          (b) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

               (i)  the sum payable shall be increased as
     necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) such Borrower shall make such deductions and withholdings;

               (iii)     such Borrower shall pay the full amount
     deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) such Borrower shall also pay to each Bank or the Agent for the account of such Bank Further Taxes on demand (which demand shall contain a reasonably detailed calculation thereof and shall be conclusive and binding on the Company and the Subsidiaries in the absence of manifest error) in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Each Borrower agrees to jointly and severally indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies (in a reasonably detailed calculation, which shall be conclusive and binding on the Company and the Subsidiaries in the absence of manifest error) as is necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; provided, however, that the Foreign Borrowers shall only be liable for those Taxes, other Taxes and Further Taxes relating to the Foreign Obligations. Payment under this indemnification shall be made within 30 days after the date any Bank or the Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by any Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each relevant Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent, as the case may be.

          (e) The Agent and each Bank that makes a Loan or issues any Letter of Credit to any Borrower that is a U.S. Person hereby severally (but not jointly) represents that under applicable law and treaties in effect as of the date of the initial Credit Extension to such Borrower, in the case of the original signatories to this Agreement, and in effect as of the date each such Person becomes a Bank pursuant to subsection 11.08(a) or the Agent pursuant to Section 10.09, no United States federal taxes will be required to be withheld by such Borrower with respect to any payments to be made to such Bank or the Agent in respect of this Agreement or the Notes. The Agent and each Bank that makes a Loan or issues any Letter of Credit to any Borrower that is a U.S. Person agrees severally (but not jointly) that prior to the date of the initial Credit Extension to such Borrower, in the case of the original signatories to this Agreement, and on or prior to each date on which each such Person subsequently becomes a Bank pursuant to subsection 11.08(a) or the Agent pursuant to subsection 10.09, it will in each case deliver to the Company (on behalf of the Borrowers) and the Agent the following:

          (i) if reasonably requested by the Company or the Agent, in the case of any Bank or the Agent that is a U.S. Person, two copies of a statement signed by an authorized officer of such Person that identifies the address of such Person's office or place of business in the United States, together with two duly completed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) (unless it establishes to the reasonable satisfaction of the Company or the Agent, as the case may be, that it is otherwise eligible for an exemption from backup withholding tax or other withholding tax); or

          (ii) in the case of a Bank or the Agent that is not a U.S. Person, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or applicable successor form), certifying in each case that such Person is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes, and, if reasonably requested by the Company or the Agent, two duly completed copies of United States Internal Revenue Service Form W-8 or Form W-9 (or applicable successor form), whichever is applicable.

          (f) The Tranche A Revolving Bank agrees to make all Tranche A Revolving Loans to each Foreign Borrower from the Offshore Lending Office of such Bank that is specified in
Schedule 11.02. Such Bank shall be entitled to the benefits of this Section 4.01 with respect to all the Tranche A Revolving Loans only in the event that as the result of any change in any law, rule, regulation, treaty or directive, or in the interpretation or application thereof (each "Law Change"), payments by any such Borrower to such Bank (lending through such Lending Office) are subject to the imposition of any Taxes. The parties acknowledge and agree that the Tranche A Revolving Bank has relied on the legal opinions being delivered pursuant to subsection 5.01(d)(ii) (which legal opinions provide, inter alia, that, subject to the qualifications provided for therein, no deduction or withholding for taxes will be made with respect to payments under this Agreement and the Notes) and, notwithstanding the foregoing, will be indemnified by the Borrowers as herein provided for any Taxes, Other Taxes or Further Taxes it may be liable for as a result of any such legal opinion being incorrect in any respect (regardless whether there is a Law Change). The Tranche A Revolving Bank agrees that on or prior to the date of the initial Credit Extension to each Tranche A Revolving Borrower, in the case of the original Tranche A Revolving Bank that is a signatory to this Agreement, and on or prior to each date on which any Person subsequently becomes the Tranche A Revolving Bank pursuant to subsection 11.08(a), it will deliver to the Company (on behalf of the Tranche A Revolving Borrowers) and the Agent or file with any appropriate taxing authority, any form, statement or other document that is necessary so that all payments under this Agreement and the Notes to each Offshore Lending Office of the Tranche A Revolving Bank may be made without deduction or withholding for (i) federal taxes in the country in which each such Offshore Lending Office is located and
(ii), to the extent reasonably requested and identified by the Company, provincial and local taxes in the country in which each such Offshore Lending Office is located.

          (g) Each Person that delivers to the Company and the Agent (or files with a taxing authority) a form, statement or other document pursuant to subsection 4.01(e) or (f) further undertakes to deliver to the Company and the Agent (or file with the appropriate taxing authority) the requisite number of further copies of such form (or applicable successor form), on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and the Agent, certifying that such Person is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal Taxes, in the case of subsection 4.01(e), or other local withholding taxes, in the case of subsection 4.01(f). Notwithstanding anything to the contrary in this subsection 4.01(g), no Person shall be required to deliver or file any form, statement or document in the event that prior to the date on which such form, statement or document would be required to be delivered or filed, there occurs any

Law Change which prevents such Person from delivering such form, statement or document. Promptly following the occurrence of any such Law Change, the affected Person shall notify the Company and the Agent as to the effect of such Law Change on the eligibility of such Person for exemption from, or reduction in the rate of, any applicable Taxes with respect to payments to such Person under this Agreement and the Notes. If, as a result of a Law Change, the Agent or any Bank (i) is unable to furnish the Company a form, statement or document certifying that the Agent or such Bank is entitled to exemption from any applicable Taxes with respect to payments under this Agreement and the Notes or
(ii) makes any payment of Taxes, or becomes liable to make any payment of Taxes, with respect to payments by any Borrower under this Agreement or the Notes, such Borrower's continuing obligation to make payments to the Agent or such Bank under this
Section 4.01 shall be conditioned on the Agent or such Bank, as the case may be, prior to the time that the next payment under the Notes is due following the effective date of such Law Change (and thereafter as is required by applicable law), having taken such steps as may be commercially reasonably available to it (but in no event shall the Agent or any such Bank be required to take any action that is inconsistent with its internal policies or would be otherwise adverse to the Agent or such Bank or its Credit Extensions hereunder, nor shall the Agent or any Bank be required to disclose any information regarding its tax or related matters that it deems to be confidential) under applicable tax laws and any applicable tax treaty or convention to obtain a reduction, to the lowest applicable rate, of such Taxes.

          (h)  Notwithstanding any provision of subsection (a),
(b) or (c) to the contrary, no Borrower shall have any obligation to pay any Taxes, Other Taxes or Further Taxes (except to the extent reasonably believed by such Borrower to be required by law, in which event the same may be paid by withholding from amounts otherwise payable to any Bank or Agent) pursuant to subsections (b) or (c) that results from (i) the failure of the Agent or such Bank to comply with its obligations pursuant to subsections (e), (f) or (g) or (ii) any representation or warranty made by such Bank or the Agent pursuant to subsections
(e), (f) or (g) proving to have been incorrect when made in any material respect.

          (i) If the Agent or any Bank receives a refund in respect of Taxes paid by any Borrower, it shall promptly pay such refund, together with any other amounts paid by such Borrower pursuant to this Section 4.01 in connection with such refunded Taxes, to the Company (on behalf of such Borrower); provided, however, that the Company and such Borrower agrees to promptly return such refund and related other amounts to the Agent or the applicable Bank, as the case may be, after it receives notice from the Agent or such Bank, as the case may be, that such Bank is required to repay such refund.

     4.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make any Type of Loan (including any LIBOR Rate Loan or Fixed Rate
Loan), then, on notice thereof by such Bank to the relevant Borrower (with a copy thereof to the Agent, in the case of any Domestic Loans) any obligation of such Bank to make such Type of Loans shall be suspended until such Bank notifies the relevant Borrower (with a copy thereof to the Agent, in the case of any Domestic Loans) that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any Type of Loan, each Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent, in the case of any Domestic Loans), prepay in full its Loans of such Type then outstanding, together with interest accrued thereon and amounts required under Section 4.04 and pursuant to the applicable Tranche A Revolving Supplement Agreement, either on the last day of the applicable Interest Period, if such Bank may lawfully continue to maintain such Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Loans. If any Borrower is required to immediately prepay any LIBOR Rate Loan or Fixed Rate Loan, then concurrently with such prepayment such Borrower shall respectively borrow from the affected Bank, in the amount of such prepayment, a Base Rate Loan or other Tranche A Revolving Loan that is not subject to any such illegality.

     4.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in either case after the date of this Agreement, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Loan or participating in any Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then each Borrower shall be jointly and severally liable for, and shall from time to time, upon demand (which demand shall contain a reasonably detailed calculation of any relevant costs and shall be conclusive and binding on the Company and the Subsidiaries in the absence of manifest error, and a copy thereof shall be sent to the Agent, in the case of any Domestic Loans), pay to such Bank such additional amounts as are sufficient to compensate such Bank for such increased costs; provided, however, that the Foreign Borrowers shall only be liable for those additional amounts relating to the Foreign Obligations.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
(iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, in each case effective after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company (which demand shall contain a reasonably detailed calculation of any relevant costs and shall be conclusive and binding on the Company and the Subsidiaries in the absence of manifest error, and a copy thereof shall to be sent to the Agent, in the case of any Domestic Loans), each Borrower agrees to jointly and severally pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase; provided, however, that the Foreign Borrowers shall only be liable for those additional amounts relating to the Foreign Obligations.

     4.04 Funding Losses. Each Borrower jointly and severally agrees, from time to time upon demand (which demand shall contain a reasonably detailed calculation of all relevant amounts and shall be conclusive and binding on the Company and the Subsidiaries in the absence of manifest error), to reimburse the Agent and each Bank and hold the Agent and each Bank harmless from any loss or expense which the Agent and each Bank may sustain or incur as a consequence of:

          (a) the failure of any Borrower to make on a timely basis any payment of principal of any Loan;

          (b) the failure of any Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/
Continuation;

          (c) the failure of any Borrower to make any prepayment in accordance with any notice delivered under Section 2.07;

          (d)  the prepayment (including pursuant to Section
2.07, 2.08 or 2.09) or other payment (including after acceleration thereof) of any LIBOR Rate Loan or Fixed Rate Loan on a day that is not the last day of the relevant Interest
Period; or

          (e) the automatic conversion under Section 2.04 of any LIBOR Rate Loan or a Fixed Rate Loan on a day that is not the last day of the relevant Interest Period or;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Loans or Fixed Rate Loans, or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any such Loans; provided, however, that the Foreign Borrowers shall only be liable for those losses and expenses relating to the Foreign Obligations. For purposes of calculating amounts payable by the Borrowers to the Banks under this Section and under subsection 4.03(a), each LIBOR Rate Loan or Fixed Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit or other comparable borrowing in the relevant interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan or Fixed Rate Loan is in fact so funded in such a manner.

     4.05 Inability to Determine Rates. The Banks shall not be required to make, continue or convert any Loans under the circumstances described in Section 4.05.

          (a) Domestic Loans. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate applicable for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Domestic Bank. Thereafter, the obligation of the Domestic Banks to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke the applicable Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Domestic Banks shall make, convert or continue such Loans, as proposed by the Company, in the amount specified in such Notice, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

          (b) Tranche A Revolving Loans. If the Tranche A Revolving Bank determines that for any reason adequate and reasonable means do not exist for determining the interest rate with respect to a proposed Tranche A Revolving Loan, or that any such interest rate does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Tranche A Revolving Bank will promptly so notify the relevant Tranche A Revolving Borrower. Thereafter, the obligation of the Tranche A Revolving Bank to make or maintain Tranche A Revolving Loans hereunder pursuant to such interest rate shall be suspended until the Tranche A Revolving Bank revokes such notice in writing. Upon receipt of such notice, the relevant Tranche A Revolving Borrower may revoke the applicable Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If such Tranche A Revolving Borrower does not revoke such Notice, the Tranche A Revolving Bank shall make, continue or convert, as the case may be, a Tranche A Revolving Loan in the amount specified in such Notice in an Applicable Currency and in such a Type as is selected by the Tranche A Revolving Bank.

     4.06 Reserves on Loans. Each Borrower agrees to pay to each Bank with respect to its Loans hereunder, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of any Tranche A Revolving Loans, under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Tranche A Revolving Bank making such Tranche A Revolving Rate Loan is situated, additional costs on the unpaid principal amount of each such Loan equal to the actual costs of such reserves allocated to each such Loan by such Bank (as calculated by such Bank in good faith, which calculation shall be set forth in reasonable detail and shall be conclusive and binding on the Company and the Subsidiaries in the absence of manifest error).

     4.07 Substitution of Banks. Each Bank hereby severally agrees that if such Bank (an "Affected Bank") makes demand upon any Borrower for payment of amounts pursuant to Section 4.01,
4.02 or 4.03 the Company may, within 90 days of receipt by such Borrower of such demand, give notice (a "Replacement Notice") in writing to the Agent and such Bank of its intention to replace such Bank with an Eligible Assignee designated in such Replacement Notice. If the Agent shall notify the Company and such Bank in writing that it consents to such assignment, then such Bank shall, so long as no Default or Event of Default shall have occurred and be continuing, assign, in accordance with
Section 11.08, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and the other Loan Documents to such Eligible Assignee.

     4.08 Change Lending Office. If any Borrower is required to pay any amount to any Bank or the Agent pursuant to Section 4.01 or 4.03, then such Bank shall, as promptly as is practicable after it becomes aware of the same, notify the Company of the same and use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office if (a) the result thereof is to materially reduce the amounts that would otherwise be required to be paid and (b) such Bank determines, in its reasonable discretion, that changing the jurisdiction of its Lending Office would not otherwise be materially adverse to such Bank.

     4.09 Survival. The agreements and obligations of the Borrowers in this Article IV shall survive the payment of all other Obligations.


                           ARTICLE V
                      CONDITIONS PRECEDENT
                      ---------------------

     5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) Credit Agreement and Notes. This Agreement and the Notes (other than those Tranche A Revolving Notes relating to each Tranche A Revolving Supplement Agreement entered into after the Closing Date pursuant to Section 5.03) executed by each party thereto;

          (b)  Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors of each Borrower and Subsidiary Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant
     Secretary of and each such Borrower and Subsidiary
     Guarantor;

               (ii) A certificate of the Secretary or Assistant Secretary of each Borrower and Subsidiary Guarantor certifying the names and true signatures of the officers of each such Borrower and Subsidiary Guarantor authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder; and

               (iii)     If this Agreement or any other Loan
     Document is executed by any Person pursuant to a power of attorney, a copy of each such power of attorney;

          (c) Organization Documents; Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws of each Borrower and Subsidiary Guarantor as in effect on the Closing Date, certified by the

     Secretary or Assistant Secretary of each such Borrower and Subsidiary Guarantor as of the Closing Date; and

               (ii) a good standing and tax good standing certificate for each Borrower and Subsidiary Guarantor from the Secretary of State (or similar applicable Governmental Authority) of its state or jurisdiction of incorporation and each state or other jurisdiction where each such Borrower and Subsidiary Guarantor is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date (provided that with respect to each Foreign Borrower and Foreign Subsidiary Guarantor the foregoing shall be delivered only to the extent it is available in the relevant foreign jurisdiction);

          (d)  Legal Opinions.

               (i) An opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Borrowers and addressed to the Agent and the Banks, substantially in the form of Exhibit D-1 (with such changes thereto as may be agreed to by the Agent, including, to the extent necessary, in order to reflect the execution and delivery of any Tranche A Revolving Supplement Agreement after the Closing Date pursuant to Section 5.03);

               (ii) An opinion of local foreign counsel for each Foreign Borrower and Foreign Subsidiary Guarantor, each such opinion to be addressed to the Agent and the Banks and be in substantially the form (with such changes thereto as may be agreed to by the Agent, including, to the extent necessary, in order to reflect the execution and delivery of any Tranche A Revolving Supplement Agreement after the Closing Date pursuant to Section 5.03) of Exhibit D-2; and

               (iii) Reliance letters addressed to the Agent and the Banks from Fried, Frank, Harris, Shriver & Jacobson and, to the extent available, from counsel to American Optical, with respect to their legal opinions rendered in connection with the American Optical Acquisition and to the effect that the Agent and the Banks shall be entitled to rely thereon, together with copies of such opinions;

          (e) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date; provided, that the Borrowers shall, in any event, be required to pay all other fees, costs and expenses that are required to be paid from time to time, including with respect to post-closing matters and pursuant to Sections 2.11 and 11.04;

          (f)  Certificate.  A certificate signed by a
Responsible Officer in substantially the form of Exhibit K, dated as of the Closing Date, certifying (among other things) that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Credit Extension;

               (iii) there has occurred since March 31, 1995, no event or circumstance that, either singly or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (g)  Financial Information, etc.

               (i) Audited consolidated financial statements for the Company and the Subsidiaries for each of its last three fiscal years, in each case prepared in accordance with GAAP consistently applied;

               (ii) To the extent available, unaudited
     consolidated financial statements of the Company and the Subsidiaries certified by a Responsible Officer for the period of time since the date of the financial statements referred to in subclause (i), prepared in accordance with GAAP consistently applied and subject to year-end audit adjustments; and

               (iii)     A pro forma balance sheet for the
     Company and the Subsidiaries, certified by a Responsible Officer, after giving effect to the consummation of the transactions contemplated by this Agreement, the other Loan Documents, the repayment of amounts outstanding under the Existing Credit Documents and the consummation of the American Optical Acquisition.

          (h) Consummation of the American Optical Acquisition. Evidence that the American Optical Purchase Agreement has not been amended, modified or supplemented without the Banks' prior written consent; that all conditions precedent to the consummation of the transactions contemplated by the American Optical Purchase Agreement have been fully satisfied or, with the prior written consent of the Banks, waived; and that the American Optical Acquisition has been consummated in accordance with all the terms of the American Optical Purchase Agreement. In addition, there shall have been delivered (if delivered or required, as the case may be, in connection with the American Optical Acquisition):

               (i) resolutions of the Boards of Directors and stockholders of each Person that is a party to the American Optical Purchase Agreement, duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance by each such Person of the American Optical Purchase Agreement and all the other agreements, documents and instruments being delivered in connection therewith; and

               (ii) true and correct copies of the American
     Optical Purchase Agreement and all the agreements, documents, instruments, opinions, filings and approvals that have been delivered, furnished or filed pursuant thereto;

          (i) Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Schedule 8.05(c)(i) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and all obligations with respect thereto have been terminated, and all Liens securing payment of any such Indebtedness shall have been released. In addition, the Agent shall have received termination agreements and Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection with the foregoing, and the same shall be promplty filed after the Closing Date to release all relevant Liens and the Agent shall receive acknowledgement copies of the same;

          (j) Subordinated Debt Agreement. The terms of the Subordinated Debt Agreement, together with all the documents, instruments, agreements, opinions, filings, consents and approvals executed in connection therewith, shall be in form and substance satisfactory to the Agent and the Banks, and true and correct copies thereof shall have been delivered. In addition, the Company shall have delivered to the Subordinated Debt Trustee a satisfactory notice to the effect that (i) this Agreement is the Bank Credit Agreement referred to in the Subordinated Debt Agreement, (ii) the Commitments and amounts to be outstanding hereunder are permitted to be outstanding under the Subordinated Debt Agreement, (iii) all the Loans and other amounts payable hereunder constitute Senior Indebtedness referred to in the Subordinated Debt Agreement and (iv) all amounts under the Existing Credit Documents have been refinanced in full by amounts made available pursuant to this Agreement, and the Subordinated Debt Trustee shall have acknowledged receipt of the same;

          (k) Solvency Certificate. A solvency certificate in substantially the form of Exhibit I, signed by a Responsible
Officer and dated as of the Closing Date;

          (l) Compliance Certificate. After giving effect to all the transactions contemplated by this Agreement and the consummation of the American Optical Acquisition, a pro forma Compliance Certificate with respect to (i) the Net Worth requirement set forth in subsection 8.12(c) and (ii) the Leverage Ratio requirement set forth in subsection 8.12(a) for the period of four consecutive fiscal quarters immediately preceding the Closing Date;

          (m)  Tranche A Revolving Supplement Agreements.  Each
Tranche A Revolving Supplement Agreement that is to be effective as of the Closing Date shall have been completed and executed by each relevant Tranche A Revolving Borrower and Tranche A
Revolving Bank that is a party thereto; and

          (n) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

     5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan), and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date, as the case may be:

          (a) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date, as the case may be, with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

          (b)  No Existing Default.  No Default or Event of
Default shall exist or shall result from such Borrowing or Issuance;

          (c) Domestic Loans; Notice of Borrowing. With respect to each Domestic Loan, the Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

          (d) Tranche A Revolving Loan; Notice of Borrowing and Tranche A Revolving Supplement Agreement. With respect to each Tranche A Revolving Loan, the Tranche A Revolving Bank shall have received a Notice of Borrowing and a Tranche A Revolving Supplement Agreement, and each of the terms and conditions set forth therein shall have been satisfied;

          (e)  Certain Additional Conditions Relating to the
Tranche A Revolving Loans.  With respect to each Tranche A
Revolving Borrower referred to in Annex 5.02(e), the post-closing items referred to therein shall have been satisfied as therein provided.

          (f) Letters of Credit. With respect to the Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

Each Notice of Borrowing, L/C Application, L/C Amendment Application, Tranche A Revolving Supplement Agreement and telephonic request for a Swing Line Loan (including the follow-up Notice of Borrowing) submitted or made by any Borrower hereunder shall constitute a representation and warranty by such Borrower, as of the date or making or issuance of the same and the applicable Borrowing Date and Issuance Date, as the case may be, that all the applicable conditions in Section 5.02 are satisfied.

     5.03. Conditions to Subsequently Executed Tranche A Revolving Supplement Agreements. The execution and delivery after the Closing Date of any Tranche A Revolving Supplement Agreement by a Tranche A Revolving Borrower that is an original signatory to this Agreement and the Tranche A Revolving Bank (which Tranche A Revolving Supplement Agreement shall be on mutually agreeable terms, except to the extent such terms do not conflict with the terms of this Agreement) that is a party thereto is subject to the following additional conditions precedent:

               (a) the relevant board of directors resolutions, incumbency certificates and powers of attorney delivered pursuant to subsection 5.01(b) as they relate to such Tranche A Revolving Supplement Agreement shall be in full force and effect and the relevant Tranche A Revolving Bank shall have received an officer's certificate regarding the same;

               (b) the relevant Tranche A Revolving Bank shall have received fully executed Notes relating to such Tranche
     A Revolving Supplement Agreement; and

               (c) to the extent that any of the legal opinions delivered pursuant to Section 5.01(d) do not opine on issues relating to such Tranche A Revolving Supplement Agreement and the related Tranche A Revolving Note of the applicable Tranche A Revolving Borrower, the Agent and the relevant Tranche A Revolving Bank shall have received (with sufficient copies for each Bank) additional New York and local foreign counsel opinions, as the case may be, from counsel acceptable to the Agent (it being agreed that the counsel delivering legal opinions on the Closing Date shall be acceptable), as to such matters (such legal opinions to be in the forms of Exhibit D-1 and Exhibit D-2, as the case may be).


                           ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------

     Each Borrower represents and warrants to the Agent and each Bank that:

     6.01 Corporate Existence and Power.  The Borrowers, the
Subsidiary Guarantors and each of the Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license;
and

          (d) is in compliance with all Requirements of Law; except, in each case referred to in subclause (b)(i), (c) or (d), to the extent that the failure to do so could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each Borrower and Subsidiary Guarantor of this Agreement and each other Loan
Document to which each Borrower and Subsidiary Guarantor is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any Borrower's or Subsidiary Guarantor's Organization Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which any Borrower or Subsidiary Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which any Borrower or Subsidiary Guarantor or its property is subject; or

          (c)  violate any Requirement of Law.

     6.03 Governmental Authorization. Except as specifically disclosed in Schedule 6.03, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or Subsidiary Guarantor of this Agreement or any other Loan Document.

     6.04 Binding Effect. This Agreement and each other Loan Document to which any Borrower or Subsidiary Guarantor is a party constitute the legal, valid and binding obligations of such Borrower and Subsidiary Guarantor enforceable against each such Borrower and Subsidiary Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     6.05 Litigation.  Except as specifically disclosed in
Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower or the Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to any Borrower or the Subsidiaries, may have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower or Subsidiary Guarantor. As of the Closing Date, no Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

     6.07 ERISA Compliance.  Except as specifically disclosed in
Schedule 6.07:

          (a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent that the failure to do so would not, either singly or in the aggregate, reasonably be expected to
(x) have a Material Adverse Effect or (y) result in an Event of Default under subsection 9.01(h). Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of
such qualification.   The Company and each ERISA Affiliate has
made all required contributions to any Plan subject to Section 412 of the Code (except to the extent that the failure to do so would not, either singly or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect or (y) result in an Event of Default under subsection 9.01(h)) and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an aggregate amount exceeding $7,500,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA, except for any such event or liability under subclauses (i), (iii) or (iv) which, either singly or in the aggregate, has not resulted in or would not reasonably be expected to result in (x) a Material Adverse Effect or (y) an Event of Default under Section 9.01(h).

     6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and not in violation of Section 8.07. No Borrower nor any of the Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     6.09 Title to Properties. Each Borrower and the Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of each Borrower and the Subsidiaries is subject to no Liens, other than Permitted Liens.

     6.10 Taxes. Each Borrower and the Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     6.11 Financial Condition. (a) The consolidated financial statements of the Company and the Subsidiaries delivered pursuant to subsection 5.01(g):

               (i)  were prepared in accordance with GAAP
     consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of the unaudited financial statements;

               (ii) fairly present the financial condition of the Company and the Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii)     except as specifically disclosed in
     Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (b)  Since March 31, 1995, there has been no Material
Adverse Effect.

     6.12 Environmental Matters. Each Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof each Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.13 Regulated Entities. No Borrower, any Person controlling a Borrower, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.14 Copyrights, Patents, Trademarks and Licenses, etc. Except as specifically disclosed in Schedule 6.14, each Borrower and the Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any of the Subsidiaries infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     6.15 Subsidiaries. As of the Closing Date, (a) the Company and the Borrowers have no Subsidiaries other than those specifically identified in part (a) of Schedule 6.15 hereto and has no equity investments in any other corporation or entity other than those specifically identified in part (b) of Schedule
6.15 and (b) the Significant Subsidiaries are identified in part
(c) of Schedule 6.15.

     6.16 Insurance. The properties of the Borrowers and the Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers and the Subsidiaries operate.

     6.17 Swap Obligations. No Borrower nor any of the Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Each Borrower has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     6.18 Subordinated Notes. The Subordinated Debt Agreement and the Subordinated Notes constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject (as to enforcement only) to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally. The Company has delivered true and complete copies of the Subordinated Debt Agreement and Subordinated Notes to the Banks, together with all amendments, waivers and other changes thereto. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of the Company, at all times (a) the subordination provisions of the Subordinated Debt Agreement and the Subordinated Notes (the "Subordination Provisions") will be enforceable against the holders thereof by the Banks, (b) all Loans and other amounts payable hereunder, including the obligation to pay principal of and interest on the Loans and fees payable hereunder, constitute "Senior Indebtedness" (as defined in the Subordinated Debt Agreement and the Subordinated Notes) and all such obligations will be entitled to the benefits of Subordination Provisions, (c) this is the Bank Credit Agreement referred to in the Subordinated Debt Agreement and (d) all payments of principal of or interest on any Subordinated Note made by the Company or from the liquidation of its property will be subject to the Subordination Provisions. The Subordinated Debt Agreement and Subordinated Notes are duly registered or qualified under all applicable United States Federal and state securities laws or exempt therefrom. The Company acknowledges that the Agent and each Bank is entering into this Agreement and has extended the Loans in reliance upon the Subordination

Provisions contained in the Subordinated Notes, the Subordinated
Debt Agreement and this Section.

     6.19 Full Disclosure. None of the representations or warranties made by any Borrower or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any such Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     6.20 Solvency.  The Company, each Borrower and each
Subsidiary is Solvent; provided that this Section 6.20 shall not prevent the Company from acquiring any Person that is not Solvent if, contemporaneously with the consummation of each such acquisition, the Company causes each such Person to become
Solvent.


                          ARTICLE VII
                     AFFIRMATIVE COVENANTS
                     ---------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     7.01 Financial Statements.  The Company shall deliver to the
Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

          (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and the Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young L.L.P. or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

          (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and the Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries; and

          (c) not later than June 28, 1996, a copy of the audited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 1996 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year then ending, setting forth in each case in comparative form the figures for the previous fiscal year, together with the opinion of the Independent Auditor referred to in subsection 7.01(a).

     7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor (i) stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, or, if they have become aware of the existence of any Default or Event of Default, describing such Default or Event of Default, and (ii) containing a computation of, and showing compliance with, each of the financial covenants set forth in Section 8.12;

          (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

          (c) promptly, copies of all financial statements and reports that the Company or any Subsidiary sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC or other similar regulator;

          (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request;

          (e) promptly when available and in any event within 15 Business days prior to the last day of each fiscal year, a budget for the next succeeding fiscal year, which budget shall be prepared on a fiscal quarter basis and shall contain a projected, consolidated balance sheet and statement of earnings and cash flow of the Company and the Subsidiaries for such succeeding fiscal year, prepared in reasonable detail by a Responsible Officer; and

          (f) concurrently with the delivery or receipt, as the case may be, of any written notice or communication pursuant to or in connection with the Subordinated Debt Agreement, a copy of such notice or communication, except that the Company shall not be required to deliver any of the foregoing which has previously been delivered hereunder.

     7.03 Notices. The Company and each other Borrower shall promptly notify the Agent and each Bank:

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that may reasonably be expected to become a Default or Event of Default;

          (b) of any matter that has resulted or may reasonably result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i)  an ERISA Event;

               (ii) a material increase in the Unfunded Pension
     Liability of any Pension Plan;

               (iii)     the adoption of, or the commencement of
     contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

               (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded
     Pension Liability.

          (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries (other than due to a change in GAAP);

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation (except to the extent contemplated by Sections 8.02 and 8.03);

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks;

provided however, that the Company is required to comply with the foregoing only to the extent that the failure to do so would not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except as permitted by Section 8.02 or to the extent that the failure to do so would not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not permitted by Section 8.01;
and

          (c) all Indebtedness, as and when due and payable to the extent necessary to avoid the occurrence of an Event of Default as herein provided, but subject to any subordination provisions (including the Subordination Provisions) contained in any instrument or agreement evidencing such Indebtedness.

     7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent that the failure to do so would not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where the failure to make any such contributions would not, either singly or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect or (y) result in an Event of Default under Section 9.01(h).

     7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and each such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank (at the Agent's and each such Bank's expense) to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies at the Company's expense thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing, at the Company's expense, at any time during normal business hours and without advance notice.

     7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that the failure to do so would not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.12 Use of Proceeds. (a) The Borrowers shall use all proceeds of

               (i) the Tranche A Revolving Loans and Tranche B Revolving Loans for (A) refinancing amounts outstanding under the Existing Credit Documents, (B) working capital purposes of the Borrowers and (C) consummating Permitted Acquisitions (including the American Optical Acquisition); provided, however, that (x) prior to applying any such Revolving Loans to consummate the American Optical Acquisition, $30,000,000 of Term Loans shall have been applied to consummate the American Optical Acquisition and
(y) notwithstanding the foregoing, the proceeds of the Tranche A Revolving Loans to Sola Optical Singapore Pte Ltd. shall only be used for the purpose of financing direct exports from and imports into Singapore and economic activities in Singapore, and not any activities which would violate the guidelines of the Monetary Authority of Singapore as set forth in the Notice to Banks, MAS 621, dated July 18, 1992;

               (ii) the Swing Line Loans for working capital purposes of the Borrowers; and

               (iii)     the Term Loans for consummating the
American Optical Acquisition.

          (b) The Borrower shall use the Letter of Credit for credit support of working capital obligations and general corporate uses of the Company.

The Loan proceeds and Letters of Credit shall not, in any event, be used in contravention of any Requirement of Law or of any Loan
Document.

     7.13 Future Subsidiaries, Etc. Within ten Business Days after any Person becomes a direct or indirect Significant Subsidiary of the Company, such Subsidiary shall execute and deliver to the Agent a Joinder in Credit Agreement. Without limiting the foregoing, within ten Business Days after the Closing Date, American Optical Corporation International AG shall become a Foreign Borrower and Ouest Optique S.A. shall become a Foreign Subsidiary Guarantor, in each case by executing and delivering to the Agent a Joinder in Credit Agreement and completing, in form and substance satisfactory to the Agent, those conditions referred to in subsections 5.01(a), (b), (c),
(d)(i) and (d)(ii) as the relate to American Optical Corporation International AG and Ouest Optique S.A., as the case may be. In addition, subject to the first sentence of this Section 7.13, Sola Optical Taiwan Ltd. may become a Foreign Borrower by executing and delivering to the Agent a Joinder in Credit Agreement and completing, in form and substance satisfactory to the Agent, those conditions referred to in subsections 5.01(a),
(b), (c), (d)(i) and (d)(ii) as they relate to Sola Optical
Taiwan Ltd.

     7.14 Sola Optical S.A. If reasonably requested by the Agent, Sola Optical S.A. shall promptly file this Agreement with the appropriate French Governmental Authorities so that the guarantee contained in Section 11.09 can be made in France in a public act (acte public), and Sola Optical S.A. shall pay all filing and other fees required to be paid in connection therewith.

                          ARTICLE VIII
                       NEGATIVE COVENANTS
                       -------------------

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

     8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 that secures Indebtedness permitted under subsection 8.05(d), and any extensions or renewals thereof which are done in connection with the renewal, extension or refinancing of any Indebtedness permitted under subsection 8.05(d), provided that any such extension or renewal of such Liens only covers the same assets which originally secured such Indebtedness;

          (b) any Lien created under any Loan Document in favor of the Banks;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other obligations of a like nature, in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and the Subsidiaries do not otherwise constitute an Event of Default under subsection 9.01(i);

          (h) easements, rights-of-way, zoning and municipal ordinances, restrictions and other similar encumbrances which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and the Subsidiaries;

          (i) Liens on assets securing Indebtedness permitted under subsection 8.05(j) of Persons which become Subsidiaries after the date of this Agreement pursuant to a Permitted

Acquisition and any extensions or renewals thereof which are done in connection with the renewal, extension or refinancing of any Indebtedness permitted under subsection 8.05(j), provided, that
(i) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof and
(ii) any such extension or renewal of such Liens only covers the same assets which originally secured such Indebtedness;

          (j) purchase money security interests on any property acquired or held by the Company or any Subsidiary permitted by subsection 8.05(e), securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, and any extensions or renewals thereof which are done in connection with the renewal, extension or refinancing of any purchase money Indebtedness permitted pursuant to subsection 8.05(e); provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with the other Indebtedness permitted under subsection 8.05(e), the amount provided for in such subsection;

          (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

          (l) any interest or title of any consignor of goods consigned to, or of any creditor of any consignee in goods consigned to such consignee by, the Company or any of Subsidiaries;

          (m) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (n) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to such Permitted Swap Obligations is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $10,000,000;

          (o) until the dates after which the Indebtedness specified in subsections 8.05(c)(i) and (ii) may not remain outstanding, the respective Liens securing payment of such Indebtedness;

          (p) Liens securing Indebtedness in respect of industrial revenue bond issues permitted by subsection 8.05(e), provided that the principal amount of the Indebtedness secured by such industrial revenue bond issues shall not at any time exceed, together with the other Indebtedness permitted under subsection 8.05(e), the amount provided for in such subsection;

          (q) Liens arising in the ordinary course of business in favor of customs and revenue authorities as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (r) Liens arising in the ordinary course of business on documents of title and the property covered thereby securing
Indebtedness permitted under Section 8.05 in respect of commercial letters of credit; and

          (s) Intercompany Liens in favor of the Company, any Wholly-Owned Subsidiary or any Subsidiary securing any extension of credit permitted pursuant to subsection 8.04(c).

     8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions (i) in the ordinary course of business of inventory and worn-out or obsolete assets or (ii) pursuant to any transaction permitted by Section 8.03;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) dispositions of inventory, equipment or other property or assets by the Company or any Subsidiary to another Subsidiary pursuant to reasonable business requirements, provided, that the aggregate amount of such dispositions from the Company and the Domestic Subsidiaries to the Foreign Subsidiaries shall not exceed $20,000,000 since the Closing Date;

          (d) such disposition is in respect of assets acquired within six months of such disposition pursuant to a Permitted
Acquisition;

          (e) dispositions in respect of the issuance or sale (by way of an initial public offering, private placement or otherwise) of the capital stock of Sola Argentina S.A., Sola Optical Taiwan Ltd., Sola Hong Kong Ltd., Norinco Sola Ltd. (China) or Sola Brasil Industria Optica Ltda and their respective Subsidiaries, provided that after each such issuance or sale the Company shall continue to own, directly or indirectly, at least 51% of the capital stock of any such Subsidiary; and

          (f)  Permitted Dispositions.

     8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary may merge with and into, or liquidate or dissolve voluntarily into, the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, any corporation which is not a Subsidiary of the Company provided, that (i) such transaction is Permitted Disposition or (ii) the following conditions are satisfied: (A) the surviving corporation shall be a Subsidiary of the Company, (B) if such Subsidiary is a Domestic Subsidiary the surviving corporation shall be a Domestic Subsidiary, (C) the Company shall own at least the same percentage of the outstanding capital stock of the surviving corporation as the Company owned of such Subsidiary prior to such merger, liquidation or consolidation, (D) immediately prior to and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (E) the surviving corporation complies with the provisions of Section 7.13; and

          (c)  any transaction permitted pursuant to Section
8.02.

     8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company or any Subsidiary (together, "Investments"), except for:

          (a) Investments held by the Company or any Subsidiary in the form of Cash
Equivalents; or

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) extensions of credit, capital contributions or purchases of equity by the Company to or in favor of any Wholly-Owned Subsidiary or by any Subsidiary to or in favor of any Wholly-Owned Subsidiary or the Company; provided, however, that the aggregate amount of such extensions of credit, capital contributions and purchases of equity by the Company and the Domestic Subsidiaries to or in favor of the Foreign Subsidiaries (other than up to $15,000,000 of extensions of credit to Foreign Subsidiaries in connection with the sale to such Foreign Subsidiaries of assets acquired in connection with the American Optical Acquisition) shall not in the aggregate exceed at any time an amount equal to the lesser of (i) the sum of (A) $25,000,000 plus (B) the amount of Available Net Equity Proceeds designated pursuant to the definition thereof by the Company to the Agent to be allocated to this subsection 8.04(c) and (ii) $45,000,000;

          (d) Investments incurred in order to consummate the American Optical Acquisition and other Permitted Acquisitions, provided, that (i) the aggregate value of all consideration for all such other Permitted Acquisitions shall not exceed $35,000,000 in any fiscal year, (ii) the Agent and each Bank shall have received, not less than 10 Business Days prior to the consummation of each relevant Permitted Acquisition, the certification of the Responsible Officer and the related documentation required to be delivered pursuant to the definition of "Permitted Acquisition" and (iii) all the requirements set forth in the definition of "Permitted Acquisition" shall have been fulfilled;

          (e) Investments in Joint Ventures not exceeding in the aggregate $10,000,000 in any fiscal year;

          (f)  Investments constituting Permitted Swap
Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

          (g) Investments to the extent permitted (without duplication) as Indebtedness pursuant to Section 8.05;

          (h) Investments constituting accounts receivable arising, and trade debt granted, in the ordinary course of business with customers and suppliers of the Company or any Subsidiary (provided that nothing in this Section 8.04 shall prevent the Company or any Subsidiary from offering concessionary trade terms, or from receiving such Investments in connection with the bankruptcy or reorganization of their respective customers or suppliers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as Responsible Officers of the Company deem reasonable in the circumstances after taking into account prevailing credit conditions at the relevant time);

          (i) Investments made in connection with Permitted Dispositions pursuant to subsection 8.02(d); provided, that the aggregate amount of such Investments at any time shall not exceed in the aggregate 50% of the aggregate consideration for all such Permitted Dispositions;

          (j) Investments made (without duplication) in connection with any payment, redemption, purchase or defeasance of the Subordinated Notes permitted pursuant to subsection
8.10(vi); and

          (k) other Investments in an aggregate amount not to exceed at any time $15,000,000;

provided, however, that no Investment permitted by subclauses(d),
(j) or (k) shall be permitted to be made if immediately before or after giving effect to hereto, any Default or Event of Default shall have occurred and be continuing.

     8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)  Indebtedness incurred pursuant to this Agreement;

          (b) Indebtedness (without duplication) consisting of Contingent Obligations permitted pursuant to Section 8.08;

          (c) (i) until the making of the initial Loans, Indebtedness set forth in Schedule 8.05(c)(i); and (ii) until the date three months after the Closing Date, Indebtedness set forth on Schedule 8.05(c)(ii);

          (d) Indebtedness existing on the Closing Date and set forth in Schedule 8.05(d), together with the aggregate amount of such Indebtedness that is extended, renewed or refinanced pursuant to subsection (k);

          (e) Indebtedness in respect of capitalized leases, purchase money security interests (including trade letters of credit incurred by the Company or any Subsidiary in the ordinary course of business to finance the purchase of goods and services and which are to be repaid in full not in excess of one year after the date of such incurrence) and industrial revenue bond issues, provided that at each time such Indebtedness is so incurred the aggregate amount of such Indebtedness, together with the aggregate amount of such Indebtedness that is extended, renewed or refinanced pursuant to subsection (k), shall not exceed 5% of total assets of the Company and the Subsidiaries;

          (f) Indebtedness incurred in connection with leases permitted pursuant to Section 8.09;

          (g) any grant by a foreign Governmental Authority, provided that (i) at any time of determination all or any part of such grant or Contingent Liability in respect thereof is not required to be repaid by the Company or any of the Subsidiaries and (ii) the aggregate amount of such grants shall not exceed at any time $10,000,000;

          (h) intercompany Indebtedness to the extent permitted (without duplication) by subsections 8.04(c), (e) or (k); provided, that any such intercompany Indebtedness owing by any Subsidiary to the Company shall not be forgiven or discharged for any consideration other than payment in cash unless the Majority Banks otherwise consent, such consent not to be unreasonably withheld;

          (i)  Indebtedness consisting of Permitted Swap
Obligations;

          (j) Indebtedness of a Person existing at the time such Person became a Subsidiary pursuant to a Permitted Acquisition, provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Permitted
Acquisition, (ii) the aggregate amount of all such Indebtedness for all such Persons that subsequently become a

Subsidiary shall not exceed $10,000,000 at any time and (iii) all the requirements set forth in the definition of "Permitted
Acquisition" shall have been fulfilled;

          (k) Indebtedness incurred for the purposes of extending, renewing or refinancing Indebtedness permitted pursuant to subsections (d) or (e); provided that (i) the principal amount of such Indebtedness as so extended, renewed or refinanced may not exceed the principal amount of the Indebtedness being so extended, renewed or refinanced, (ii) any such extension, renewal or refinancing is upon terms and provisions which are, in the reasonable judgment of the Agent, no less favorable to the Company and the Subsidiaries in the aggregate than such Indebtedness being so extended, renewed or refinanced, taking into account, in each case, prevailing credit conditions at the time of such extension, renewal or refinancing, and (iii) none of the terms (including the Subordination Provisions) contained in the Subordinated Notes and Subordinated Debt Agreement that is so extended, renewed or refinanced shall in any respect be more adverse to the interests of the Agent and the Banks; and

          (l) other unsecured Indebtedness in an aggregate amount not to exceed at any time an amount equal to the lesser of
(i) the sum of (A) $20,000,000 plus (B) the amount of Available Net Equity Proceeds designated pursuant to the definition thereof by the Company to the Agent to be allocated to this subsection 8.05(l) and (ii) $30,000,000.

     8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any of its Affiliates, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person that is not such an Affiliate; provided, however, that the foregoing shall not prohibit any transactions between the Company and any of the Subsidiaries, or between such Subsidiaries, otherwise expressly permitted herein.

     8.07 Use of Proceeds. No Borrower shall, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act.

     8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b)  Permitted Swap Obligations;

          (c)  Contingent Obligations of the Company and
Subsidiaries existing as of the Closing Date and listed in
Schedule 8.08(c);

          (d)  Contingent Obligations with respect to Surety
Instruments incurred in the ordinary course of business and not exceeding at any time $20,000,000; and

          (e) Contingent Obligations, without duplication, with respect to any Lien permitted pursuant to Section 8.01, any disposition permitted pursuant to Section 8.02, any consolidation, merger or other transaction permitted pursuant to
Section 8.03, any Investment permitted pursuant to Section 8.04 and any Indebtedness permitted pursuant to Section 8.05.

     8.09 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Company and the Subsidiaries in existence on the Closing Date and listed on Schedule 8.09(a);

          (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

          (c) without duplication, capital leases permitted pursuant to subsection 8.05(e).

     8.10 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of the Company's capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; or (b) pay, prepay or repay any principal of, or make any payment of interest on, or redeem, purchase, set aside any funds for or defease, or give any notice of redemption for, or purchase or otherwise acquire any Subordinated Notes; except that the Company may, if no Default or Event of Default has occurred and is continuing or would result therefrom:

          (i) declare and make dividend payments or other distributions payable solely in its capital stock;

          (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

          (iii)     declare and pay cash dividends on its
preferred stock;

          (iv) declare and pay cash dividends on its common stock, provided that the aggregate amount of such dividends that are paid in any fiscal year shall not exceed 50% of Net Income as reported in the audited financial statements for the immediately preceding fiscal year that are delivered pursuant to subsections 5.01(g)(i) and 7.01(a);

          (v) purchase, redeem, acquire or retire for value shares of capital stock of the Company or options on any such shares on related stock appreciation rights or similar securities owned by officers or employees (or their estates or beneficiaries thereunder), in all cases only upon death, disability, retirement, termination of employment or pursuant to the terms of the Company's stock option plan or any other similar agreement, provided that the aggregate amount of consideration paid for all such purchases, redemptions, acquisitions or retirements shall not exceed $1,000,000 in any fiscal year; and

          (vi) subject to the Subordination Provisions and the requirement that no Default or Event of Default exists immediately prior to or after giving effect to each repurchase or repayment on the Subordinated Notes, (i) make regularly scheduled payments of accrued interest on the Subordinated Notes, in accordance with the terms of and to the extent required by, the Subordinated Notes and the Subordinated Debt Agreement, and (ii) repurchase or repay the principal amount of the Subordinated Notes, in accordance with the terms of, and to the extent not prohibited by, the Subordinated Notes and the Subordinated Debt Agreement, provided that (A) the aggregate principal amount of the Subordinated Notes so repurchased or repaid in any fiscal year shall not exceed the sum of (1) (w) $15,000,000 or (x) if the Leverage Ratio, as reported in the Compliance Certificate delivered pursuant to subsection 7.02(b) from time to time, is less than 2.50:1.00 for two consecutive fiscal quarters (the "Leverage Ratio Requirement"), $20,000,000 (the "Supplemental Subordinated Note Payment") plus (2) the amount of Available Net Equity Proceeds designated pursuant to the definition thereof by the Company to the Agent to be allocated to this subsection (vi), and (B) if the Leverage Ratio Requirement is satisfied (y) the Supplemental Subordinated Note Payment shall be applied by the Company to repurchase or repay the Subordinated Notes not later than the last day of the fiscal quarter immediately succeeding the two fiscal quarter period in which the Leverage Ratio Requirement is satisfied and (z) no part of the Supplemental Subordinated Note Payment shall be applied to repurchase or repay the Subordinated Notes until the full $15,000,000 referred to in subclause (1) (w) and all of the Available Net Equity Proceeds that had been previously allocated by the Company to this subsection (vi) shall have been so applied.

     8.11 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company and the ERISA Affiliates in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that is subject to
Section 4069 or 4212(c) of ERISA.

     8.12 Financial Condition.

          (a)  Leverage Ratio.  The Company shall not permit the
Leverage Ratio to be greater than the following ratios as of the last day of each fiscal quarter occurring during each period set forth below:


PERIOD                            LEVERAGE RATIO
Closing Date through 03/30/97     3.20:1.00
03/31/97 through 03/30/98         3.00:1.00
03/31/98 and thereafter           2.75:1.00


          (b) Fixed Charge Coverage Ratio. The Company shall not permit its Fixed Charge Coverage Ratio to be less than the following ratios as of the last day of each fiscal quarter during each period set forth below:


PERIOD                           FIXED CHARGE COVERAGE RATIO
Closing Date through 03/30/98    1.60:1.00
03/31/98 and thereafter          1.50:1.00


          (c) Net Worth. The Company shall not permit its Net Worth at any time to be less than the sum of (i) 85% of Net Worth on the Closing Date as certified by a Responsible Officer in the certificate delivered pursuant to subsection 5.01(f), plus (ii) 50% of the positive Net Income for each fiscal quarter after the Closing Date as reported in the financial statements delivered pursuant to Section 7.01, plus (iii) 50% of the gross cash proceeds received by the Company or any of the Subsidiaries from the issuance, placement or sale of securities which qualify as shareholders' equity (whether pursuant to a public or private offering) from and after the Closing Date, net of all reasonable and customary related (i) fees and expenses with respect to legal, investment banking, brokerage and other professional fees and commissions actually paid by the Company or any of the Subsidiaries to Persons that are not any of their Affiliates and
(ii) out-of-pocket expenses.

     8.13 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and the Subsidiaries on the date hereof.

     8.14 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

     8.15 Modification of Certain Documents. The Company shall not, and shall not suffer or permit any Subsidiary to, amend, supplement, restate or otherwise modify any of the terms or provisions contained in, or applicable to, or (in the case of the Subordinated Notes and Subordinated Debt Agreement) forebear from exercising any of its rights with respect to, the Subordinated Notes, the Subordinated Debt Agreement or any of its or their Organizational Documents, in each case in any manner that is adverse to the interests of the Agent or the Banks. Not less than 10 Business Days prior to the effective date of any such amendment, supplement, restatement or other modification of the Subordinated Notes, Subordinated Debt Agreement or relevant Organizational Documents, as the case may be, the Company shall deliver execution copies thereof to the Agent for the purpose of determining compliance with the provisions of this Section 8.15.

     8.16 Negative Pledges, Restrictive Agreements, etc.  The
Company shall not, and shall not suffer or permit any Subsidiary to, enter into any agreement:

          (a) creating, incurring or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except as permitted pursuant to Section 8.01);

          (b) limiting the ability of any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

          (c) limiting the ability of any Subsidiary to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to any Borrower.

If any Borrower or Subsidiary shall create, incur, assume or suffer to existing any Liens upon any of their properties, revenues or assets, whether now owned or hereafter acquired (except as otherwise permitted by Section 8.01), it shall make or cause to be made an effective provision whereby the Obligations are secured, in a form satisfactory to the Agent and the Majority Banks, by a security interest equally and ratably with any and all Indebtedness secured thereby; provided, that notwithstanding the foregoing, this covenant shall not be construed as a consent by either the Agent or the Majority Banks to the creation or assumption of any such Lien not permitted by Section 8.01.

     8.17 No Designated Senior Indebtedness. The Company shall not designate any of its Indebtedness (other than Indebtedness arising under this Agreement and the Notes) as Designated Senior Indebtedness (as defined in the Subordinated Debt Agreement) unless the instruments evidencing such Designated Senior Indebtedness shall expressly provide on terms reasonably satisfactory to the Agent that, without the prior written consent of the Agent, neither the trustee nor other representative of such Designated Senior Indebtedness shall give notice commencing a Payment Blockage Period under and as defined in Section 10.02(b) of the Subordinated Debt Agreement.


                           ARTICLE IX
                       EVENTS OF DEFAULT
                       -----------------

     9.01 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within three days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.09 or 7.12 or in
Article VIII; or

          (d) Other Defaults. The Company or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which any the Company or any Subsidiary knew of such failure or (ii) the date upon which written notice thereof is given to the Company or any Subsidiary by the Agent or any Bank; or

          (e)  Cross-Default.  (i) The Company or any Subsidiary
(A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; (ii) there shall be any event of default under the Subordinated Debt Agreement; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in and provided for in any such Swap Contract that is in the form of an ISDA Master Agreement) or equivalent termination event (as provided in any other Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $5,000,000; or

          (f) Insolvency; Voluntary Proceedings. The Company or any Significant Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $7,500,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered (after taking into account of the customary deductible) by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

          (j) Guarantor Defaults. Any Borrower or Subsidiary Guarantor fails in any material respect to perform or observe any term contained in Section 11.09; or Section 11.09 is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Borrower, Subsidiary Guarantor or any holder of Subordinated Notes contests in any manner the validity or enforceability thereof or any Borrower or Subsidiary Guarantor denies that it has any further liability or obligation thereunder; or

          (k)  Change of Control.  There occurs any Change of
Control; or

          (l) Subordinated Notes. (i) The Subordination Provisions shall fail to be enforceable by the Agent or any Bank which has not effectively waived the benefits thereof, or the principal or interest on any Loan or other amounts payable hereunder shall fail to constitute "Senior Indebtedness" (as defined in the Subordinated Debt Agreement and the Subordinated Notes); or (ii) the Company or any Subsidiary shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that any of the Subordination Provisions exist for the benefit of the Agent and each Bank, (C) that all payments of principal or interest with respect to the Subordinated Notes made by the Company, or realized from the liquidation of any property of the Company, shall be subject to any of the Subordination Provisions or (D) that this is the Bank Credit Agreement referred to in the Subordinated Debt Agreement; or (iii) any holder of Subordinated Notes shall commence or file a proceeding disavowing or contesting in any manner any of the matters specified in subclause (ii)(A) through (D) and such proceeding shall either (x) not be dismissed within 60 days after commencement thereof or (y) have resulted in a judgment being rendered against the Company.

     9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (a) declare the Commitments to be terminated, whereupon such Commitments shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable (whereupon the Company shall, in accordance with subsection 3.03(b), immediately be required to reimburse the Issuing Bank with respect thereto), and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

          (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan
Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of subsection (g)(i) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any Obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest thereon, all L/C Obligations and all other Obligations shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

     9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                           ARTICLE X
                           THE AGENT
                           ---------

     10.01     Appointment and Authorization; "Agent".   (a) Each
Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Tranche B Revolving Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this
Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other

Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower, any Subsidiary or any Affiliate of the Borrowers.

     10.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks or all the Banks (in the case of those matters referred to in the proviso of Section 11.01), as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or all the Banks (in the case of those matters referred to in the proviso of Section 11.01), as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and the Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of any of the Agent-Related Persons.

     10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers, the Subsidiaries and their Affiliates as though BofA were not the Agent hereunder or the Issuing Bank and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrowers, the Subsidiaries or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or other Persons) and acknowledge that the

Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing
Bank, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     10.09 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.


                           ARTICLE XI
                         MISCELLANEOUS
                         -------------

     11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or Subsidiary Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks), the Borrowers and the Subsidiary Guarantors and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment or consent shall, unless in writing and signed by all the Banks, the Borrowers and the Subsidiary Guarantors and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02), except as provided in Section 2.16;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to subclause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

          (e) release all or any of the Subsidiary Guarantors from their obligations under Section 11.09 (other than pursuant to any transaction permitted by Section 8.02 or 8.03 in which the Subsidiary Guarantor ceases to be a Subsidiary); or

          (f) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto; (iii) no amendment, waiver or consent of any provision of this Agreement or any other Loan Document relating exclusively to (A) the Swing Line Loan Commitment or Swing Line Loans or (B) the Tranche A Revolving Commitment or Tranche A Revolving Loans shall be effective unless consented to in writing by the Swing Line Bank and the Tranche A Revolving Bank, respectively; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it; and (v) the Tranche A Revolving Bank and each relevant Tranche A Revolving Borrower may enter into (without the consent of the Agent or any other Bank) any amendment, waiver or consent with respect to the Tranche A Revolving Supplement Agreement entered into between them if the terms thereof do not conflict with the terms contained in this Agreement.

     11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower or Subsidiary Guarantor by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to any Borrower, Subsidiary Guarantor, Lender, Issuing Bank or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent, the Tranche A Revolving Bank or the Issuing Bank shall not be effective until actually received by the Agent, the Tranche A Revolving Bank or the Issuing Bank, as the case may be.

          (c) Any agreement of the Agent and the Banks herein to receive from the Borrowers notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by any Borrower to give such notice and the Agent and the Banks shall not have any liability to any Borrower or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04     Costs and Expenses.  The Borrowers shall:

          (a) whether or not the transactions contemplated hereby are consummated, jointly and severally pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; provided, however, that the Foreign Borrowers shall only be liable for those costs and expenses relating to the Foreign Obligations.

          (b) jointly and severally pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); provided, however, that the Foreign Borrowers shall only be liable for those costs and expenses relating to the Foreign Obligations.

     11.05 Borrowers' Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to jointly and severally indemnify, defend and hold the Agent-Related Persons, the Issuing Bank and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the resignation of the Agent or the Issuing Bank or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, or related to any Tranche A Revolving transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that (i) no Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person and (ii) the Foreign Borrowers shall only be liable for those Indemnified Liabilities relating to the Foreign Obligations. The agreements in this Section shall survive payment of all other Obligations.

     11.06 Payments Set Aside. To the extent that any Borrower or Subsidiary Guarantor makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     11.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company (which consent shall be required at all times other than during the existence of an Event of Default and shall not be unreasonably withheld) and the Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that (A) the Tranche A Revolving Bank may not assign less than 100% of the Tranche A Revolving Commitment and Tranche A Revolving Loans and a Swing Line Bank may not assign less than 100% of the Swing Line Commitment and Swing Line Loans, and (B) the Borrowers and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in substantially the form of Exhibit E ("Assignment and Acceptance") together (in the case of the Company only) with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received an Assignment and Acceptance that has been signed by the appropriate Persons as provided in subsection (a) and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except to the extent such rights are by the express terms hereof stated to survive) and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after its receipt of notice by the Agent that it has received an Assignment and Acceptance that has been signed by the appropriate Persons as provided in subsection (a) and payment of the processing fee, each relevant Borrower shall, if requested by the relevant Bank, execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons (a "Participant") participating interests in any Loans, the Commitments of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers, the Agent and the Issuing Bank shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01 and
(v) on or prior to the date any such Person becomes a Participant it shall have delivered to the Company and the Agent or file with the appropriate taxing authority the tax forms, if any, it would have been required to deliver or file pursuant to subsection 4.01(e) or (f), as the case may be, if it were a Bank hereunder, and shall thereafter comply with the provisions of subsection 4.01(g). In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder (provided, however, that the Borrowers shall not be required to pay any amount pursuant to Sections 4.01 and 4.03 that is greater than the amount which they would have been required to pay had no participation interest been sold) and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     11.09     Guaranty of the Borrowers and Subsidiary
Guarantors.

          (a) Guaranty. The Borrowers and Subsidiary Guarantors make the following guarantees:

               (i) The Company and each Domestic Subsidiary
     Guarantor unconditionally and irrevocably jointly and severally guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under
     Section 362(a) of the Bankruptcy Code or other comparable
     law) of all the Obligations, whether for principal, interest, fees, expenses or otherwise, and including any and all costs and expenses (including reasonable Attorney Costs) incurred by the Agent, any Bank or any Indemnified Person in enforcing any of their respective rights with respect thereto; provided, however, that the Company and each Domestic Subsidiary Guarantor shall be liable pursuant to the guaranty under this subsection (a)(i) only for the maximum amount of such liability that can be incurred without rendering this guaranty as it relates to the Company and each such Domestic Subsidiary Guarantor voided under
     Section 548 of the Bankruptcy Code or any applicable provisions of any comparable law.

               (ii) Each Foreign Borrower and Foreign Subsidiary Guarantor unconditionally and irrevocably jointly and severally guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or other comparable law) of all the Foreign Obligations, whether for principal, interest, fees, expenses or otherwise, and including any and all costs and expenses (including reasonable Attorney Costs) incurred by the Agent, any Bank or any Indemnified Person in enforcing any of their respective rights with respect thereto; provided, however, that each Foreign Subsidiary Guarantor and Foreign Borrower shall be liable pursuant to the guaranty under this subsection (a)(ii) only for the maximum amount of such liability that can be incurred without resulting in this guaranty as it relates to each such Foreign Subsidiary Guarantor and Foreign Borrower to be (A) voided under
     Section 548 of the Bankruptcy Code or any applicable provisions of comparable law or (B) cause any criminal or civil liability to be imposed against any such Foreign Subsidiary Guarantor or Foreign Borrower or any of their officers or directors under applicable foreign law.

The foregoing guaranties constitute a guaranty of payment when due and not merely of collection, and each Borrower and Subsidiary Guarantor specifically agrees that it shall not be necessary or required for the Agent, any Bank or any Indemnified Person to exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower, and Subsidiary Guarantor or any other Person before or as a condition to the obligations of any Borrower or Subsidiary Guarantor hereunder.

          (b) Acceleration of Guarantees. Each Borrower and Subsidiary Guarantor agrees that (i) in the event of any Insolvency Proceeding affecting any Borrower or Subsidiary Guarantor or (ii) upon notice of acceleration of the Obligations from the Agent pursuant to Section 9.02, and if any such event shall occur at a time when any of the Obligations may not then be due and payable, (i) the Company and each Domestic Subsidiary Guarantor, jointly and severally, will pay pursuant to subclause
(a)(i) to the Agent (on behalf of the Banks) forthwith the full amount which would be payable hereunder by the Borrowers and the Subsidiary Guarantors if all the Obligations were then due and payable, and (ii) each Foreign Borrower and Foreign Subsidiary Guarantor, jointly and severally, will pay pursuant to subclause
(a)(ii) to the Tranche A Revolving Bank forthwith the full amount which would be payable hereunder by the Foreign Borrowers and the Foreign Subsidiary Guarantors if all the Foreign Obligations were then due and payable.

          (c) Guarantees Absolute. Each guaranty pursuant to this Section 11.09 is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until (A) all the Obligations guaranteed by each Borrower and Subsidiary Guarantor have been indefeasibly paid in full in cash and (B) all related Commitments shall have permanently terminated. Each Borrower and Subsidiary Guarantor guarantees that the Obligations guaranteed by each such Borrower and Subsidiary Guarantor will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any of the Banks with respect thereto. The liability of each Borrower and Subsidiary Guarantor under this Section 11.09 shall be absolute and unconditional irrespective of:

               (i)  any lack of validity, legality or
     enforceability of this Agreement, the Notes, any other Loan
     Document or any other agreement or instrument relating to any thereof;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from this Agreement, the Notes or any other Loan Document;

               (iii)any addition, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

               (iv) the failure of the Agent or any Bank

                    (A)  to assert any claim or demand or to
               enforce any right or remedy against any Borrower, Subsidiary Guarantor or any other Person under the provisions of this Agreement, any Note, any other Loan Document or otherwise;

                    (B)  to exercise any right or remedy against
               any other guarantor of, or collateral securing, any of the Obligations; or

                    (C)  to disclose to any Subsidiary Guarantor
               any matter relating to the business, operation or condition of any Borrower or other Subsidiary Guarantor or any other matter relating to any of their financial condition or otherwise;

               (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan
     Document;

               (vi) any defense, set-off or counter-claim which may at any time be available to or be asserted by any Borrower or Subsidiary Guarantor against any other Borrower or Subsidiary Guarantor, the Agent or any Bank;

               (vii) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower and Subsidiary Guarantor hereby waives any right to or claim
     of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise; or

               (viii)    any other circumstance which might
     otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower or Subsidiary
     Guarantor.

          (d) Reinstatement, etc. Each Borrower and Subsidiary Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations guaranteed by any such Borrower or Subsidiary Guarantor is rescinded or must otherwise be restored by the Agent or any Bank as a result of any Insolvency Proceeding affecting any Borrower, any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

          (e) Waiver of Diligence, etc. Each Borrower and Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations guaranteed by any such Borrower or Subsidiary Guarantor and this guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower, any Subsidiary Guarantor or any other Person.

          (f) Waiver of Subrogation. Each Borrower and Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any other Borrower or Subsidiary Guarantor that arises from the existence, payment, performance or enforcement of its obligations under its guaranty hereunder, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Agent or any Bank against any Borrower or Subsidiary Guarantor which the Agent or any Bank now has or hereafter acquires (whether or not such claim, remedy or right arises in equity, or under contract, statute or common law), including the right to take or receive from any Borrower or Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Borrower or Subsidiary Guarantor in violation of the preceding sentence and the Obligations guaranteed by each such Borrower and Subsidiary Guarantor shall not have been indefeasibly paid in cash in full and all the related Commitments have not been permanently terminated, such amount shall forthwith be paid to the Agent on behalf of the Banks by such Borrower and Subsidiary Guarantor, as the case may be, to be credited and applied against such Obligations, whether matured or unmatured, and (except in the case of property of Sola Optical Partners, Sola International Holdings Ltd., Sola Corporation Limited and Sola Optical Holdings Pty. Ltd. or property of the Company situated in Australia) until such payment shall be deemed to have been paid to such Borrower or Subsidiary Guarantor, as the case may be, for the benefit of, and held in trust for, the Banks. Each Borrower and Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

          (g) Intercompany Subordinated Indebtedness. Each Borrower and Subsidiary Guarantor agrees that the payment of the principal of, or interest on, any Indebtedness or other amounts owing to it by any Borrower (the "Intercompany Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all the Obligations:

               (i) Upon the maturity of any Obligations, whether at stated maturity, by acceleration or otherwise, such Obligations shall first be paid in full in cash and all the Commitments shall have been permanently terminated before any payment (whether in cash, property, securities or otherwise) is made by any Borrower on account of the Intercompany Subordinated Indebtedness;

               (ii) If any Default or Event of Default is in existence no Borrower shall, directly or indirectly, make any payment of any Intercompany Subordinated Indebtedness until all the Obligations have been paid in full in cash and
     all the Commitments have been permanently terminated.   Each
     Subsidiary Guarantor hereby agrees that, so long as any such Default or Event of Default exists, it will not sue for, or otherwise take any action to enforce any Borrower's obligations to pay, any amounts owing in respect of any Intercompany Subordinated Indebtedness;

               (iii) In the event that notwithstanding the provisions of the preceding subsections (i) and (ii), a Borrower shall make any payment on account of any Intercompany Subordinated Indebtedness at a time when payment is not permitted by said subsection (i) or (ii), such payment shall be paid forthwith over and delivered to, the Agent, if paid by the Company, or the Tranche A Revolving Bank, if paid by any other Borrower, for application to the payment in full in cash of all the Domestic Obligations and Foreign Obligations, as the case may be and (except in the case of payments by Sola Optical Partners, Sola International Holdings Ltd., Sola Corporation Limited or Sola Optical Holdings Pty. Ltd) shall be held by such Subsidiary Guarantor in trust for the benefit of the Agent, if paid by the Company, or the Tranche A Revolving Bank, if paid by any other Borrower; and

               (iv) In the event any Borrower is subject to any Insolvency Proceeding, any payment or distributions of assets of such Borrower of any kind or character, whether in cash, property or securities to which any Subsidiary Guarantor would be entitled except for the provisions of this subsection, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the Agent, with respect to payments or distributions on behalf of the Company, or the Tranche A Revolving Bank, with respect to payments or distributions on behalf of any other Borrower, for application to the payment in full in cash of all the Domestic Obligations and Foreign Obligations, as the case may be.

               The terms of this subsection (g) are continuing, absolute, unconditional and irrevocable, and shall remain in full force and effect notwithstanding the occurrence of any of the events described in subclause (c).

          (h) Release. Any Subsidiary Guarantor that shall not be, at any time, a Subsidiary of the Company shall automatically be released from the terms of this Section.

     11.10 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Borrower and provided to it by any

Borrower or any Subsidiary, or by the Agent on any Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with any Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to such Bank; provided, however, that any Bank may disclose, and each Borrower hereby irrevocably consents to the disclosure by any Bank of, such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process;
(C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party;
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower or Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     11.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to any Borrower or Subsidiary Guarantor, any such notice being waived by the Borrowers and Subsidiary Guarantors to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrowers and Subsidiary Guarantors against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided, that any amounts received by exercising such set-off rights against any Foreign Borrower or Foreign Subsidiary Guarantor may only be applied against the Foreign Obligation. Each Bank agrees promptly to notify the Company, the Agent and the Tranche A Revolving Bank after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.16     Governing Law and Jurisdiction.  (a)  THIS
AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT
THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER
FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER AND SUBSIDIARY GUARANTOR, THE AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.
EACH BORROWER AND SUBSIDIARY GUARANTOR, THE AGENT AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH BORROWER AND SUBSIDIARY GUARANTOR, THE AGENT AND EACH BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     11.17 Waiver of Jury Trial. EACH BORROWER AND SUBSIDIARY GUARANTOR, EACH BANK AND THE AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER AND SUBSIDIARY

GUARANTOR, EACH BANK AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.18 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent (or, in the case of the Tranche A Revolving Loans, the Tranche A Revolving
Bank) could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Agent, the Issuing Bank or the Tranche A Revolving Bank, as the case may be, hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent, the Issuing Bank or the Tranche A Revolving Bank, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent, the Issuing Bank or the Tranche A Revolving Bank, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent, the Issuing Bank or the Tranche A Revolving Bank, as the case may be, in the Agreement Currency, the relevant Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent, the Issuing Bank or the Tranche A Revolving Bank, as the case may be, to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent, the Issuing Bank or the Tranche A Revolving Bank, as the case may be, in such currency, the Agent, the Issuing Bank or the Tranche A Revolving Bank, as the case may be, agrees to return the amount of any excess to the relevant Borrower (or to any other Person who may be entitled thereto under applicable law).

     11.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Subsidiary Guarantors, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     11.20 Change in Law. If as a result of a change in law after the Closing Date any Foreign Borrower or Foreign Subsidiary Guarantor, as the case may be, is able to guaranty or otherwise become liable for the repayment of the Domestic Obligations (whether pursuant to Section 11.09 or otherwise) without suffering to exist any material adverse tax consequences, such Foreign Borrower or Foreign Subsidiary Guarantor, as the case may be, shall promptly notify the Agent of the same. Promptly following receipt by the Agent of each such notice (and, in any event, within 20 Business Days), this Agreement and the other Loan Documents shall be amended on terms in form and substance satisfactory to Agent and the Majority Banks so that the relevant Foreign Borrower and Foreign Subsidiary Guarantor guarantees and is otherwise liable for all the Obligations to the same extent as if it were the Company or a Domestic Subsidiary Guarantor, as the case may be.

     11.21 Co-Agents. The Agent hereby designates the First National Bank of Boston and The Bank of Nova Scotia as co-agents under this Agreement, and their execution of this Agreement in their capacity as a Bank shall evidence their acceptance thereof. Neither The First National Bank of Boston nor The Bank of Nova Scotia shall have any additional rights or obligations under this Agreement or the other Loan Documents as a result of their designation as co-agents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                              BORROWERS:

                              SOLA INTERNATIONAL INC.


                              By: /s/ James Gould
                                 ---------------------------
                              Name:  James Gould
                              Title:  Attorney in Fact


                              SOLA INTERNATIONAL HOLDINGS LTD.
                                (ACN007719708)
                              SOLA OPTICAL HOLDINGS (U.K.)
                              LIMITED
                              SOLA OPTICAL S.A.
                              SOLA OPTICAL GMBH
                              SOLA HONG KONG LIMITED
                              SOLA ADC LENSES LIMITED
                              SOLA OPTICAL ITALIA S.P.A.
                              SOLA OPTICAL JAPAN LIMITED
                              SOLA OPTICAL SINGAPORE PTE. LTD.



                              By: /s/ James Gould
                                 ---------------------------
                              Name:  James Gould
                              Title:  Attorney in Fact

                              SUBSIDIARY GUARANTORS:


                              SOLA OPTICAL HOLDINGS PTY. LTD.
                                (ACN0060836811)
                              SOLA CORPORATION LIMITED
                                (ACN008065905)
                              SOLA BRASIL INDUSTRIA OPTICA LTDA.
                              SOLA OPTICAL (U.K.) LIMITED
                              INDUSTRIES OPTIQUE SOLA S.A.
                              SOLA OPTICAL HOLDINGS S.A.R.L.
                              SOLA GROUP HOLDINGS GMBH
                              AMERICAN OPTICAL LENS COMPANY
                              SOLA OPTICAL HOLDINGS AUS. LTD.
                              SOLA OPTICAL HOLDINGS FR. LTD.


                              By: /s/ James Gould
                                 ---------------------------
                              Name:  James Gould
                              Title:  Attorney in Fact


                              SOLA OPTICAL PARTNERS, a Limited
                              Partnership, by its Managing
                              Partner, Sola
                              International Inc.


                              By: /s/ James Gould
                                 ---------------------------
                              Name:  James Gould
                              Title:  Attorney in Fact

                              AGENT:

                              BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS
                                ASSOCIATION, as Agent



                              By: /s/ Christine Corti
                                 ---------------------------
                              Name:  Christine Corti
                              Title:  Vice President


                              ISSUING BANK:

                              BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS
                                ASSOCIATION, as Issuing Bank


                              By: /s/ Linda A. Carper
                                 ---------------------------
                              Name:  Linda A. Carper
                              Title:  Managing Director



                              BANKS:

                              BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS ASSOCIATION



                              By: /s/ Linda A. Carper
                                 ---------------------------
                              Name:  Linda A. Carper
                              Title:  Managing Director

                              THE BANK OF NOVA SCOTIA



                              By: /s/ Eric M. Knight
                                 ---------------------------
                              Name:  Eric M. Knight
                              Title:  Relationship Manager

                              THE FIRST NATIONAL BANK OF BOSTON


                              By: /s/ Lisa S. Marshall
                                 ---------------------------
                              Name:  Lisa S. Marshall
                              Title:  Managing Director


                              DEUTSCHE BANK AG
                                Los Angeles Branch and/or
                                Cayman Islands Branch


                              By: /s/ Jonathan S. Jessup
                                 ---------------------------
                              Name:  J. Scott Jessup
                              Title:  Vice President


                              By: /s/ Ross Howard
                                 ---------------------------
                              Name:  Ross A. Howard
                              Title:  Director


                              LASALLE NATIONAL BANK


                              By: /s/ Betty T. Latson
                                 ---------------------------
                              Name:  Betty T. Latson
                              Title:  First Vice President

                              NATIONSBANK OF TEXAS N.A.


                              By: /s/ Michele M. Shafroth
                                 ---------------------------
                              Name:  Michele M. Shafroth
                              Title:  Senior Vice President

                              SOCIETE GENERALE


                              By: /s/ J. Blaine Shaum
                                 ---------------------------
                              Name:  J. Blaine Shaum
                              Title:  Regional Manager

                              BANQUE PARIBAS


                              By: /s/ John J. McCormick, III
                                 ---------------------------
                              Name:  John J. McCormick, III
                              Title:  Vice President


                              By: /s/ Mary T. Finnegan
                                 ---------------------------
                              Name:  Mary T. Finnegan
                              Title:  Group Vice President


                              COMMERZBANK AKTIENGESELLSCHAFT,
                                Los Angeles Branch


                              By: /s/ Christian Jagenberg
                                 ---------------------------
                              Name:  Christian Jagenberg
                              Title:  SVP and Manager


                              By: /s/ Werner Schmidbauer
                                 ---------------------------
                              Name:  Werner Schmidbauer
                              Title:  Vice President


                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LTD.


                              By: /s/ Paul Clifford
                                 ---------------------------
                              Name:  Paul Clifford
                              Title:  Deputy General Manager

                              WELLS FARGO BANK,
                                NATIONAL ASSOCIATION


                              By: /s/ Katherine Martin
                                 ---------------------------
                              Name:  Katherine Martin
                              Title:  Vice President

                                                    SCHEDULE 2.01

                           COMMITMENTS
           AND PRO RATA SHARES AS OF THE CLOSING DATE
           -------------------------------------------

                                    Tranche A                     Tranche B
                     Tranche A      Revolving      Tranche B      Revolving
                   Revolving Pro   Commitment     Revolving Pro  Commitment
      Bank          Rata Share       Amount        Rata Share      Amount

TRANCHE A
REVOLVING BANK:

Bank of America
National Trust
and Savings            100%        $30,000,000        --             --
Association

TRANCHE B
REVOLVING BANKS:        --             --

Bank of America
National Trust
and Savings                                       6.66666667%    $ 8,000,000
Association

The Bank of Nova                                 16.66666667%    $20,000,000
Scotia

The First
National Bank of                                 16.66666667%    $20,000,000
Boston

Deutsche Bank AG
Los Angeles
Branch and/or
Cayman Islands                                    8.33333333%    $10,000,000
Branch

LaSalle National                                  8.33333333%    $10,000,000
Bank

NationsBank of
Texas N.A.                                        8.33333333%    $10,000,000

Societe Generale                                  8.33333333%    $10,000,000

Banque Paribas                                    6.66666667%    $ 8,000,000

Commerzbank
Aktiengesellschaft,                               6.66666667%    $ 8,000,000
Los Angeles Branch

The Long-Term
Credit Bank of                                    6.66666667%    $ 8,000,000
Japan, Ltd.

Wells Fargo Bank,
National                                          6.66666667%    $ 8,000,000
Association

TERM LOAN BANKS:        --             --             --             --

Bank of America
National Trust
and Savings
Association

The Bank of Nova
Scotia

The First
National Bank of
Boston



Deutsche Bank AG
Los Angeles
Branch and/or
Cayman Islands
Branch

LaSalle National
Bank

NationsBank of
Texas N.A.

Societe Generale

Banque Paribas

Commerzbank
Aktiengesellschaft,
Los Angeles Branch

The Long-Term
Credit Bank of
Japan, Ltd.

Wells Fargo Bank,
National
Association

SWING LINE BANK:

Bank of America
National Trust
and Savings             --             --             --             --
Association




                   Term Loan Pro    Term Loan    Swing Line Pro  Swing Line
      Bank          Rata Share     Commitment     Rata Share     Commitment
                                     Amount                        Amount
TRANCHE A
REVOLVING BANK:

Bank of America
National Trust
and Savings             --             --             --             --
Association

TRANCHE B
REVOLVING BANKS:        --             --             --             --

Bank of America
National Trust
and Savings
Association

The Bank of Nova
Scotia

The First
National Bank of
Boston

Deutsche Bank AG
Los Angeles
Branch and/or
Cayman Islands
Branch

LaSalle National
Bank

NationsBank of
Texas N.A.

Societe Generale

Banque Paribas

Commerzbank
Aktiengesellschaft,
Los Angeles Branch

The Long-Term
Credit Bank of
Japan, Ltd.

Wells Fargo Bank,
National
Association

TERM LOAN BANKS:                                      --             --

Bank of America
National Trust
and Savings         6.66666667%    $2,000,000
Association

The Bank of Nova   16.66666667%    $5,000,000
Scotia

The First
National Bank of   16.66666667%    $5,000,000
Boston



Deutsche Bank AG
Los Angeles
Branch and/or
Cayman Islands      8.33333333%    $2,500,000
Branch

LaSalle National    8.33333333%    $2,500,000
Bank

NationsBank of
Texas N.A.          8.33333333%    $2,500,000

Societe Generale    8.33333333%    $2,500,000

Banque Paribas      6.66666667%    $2,000,000

Commerzbank
Aktiengesellschaft, 6.66666667%    $2,000,000
Los Angeles Branch

The Long-Term
Credit Bank of      6.66666667%    $2,000,000
Japan, Ltd.

Wells Fargo Bank,
National            6.66666667%    $2,000,000
Association

SWING LINE BANK:

Bank of America
National Trust
and Savings             --             --            100%        $5,000,000
Association

                                                   SCHEDULE 11.02

                PAYMENT OFFICES, LENDING OFFICES
           AND NOTICE OFFICES AS OF THE CLOSING DATE
           -------------------------------------------

I.   BORROWERS AND SUBSIDIARY GUARANTORS:

     A.   COMPANY:

          Sola International Inc.
          2420 Sand Hill Road, Suite 200
          Menlo Park, CA 94025
          Attention:  James S.P. Gould
          Telephone:  (415) 324-6868
          Facsimile:  (415) 324-6850 or 6870

          A copy of all notices sent to each Foreign Borrower as provided in Items I.C through 12 below shall be provided to the Company at the address and telecopier number provided for above.

     B.   TRANCHE A REVOLVING BORROWERS:

          1.   United States

               Sola International Inc.
               2420 Sand Hill Road, Suite 200
               Menlo Park, CA 94025
               Attention:  James S.P. Gould
               Telephone:  (415) 324-6868
               Facsimile:  (415) 324-6850 or 6870

          2.   Australia

               Sola International Holdings Ltd.
               c/o Sola International Inc.
               2420 Sand Hill Road, Suite 200
               Menlo Park, CA  94025
               Attention:  Warren Ortman/Tom Conlon
               Telephone:  (415) 324-6868
               Facsimile:  (415) 324-6850 or 6870

          3.   United Kingdom

               Sola Optical Holdings (U.K.) Limited
               P.O. Box 143
               Holford Way, Holford
               Birmingham, England B6 7UU
               Attention:  Alastair Murray
               Telephone:  (011)(44)(121) 356-5595
               Facsimile:  (011)(44)(121) 356-7678

          4.   France

               Sola Optical S.A.
               5 Rue de Bitche
               57620 Goetzenbruck
               France
               Attention:  Thierry Pollratsky or Bernard Schott
               Telephone:  (011)(33)(87) 969608
               Facsimile:  (011)(33)(87) 969410

          5.   Federal Republic of Germany

               Sola Optical GmbH
               Ludwig-Erhard Str. 23
               61440 Oberursel
               Federal Republic of Germany
               Attention:  Helmut Trottenburg
               Telephone:  (011)(49) 6171-62010
               Facsimile:  (011)(49) 6171-620140

          6.   Hong Kong

               Sola Hong Kong Limited
               Unit 403, 4th Floor
               Shui Hing Centre
               13 Sheung Yuet Road
               Kowloon Bay, Kowloon
               Hong Kong
               Attention:  Angela Sung
               Telephone:  (011)(852) 2751-7328
               Facsimile:  (011)(852) 2796-3921

          7.   Republic of Ireland

               Sola ADC Lenses Limited
               Whitemill Industrial Estate
               Wexford Town
               Republic of Ireland
               Attention:  Brian Crengh
               Telephone:  (011)(353)(53) 43700
               Facsimile:  (011)(353)(53) 41671

          8.   Italy

               Sola Optical Italia Spa
               Via 24 Maggio No. 4
               21043 Castiglione Olona
               Varese, Italy
               Attention:  Paolo Semenza
               Telephone:  (011)(30(331) 851111
               Facsimile:  (011)(30(331) 850720

          9.   Japan

               Sola Optical Japan Limited
               Nissei Fushimi-machi Bldg, 4th Floor
               4-4-1 Fushimi-machi
               Chuo-Ku, Osaka 541, Japan
               Attention:  Kazumi Takashima
               Telephone:  (011)(8133) 202-2671
               Facsimile:  (011)(8133) 202-2675

          10.  Republic of Singapore

               Sola Optical Singapore Pte. Ltd.
               1200 Depot Road
               Republic of Singapore 109675
               Attention:  Finance Manager
               Telephone:  (011)(65) 272-2111
               Facsimile:  (011)(65) 273-2329

          11.  Republic of China[FN1]

               Sola Optical Taiwan Ltd.
               62-154 Lin 8, Nei Chu Li
               Chung Li, Taoynan
               Republic of China
               Attention:  Rita Oung
               Telephone:  (011)(886)(3) 425-5166
               Facsimile:  (011)(886)(3) 425-5002

          12.  Switzerland[FN1]

               American Optical Corp.
                 International AG


     C.   SUBSIDIARY GUARANTORS:

          Sola Optical Partners
          Sola Optical Holdings Pty. Ltd.
          Sola Corporation Limited
          Sola Brasil Industria Optica Ltda.
          Sola Optical (U.K.) Limited
          Industries Optique Sola S.A.
          Sola Optical Holdings S.A.R.L.
          Sola Group Holdings GmbH
          American Optical Lens Company
          Sola Optical Holdings Aus. Ltd.
          Sola Optical Holdings Fr. Ltd.

          c/o Sola International Inc.
          2420 Sand Hill Road, Suite 200
          Menlo Park, CA 94025
          Attention:  James S.P. Gould
          Telephone:  (415) 324-6868
          Facsimile:  (415) 324-6850 or 6870

     [FN1]     Applicable when Sola Optical Taiwan Ltd. and
American Optical Corporation International AG, as the case may be, becomes a Foreign Borrower as provided in Section 7.13.

II.  AGENT:

     PAYMENT AND LENDING OFFICE:

     Bank of America National Trust
        and Savings Association
     ABA 121-000-358
     Account No.:  12332-15094
     Account Name:  Agency Management Services #5596
     Ref:  Sola International

     NOTICE OFFICE:

     Bank of America National Trust
        and Savings Association
     Agency Management Services #5596
     1455 Market Street, 12th Floor
     San Francisco, California 94103
     Attention:  Christine Cordi
     Telephone:  (415) 436-2790
     Facsimile:  (415) 436-2700

III. BANKS AND ISSUING BANK:

     A.   TRANCHE A REVOLVING BANK:

          1.   Tranche A Revolving Loans to the Company:

               Domestic Lending Office:

               Bank of America National Trust
                 and Savings Association
               1850 Gateway Boulevard, Fourth Floor
               Concord, CA 94520
               Attention:  Marlene Clarine
               Telephone:  (510) 675-7148
               Facsimile:  (510) 675-7531

               Notice Office:

               335 Madison Avenue
               New York, New York  10017
               Attention:  Linda A. Carper
               Telephone:  (212) 503-8325
               Facsimile:  (212) 503-7502

          2.   Tranche A Revolving Loans to Sola International
               Holdings Ltd.:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Sydney Branch
               Level 18, Bank of America Centre
               135 King Street, Sydney
               NSW 2000, Australia
               Attention:  Lawrence Chang
               Telephone:  (61) (2) 9931-4252
               Facsimile:  (61) (2) 9221-1023
                         - or -
               Attention:  Alan Huse
               Telephone:  (61) (3) 9623-6403
               Facsimile:  (61) (3) 9629-1534

          3.   Tranche A Revolving Loans to Sola Optical Holdings
               (U.K.) Limited:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association London Branch
               1 Alie Street
               P.O. Box 406
               London E18DE, England
               Attention:  Keith Thomas
               Telephone:  (011)(44)(171) 634-4436
               Facsimile:  (011)(44)(171) 634-4707

          4.   Tranche A Revolving Loans to Sola Optical S.A.:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Paris Branch
               43-47 Avenue de la Grande Armee
               75782 Paris, Cedex 16 France
               Attention:  Elisabeth Perrot du Vernay
               Telephone:  (011)(33) 1-4502-6905
               Facsimile:  (011)(33) 1-4501-7789

          5.   Tranche A Revolving Loans to Sola Optical GmbH:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Frankfurt Branch
               Ulmenstrasse 30, D-60325
               Post Office Box 110243
               Frankfurt, Federal Republic of Germany
               Attention:  Robert Wagner
               Telephone:  (011)(49)(69) 710010
                         - or-
               Attention:  Dede McKinnon
               Telephone:  (011)(49)(69) 7100-1307
               Facsimile:  (011)(49)(69) 7100-1261-62

          6.   Tranche A Revolving Loans to Sola Hong Kong Ltd.:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Hong Kong Branch
               12 Harcourt Road
               GPO Box 472
               Hong Kong
               Attention:  Sandra Wong
               Telephone:  (011)(852) 2847-5852
               Facsimile:  (011)(852) 2847-5214
                         - or -
               Attention:  Felix Fung
               Telephone:  (011)(852) 2847-5235
               Facsimile:  (011)(852) 2847-5890

          7.   Tranche A Revolving Loans to Sola ADC Lenses
               Limited:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Dublin Branch
               Russell Court, St. Stephen's Green
               Dublin 2, Republic of Ireland
               Attention:  Jonathan Law
               Telephone:  (011)(353) (1) 407-2151
               Facsimile:  (011)(353) (1) 407-2199
                         - or -
               Attention:  Keld Mortensen
               Telephone:  (011)(353) (1) 407-2137
               Facsimile:  (011)(353) (1) 407-2199

          8.   Tranche A Revolving Loans to Sola Optical Italia
               S.p.A.:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Milan Branch
               Corso Matteotti, 10
               20121 Milan, Italy
               Attention:  Filippo Reich
               Telephone:  (011)(39) (2) 76069-332
                         - or -
               Attention:  Luis Moncada
               Telephone:  (011)(39) (2) 76069-341
               Facsimile:  (011)(39) (2) 76069-200

          9.   Tranche A Revolving Loans to Sola Optical Japan
               Limited:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Tokyo Branch
               34/F, Ark Mori Building, 1-12-32 Akasaka 1-chrome
               Minato-ku, Tokyo 107, Japan
               Attention:  Satoshi Nemoto or Atsushi Tauchi
               Telephone:  (011)(813) 3587-3110
               Facsimile:  (011)(813) 3587-3460

          10.  Tranche A Revolving Loans to Sola Optical
               Singapore Pte. Ltd.:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Singapore Branch
               78 Shenton Way, #20-00
               Singapore 079120, Republic of Singapore
               Attention:  Yu Ming Lim or Andri Tim
               Telephone:  (011)(65) 320-3109
               Facsimile:  (011)(65) 320-3068 or 3137

          11.  Tranche A Revolving Loans to Sola Optical Taiwan
               Ltd.[FN2]:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Taipei Branch
               Bank Tower, 3/FL
               205 Tun Hwa North Road
               P.O. Box 118-400
               Taipei 105, Republic of China
               Attention:  Robert Wu
               Telephone:  (011)(886) (2) 717-9707
               Facsimile:  (011)(886) (2) 713-2850

          12.  Tranche A Revolving Loans to American Optical
               Corporation International AG[FN2]:

               Offshore Lending Office and Notice Office:

               Bank of America National Trust
                 and Savings Association Zurich Branch
               Gieshubelstrasse 45
               CH - 8027 Zurich, Switzerland
               Attention:  Linda E. Richards
               Telephone:  (011)(41) (1) 455-3436
               Facsimile:  (011)(41) (1) 455-3333

       [FN2]   Applicable when Sola Optical Taiwan Ltd. and
American Optical Corporation International AG, as the case may be, becomes a Foreign Borrower as provided in Section 7.13.

     B.   TRANCHE B REVOLVING BANKS:

          1.   Bank of America National Trust and Savings
               Association

               Domestic Lending Office and LIBOR Lending Office:

               1850 Gateway Boulevard, Fourth Floor
               Concord, CA 94520
               Attention:  Marlene Clarine
               Telephone:  (510) 675-7148
               Facsimile:  (510) 675-7531

               Notice Office:

               335 Madison Avenue
               New York, NY 10017
               Attention:  Linda A. Carper
               Telephone:  (212) 503-8325
               Facsimile:  (212) 503-7502

          2.   The Bank of Nova Scotia

               Domestic Lending Office and LIBOR Lending Office:

               600 Peachtree Street N.E., Suite 2700
               Atlanta, GA 30308
               Attention:  Norman Campbell
               Telephone:  (404) 877-1523
               Facsimile:  (404) 888-8998

               Notice Office:

               580 California Street, Suite 2100
               San Francisco, CA 94111
               Attention:  Eric M. Knight
               Telephone:  (415) 616-4172
               Facsimile:  (415) 397-0791

          3.   The First National Bank of Boston

               Domestic Lending Office and LIBOR Lending Office:

               100 Federal Street, 01-09-04
               Boston, MA 02110
               Attention:  Michele Taglione
               Telephone:  (617) 434-4039
               Facsimile:  (617) 434-0630/6685

               Notice Office:

               100 Federal Street, 01-09-05
               Boston, MA 02110
               Attention:  Lisa S. Marshall
               Telephone:  (617) 434-4117
               Facsimile:  (617) 434-6685

          4.   Deutsche Bank AG Los Angeles Branch and/or Cayman
               Islands Branch

               Domestic Lending Office and LIBOR Lending Office:

               550 S. Hope Street, Suite 1850
               Los Angeles, CA 90071
               Attention:  Anne Norwood
               Telephone:  (213) 630-7682
               Facsimile:  (213) 630-3436

               Notice Office:

               550 S. Hope Street, Suite 1850
               Los Angeses, CA  90071
               Attention:   J. Scott Jessup
               Telephone:  (213) 630-7620
               Facsimile:  (213) 630-3436

          5.   LaSalle National Bank

               Domestic Lending Office and LIBOR Lending Office:

               120 S. LaSalle Street
               Chicago, IL 60603
               Attention:  Michelle Bryan
               Telephone:  (312) 904-2694
               Facsimile:  (312) 904-6546

               Notice Office:

               120 S. LaSalle Street
               Chicago, IL 60603
               Attention:  Betty T. Latson
               Telephone:  (312) 904-2738
               Facsimile:  (312) 904-6546

          6.   NationsBank of Texas N.A.

               Domestic Lending Office and LIBOR Lending Office:

               901 Main Street
               Dallas, TX 75202
               Attention:  Kay Hibbs
               Telephone:  (214) 508-3089
               Facsimile:  (214) 508-0944

               Notice Office:

               444 South Flower Street, Suite 4100
               Los Angeles, CA 90071-3901
               Attention:  Michele Shafroth
               Telephone:  (213) 236-4907
               Facsimile:  (213) 624-5812

          7.   Societe Generale

               Domestic Lending Office, LIBOR Lending Office and
               Notice Office:

               2029 Century Park East, Suite 2900
               Los Angeles, CA 90067
               Attention:  Tulinh Wu
               Telephone:  (310) 788-7117
               Facsimile:  (310) 203-0539

          8.   Banque Paribas

               Domestic Lending Office and LIBOR Lending Office:

               787 Seventh Avenue
               New York, NY 10019
               Attention:  Dick O'Leary
               Telephone:  (212) 841-2169
               Facsimile:  (212) 841-2217

               Notice Office:

               787 Seventh Avenue, 32nd Floor
               New York, NY 10019
               Attention:  John McCormick
               Telephone:  (212) 841-2382
               Facsimile:  (212) 841-2333

          9.   Commerzbank Aktiengesellschaft, Los Angeles Branch

               Domestic Lending Office and LIBOR Lending Office:

               660 South Figueroa, Suite 1450
               Los Angeles, CA 90017
               Attention:  Werner Schmidbauer
               Telephone:  (213) 623-8223
               Facsimile:  (213) 623-0039

               Notice Office:

               660 South Figueroa, Suite 1450
               Los Angeles, CA 90017
               Attention:  Karla Wirth
               Telephone:  (213) 683-5408
               Facsimile:  (213) 683-0039

          10.  The Long-Term Credit Bank of Japan, Ltd.

               Domestic Lending Office, LIBOR Lending Office and
               Notice Office:

               444 South Flower Street, Suite 3700
               Los Angeles, CA 90071-2938
               Attention:  Wing-Yin Wong
               Telephone:  (213) 689-6246
               Facsimile:  (213) 626-1067

          11.  Wells Fargo Bank, National Association

               Domestic Lending Office and LIBOR Lending Office:

               420 Montgomery Street, MAC 0101-096
               San Francisco, CA 94163
               Attention:  Angela Ma
               Telephone:  (415) 396-3074
               Facsimile:  (415) 421-1352

               Notice Office:

               420 Montgomery Street, MAC 0101-096
               San Francisco, CA 94163
               Attention:  Katherine Martin
               Telephone:  (415) 396-8578
               Facsimile:  (415) 421-1352

     C.   TERM LOAN BANKS:

          1.   Bank of America National Trust and Savings
               Association

               Domestic Lending Office and LIBOR Lending Office:

               1850 Gateway Boulevard, Fourth Floor
               Concord, CA 94520
               Attention:  Marlene Clarine
               Telephone:  (510) 675-7148
               Facsimile:  (510) 675-7531

               Notice Office:

               335 Madison Avenue
               New York, NY 10017
               Attention:  Linda A. Carper
               Telephone:  (212) 503-8325
               Facsimile:  (212) 503-7502

          2.   The Bank of Nova Scotia

               Domestic Lending Office and LIBOR Lending Office:

               600 Peachtree Street N.E., Suite 2700
               Atlanta, GA 30308
               Attention:  Norman Campbell
               Telephone:  (404) 877-1523
               Facsimile:  (404) 888-8998

               Notice Office:

               580 California Street, Suite 2100
               San Francisco, CA 94111
               Attention:  Eric M. Knight
               Telephone:  (415) 616-4172
               Facsimile:  (415) 397-0791

          3.   The First National Bank of Boston

               Domestic Lending Office and LIBOR Lending Office:

               100 Federal Street, 01-09-04
               Boston, MA 02110
               Attention:  Michele Taglione
               Telephone:  (617) 434-4039
               Facsimile:  (617) 434-0630/6685

               Notice Office:

               100 Federal Street, 01-09-05
               Boston, MA 02110
               Attention:  Lisa S. Marshall
               Telephone:  (617) 434-4117
               Facsimile:  (617) 434-6685

          4.   Deutsche Bank AG Los Angeles Branch and/or Cayman
               Islands Branch

               Domestic Lending Office and LIBOR Lending Office:

               550 S. Hope Street, Suite 1850
               Los Angeles, CA 90071
               Attention:  Anne Norwood
               Telephone:  (213) 630-7682
               Facsimile:  (213) 630-3436

               Notice Office:

               550 S. Hope Street, Suite 1850
               Los Angeles, CA 90071
               Attention:  J. Scott Jessup
               Telephone:  (213) 630-7670
               Facsimile:  (213) 630-3436

          5.   LaSalle National Bank

               Domestic Lending Office and LIBOR Lending Office:

               120 S. LaSalle Street
               Chicago, IL 60603
               Attention:  Michelle Bryan
               Telephone:  (312) 904-2694
               Facsimile:  (312) 904-6546

               Notice Office:

               120 S. LaSalle Street
               Chicago, IL 60603
               Attention:  Betty T. Latson
               Telephone:  (312) 904-2738
               Facsimile:  (312) 904-6546

          6.   NationsBank of Texas N.A.

               Domestic Lending Office and LIBOR Lending Office:

               901 Main Street
               Dallas, TX 75202
               Attention:  Kay Hibbs
               Telephone:  (214) 508-3089
               Facsimile:  (214) 508-0944

               Notice Office:

               444 South Flower Street, Suite 4100
               Los Angeles, CA 90071-3901
               Attention:  Michele Shafroth
               Telephone:  (213) 236-4907
               Facsimile:  (213) 624-5812

          7.   Societe Generale

               Domestic Lending Office, LIBOR Lending Office and
               Notice Office:

               2029 Century Park East, Suite 2900
               Los Angeles, CA 90067
               Attention:  Tulinh Wu
               Telephone:  (310) 788-7117
               Facsimile:  (310) 203-0539

          8.   Banque Paribas

               Domestic Lending Office and LIBOR Lending Office:

               787 Seventh Avenue
               New York, NY 10019
               Attention:  Dick O'Leary
               Telephone:  (212) 841-2169
               Facsimile:  (212) 841-2217

               Notice Office:

               787 Seventh Avenue, 32nd Floor
               New York, NY 10019
               Attention:  John McCormick
               Telephone:  (212) 841-2382
               Facsimile:  (212) 841-2333

          9.   Commerzbank Aktiengesellschaft, Los Angeles Branch

               Domestic Lending Office, LIBOR Lending Office and
               Notice Office:

               660 South Figueroa, Suite 1450
               Los Angeles, CA 90017
               Attention:  Werner Schmidbauer
               Telephone:  (213) 623-8223
               Facsimile:  (213) 623-0039

          10.  The Long-Term Credit Bank of Japan, Ltd.

               Domestic Lending Office, LIBOR Lending Office and
               Notice Office:

               444 South Flower Street, Suite 3700
               Los Angeles, CA 90071-2938
               Attention:  Wing-Yin Wong
               Telephone:  (213) 689-6246
               Facsimile:  (213) 626-1067

          11.  Wells Fargo Bank, National Association

               Domestic Lending Office and LIBOR Lending Office:

               420 Montgomery Street, MAC 0101-096
               San Francisco, CA 94163
               Attention:  Katherine Martin
               Telephone:  (415) 396-8578
               Facsimile:  (415) 421-1352

               Notice Office:

               420 Montgomery Street, MAC 0101-096
               San Francisco, CA 94163
               Attention:  Angela Ma
               Telephone:  (415) 396-3074
               Facsimile:  (415) 421-1352

     D.   SWING LINE BANK:

               Bank of America National Trust and Savings
               Association

               Lending Office:

               1850 Gateway Boulevard, Fourth Floor
               Concord, CA 94520
               Attention:  Marlene Clarine
               Telephone:  (510) 675-7148
               Facsimile:  (510) 675-7531

               Notice Office:

               335 Madison Avenue
               New York, NY 10017
               Attention:  Linda A. Carper
               Telephone:  (212) 503-8325
               Facsimile:  (212) 503-7502

     E.   ISSUING BANK:

               Issuance Office:

               Bank of America National Trust
                 and Savings Association
               1850 Gateway Boulevard, Fourth Floor
               Concord, CA 94520
               Attention:  Marlene Clarine
               Telephone:  (510) 675-7148
               Facsimile:  (510) 675-7531

               Notice Office:

               335 Madison Avenue
               New York, NY 10017
               Attention:  Linda A. Carper
               Telephone:  (212) 503-8325
               Facsimile:  (212) 503-7502

                                                    ANNEX 5.02(e)


                  CERTAIN ADDITIONAL CONDITIONS
                    RELATING TO THE TRANCHE A
                         REVOVLING LOANS
                   -----------------------------


       1. Prior to the making of any Tranche A Revolving Loan to Sola Optical Japan Limited in any currency other than Japanese yen in an amount requiring any filing or other action under the Japan Foreign Exchange and Foreign Trade Control Law or other law of Japan, Sola Optical Japan Limited shall have provided evidence satisfactory to the Agent that such filing or other action has been made or completed, as the case may be, and is in full force and effect.

       2. Not later than five weeks after the Closing Date, Sola Hong Kong Limited shall have provided evidence satisfactory to the Agent that this Agreement has been duly delivered to the Hong Kong Registrar of Companies in the manner required by Section 80 of the Hong Kong Companies Ordinance.

       3. Not later than 21 days after the Closing Date, Sola Optical Holdings (U.K.) Limited and Sola Optical (U.K.) Limited shall have provided evidence satisfactory to the Agent that all charges required to be registered with respect to the Credit Agreement under the United Kingdom Companies Act (1985) (as amended) has been so registered.

                                                      EXHIBIT A-1

                      NOTICE OF BORROWING
                      (Domestic Loans)
                      --------------------


                         Date:                  , [19  ] [200  ]
                                 ---------------     --      --


To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc. (the "Company"), the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks.

                       SOLA INTERNATIONAL INC.
                       -----------------------

Ladies and Gentlemen:

     The Company refers to the Credit Agreement (the terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to subsection 2.03(a) of the Credit Agreement, of the Borrowing specified herein:

     1.   The Business Day of the proposed Borrowing is
               , [19   ] [200  ].
- ---------------     ---      --
     2.   The aggregate amount of the proposed Borrowing is
$              .
 --------------

     3.   The Borrowing is to be comprised of $            of
[LIBOR Rate] [Base Rate] Loans.                 -----------

     [4.  The duration of the Interest Period for the LIBOR Rate
Loans included in the Borrowing shall be [        months].]
                                          -------

     The Company hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the representations and warranties contained in
     Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing; and

          (c)  the proposed Borrowing will not cause the sum of
     (i) the aggregate principal amount of all outstanding Tranche B Revolving Loans and Swing Line Loans plus (ii) the aggregate Dollar Equivalent amount of all outstanding L/C Obligations to exceed the Tranche B Revolving Commitment Amount.

                                   SOLA INTERNATIONAL INC.


                                   By:
                                      -----------------------
                                   Name:
                                   Title:

                                                      EXHIBIT A-2

                      NOTICE OF BORROWING
                       (Swing Line Loans)
                      --------------------


                         Date:                  , [19   ] [200  ]
                                 ----------------     --      --

To: Bank of America National Trust and Savings Association, as Swing Line Bank and Agent for the Banks parties to the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc. (the "Company"), the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks.

                       SOLA INTERNATIONAL INC.
                       -----------------------

Ladies and Gentlemen:

     The Company refers to the Credit Agreement (the terms defined therein being used herein as therein defined) and hereby gives you a confirming notice irrevocably, pursuant to subsection 2.03(b) of the Credit Agreement, of the Borrowing specified herein:

     1.   The Business Day of the proposed Borrowing was
               , [19   ] [200  ].
- ---------------     ---      --

     2.   The aggregate amount of the proposed Borrowing was
$              of Base Rate Loans.
 -------------
     This Notice of Borrowing confirms the terms of the telephone
notice of Borrowing made earlier today by          of the Company
and         of the Swing Line Bank.       --------
    -------
     The Company hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the foregoing Borrowing and to the application of the proceeds therefrom:

          (a)  the representations and warranties contained in
     Article VI of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (b) no Default or Event of Default has occurred and is continuing, or would result from such Borrowing;

          (c)  such Borrowing has not and will not cause

               (i) the sum of (A) the aggregate principal amount of all outstanding Tranche B Revolving Loans and Swing Line Loans plus (B) the aggregate Dollar Equivalent amount of all outstanding L/C Obligations to exceed the Tranche B Revolving Commitment Amount; or

               (ii) the aggregate principal amount of all outstanding Swing Line Loans to exceed the Swing Line
          Loan Commitment Amount.


                                   SOLA INTERNATIONAL INC.


                                   By:
                                      -----------------------
                                   Name:
                                   Title:

                                                      EXHIBIT A-3

                      NOTICE OF BORROWING
                  (TRANCHE A REVOLVING LOANS)
                  ---------------------------


                                     Date:                  , 19
                                           -----------------    ---

To:  Bank of America National Trust and Savings
     Association[, Name of foreign country branch], as the Tranche A Revolving Bank under the Credit Agreement referred to below.

                   [Name of Foreign Borrower]
                   --------------------------

Ladies and Gentlemen:

     The undersigned [Name of Foreign Borrower] (the "Company") refers to (a) the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc., the Company, the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks, and (b) the Tranche A Revolving Supplement
Agreement, dated as of          ,       , [19  ] [200 ] (the
"Supplement Agreement"), between the Company and Bank of America National Trust and Savings Association[, Name of foreign country branch]. Terms defined in the Credit Agreement and the Supplement Agreement, as the case may be, are used herein as therein defined. The Company hereby gives you notice irrevocably, pursuant to subsection 2.03(c) of the Credit Agreement, of the Borrowing specified herein:

     1.   The Business Day of the proposed Borrowing is
                            , 19  .
           -----------------    --
     2. The aggregate amount of the proposed Borrowing is [Insert amount in the appropriate Offshore Currency].

     3. The Borrowing is to be comprised of [Insert amount in the appropriate Offshore Currency] of [Select appropriate Fixed
Rate Loan or Floating Rate Loan option] Loans.

     [4. The duration of the Interest Period for the [Insert selected Fixed Rate Loan option] included in the Borrowing shall
be [        days] [       months].]
    -------        -------
     The Company hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the representations and warranties contained in
     Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

          (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing; and

          (c) the proposed Borrowing will not cause the aggregate Dollar Equivalent principal amount of

               (i) all outstanding Tranche A Revolving Loans to exceed the Tranche A Revolving Commitment Amount; and

               (ii) the Tranche A Revolving Loans made in [Name of foreign country] to exceed the Offshore Sublimit
          Commitment Amount in [Name of foreign country].

                                   [NAME OF FOREIGN BORROWER]


                                   By:
                                        -----------------------
                                   Name:
                                   Title:

                                                      EXHIBIT B-1


               NOTICE OF CONVERSION/CONTINUATION
                        (DOMESTIC LOANS)
               ----------------------------------


                            Date:                , [19  ] [200  ]
                                 ----------------     --      --

To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc. (the "Company"), the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks.

                    SOLA INTERNATIONAL INC.
                    -----------------------

Ladies and Gentlemen:

     The Company refers to the Credit Agreement (the terms defined therein being used herein as therein defined) and hereby gives you notice irrevocably, pursuant to Subsection 2.04(a) of the Credit Agreement, of the [conversion] [continuation] of the Domestic Loans specified herein, that:

          1.  The date of the [conversion] [continuation] is
                , 19[  ] [200  ].
     -----------     --      --
          2.  The aggregate amount of the Loans [converted] is
     $          or [continued] is $            .
      ----------                   ------------
          3.  The Loans are to be [converted into] [continued as]
[LIBOR Rate] [Base Rate] Loans.

          [4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall
     be [     months]].
         -----
     The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing or would result from the proposed [conversion][continuation].

                                   SOLA INTERNATIONAL INC.



                                   By:
                                        -------------------------
                                        Name:
                                        Title:

                                                      EXHIBIT B-2
               NOTICE OF CONVERSION/CONTINUATION
                   (TRANCHE A REVOLVING LOANS)
               ----------------------------------

                              Date:                      , 19
                                     --------------------    ---

To:  Bank of America National Trust and Savings Association
     [, Name of foreign country branch], as the Tranche A
     Revolving Bank under the Credit Agreement referred to below.

                  [NAME OF FOREIGN BORROWER]
                  ---------------------------

Ladies and Gentlemen:

     The undersigned, [Name of Foreign Borrower] (the "Company"), refers to (a) the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc., the Company, the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks, and (b) the Tranche A Revolving Supplement
Agreement, dated as of           , [19   ] [200 ] (the
"Supplement Agreement"), between the Company and Bank of America National Trust and Savings Association [, Name of foreign country branch]. Terms defined the Credit Agreement and the Supplement Agreement, as the case may be, are used herein as therein defined. The Company hereby gives you notice irrevocably, pursuant to subsection 2.04(b) of the Credit Agreement, of the [conversion] [continuation] of the Tranche A Revolving Loans specified herein, that:

          1.  The date of the [conversion] [continuation] is
                 , 19   .
      -----------    ---
          2. The aggregate amount of the Loans [converted] is [Insert amount in the appropriate Offshore Currency] or [continued] is [Insert amount in the appropriate Offshore Currency].

          3.  The Loans are to be [converted into] [continued as]
     [Insert appropriate Floating Rate Loan or Fixed Rate Loan option] Loans.

          [4. The duration of the Interest Period for the [Insert appropriate Fixed Rate Loan option] Loans included
     in the [conversion] [continuation] shall be [     days]
     [     months].]                              ----
      ----
     The Company hereby certifies that no Default or Event of Default has occurred and is continuing or would result from the proposed [conversion] [continuation].

                                   [NAME OF FOREIGN BORROWER]

                                   By:
                                       ------------------------
                                   Name:
                                   Title:

                                                        EXHIBIT C

                     COMPLIANCE CERTIFICATE
                     ----------------------


                    SOLA INTERNATIONAL INC.


     This certificate is delivered pursuant to subsection 7.02(b) of the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc. (the "Company"), the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks. Terms defined in the Credit Agreement are used herein as therein defined.

     The Company hereby certifies and warrants that as of
                   , [19 ] [200 ](fn1)(the "Computation Date") no Default or Event of Default had occurred and is continuing and that:

     1.   LEVERAGE RATIO.  The Leverage Ratio was        to 1.00,
as computed on Attachment 1 hereto. The maximum Leverage Ratio permitted pursuant to subsection 8.12(a) of the Credit Agreement
on the Computation Date is        to 1.00 and, accordingly, the
aforementioned requirement of such subsection has [not] been satisfied.

     2.   FIXED CHARGE COVERAGE RATIO.  The Fixed Charge Coverage
Ratio was        to 1.00, as computed on Attachment 2 hereto.
The minimum Fixed Charge Coverage Ratio required pursuant to subsection 8.12(b) of the Credit Agreement on the Computation
Date is        to 1.00 and, accordingly, the aforementioned
requirement of such subsection has [not] been satisfied.

     3.   NET WORTH.  Net Worth was $               , as computed
on Attachment 3 hereto.  The minimum Net Worth required pursuant to subsection 8.12(c) of the Credit Agreement is
$               , and, accordingly, the aforementioned
requirement of such subsection has [not] been satisfied.

     4. COLLATERAL FOR PERMITTED SWAP OBLIGATIONS. The aggregate value of cash collateral and government securities pledged by the Company and its Subsidiaries to secure on a mark-to-market basis Permitted Swap Obligation in favor of [any counterparty does not exceed $10,000,000 and, accordingly, the requirements of subsection 8.01(n) of the Credit Agreement has
been satisfied] [                         is $
and, accordingly, the requirement of subsection 8.01(n) of the Credit Agreement that such amount not exceed $10,000,000 has not been satisfied].

     5.   DISPOSITION OF ASSETS.  The aggregate amount of all
dispositions of inventory, equipment or other property or assets by the Company or any Domestic Subsidiary to all the
- -----------------------------
fn1 The last day of the most recently completed fiscal quarter of the Company.

Foreign Subsidiaries since the Closing Date pursuant to
subsection 8.02(c) of the Credit Agreement was $               .
The aggregate amount of such dispositions that is permitted pursuant to such subsection is $20,000,000 and, accordingly, the aforementioned requirement of such subsection has [not] been satisfied.

     6. PERMITTED DISPOSITIONS. The aggregate consideration pursuant to subsection 8.02(f) of the Credit Agreement for
Permitted Dispositions since the Closing Date was $       , of
which $           was in the form of non-cash consideration.
The aggregate amount of such consideration that is permitted
pursuant to such subsection is $             (15% of total assets
after giving effect to each such Permitted Disposition), of which
$           (50% of the preceding amount) may be in the form of
non-cash consideration, and, accordingly, the aforementioned requirement of such subsection has [not] been satisfied.

     7. INTERCOMPANY TRANSACTIONS. The aggregate amount of extensions of credit (other than up to $15,000,000 of extensions of credit to Foreign Subsidiaries in connection with the sale to such Foreign Subsidiaries of assets acquired in connection with the American Optical Acquisition), capital contributions or purchases of equity by the Company or any of the Subsidiaries in favor of the Foreign Subsidiaries pursuant to subsection 8.04(c)
of the Credit Agreement was $       .  The aggregate amount of
such extensions of credit, capital contributions or purchases of
equity permitted pursuant to such subsection is $           (the
lesser of (i) the sum of (A) $25,000,000 plus (B) the amount of Available Net Equity Proceeds designated pursuant to the definition thereof by the Company to the Agent and
(ii) $45,000,000) and, accordingly, the aforementioned requirement has [not] been satisfied.

     8. PERMITTED ACQUISITIONS. The aggregate value of all consideration for all Permitted Acquisitions (other than the American Optical Acquisition) in the current fiscal year pursuant to subsection 8.04(d) of the Credit Agreement was
$               .  The aggregate value of all such consideration
that it permitted in any fiscal year pursuant to such subsection is $35,000,000 and, accordingly, the aforementioned requirement of such subsection has [not] been satisfied.

     9. INVESTMENTS IN JOINT VENTURES. The aggregate amount of Investments in Joint Ventures pursuant to subsection 8.04(e) of
the Credit Agreement was $               .  The aggregate amount
of such Investments permitted pursuant to such subsection is $10,000,000 and, accordingly, the aforementioned requirement has [not] been satisfied.

     10. INVESTMENTS IN PERMITTED DISPOSITIONS. The aggregate amount of all Investments made in connection with Permitted Dispositions since the Closing Date pursuant to
subsection 8.04(i) of the Credit Agreement was $               .
The aggregate amount of all such Investments that is permitted
pursuant to such subsection is $         (50% of the total
consideration received for all Permitted Dispositions since the Closing Date) and, accordingly, the aforementioned requirement of such subsection has [not] been satisfied.

     11.  OTHER INVESTMENTS.  The aggregate amount of outstanding
Investments made pursuant to subsection 8.04(k) of the Credit
Agreement was $        .  The aggregate amount of such
Investments permitted to be outstanding pursuant to such subsection is $15,000,000 and, accordingly, the aforementioned requirement has [not] been satisfied.

     12. GOVERNMENT GRANTS. The aggregate amount of grants by foreign Governmental Authorities incurred pursuant to subsection
8.05(g) of the Credit Agreement was $               .  The
aggregate amount of such grants permitted to be outstanding pursuant to such subsection is $10,000,000 and, accordingly, the aforementioned requirement of such subsection has [not] been satisfied.

     13.  ASSUMED INDEBTEDNESS.  The aggregate outstanding amount of Indebtedness since the Closing Date, pursuant to such
subsection 8.05(j) of the Credit Agreement, that existed at the
time each Person became a Subsidiary is $           .  The
aggregate amount of such Indebtedness that is permitted to be outstanding pursuant to subsection is $10,000,000 and, accordingly, the aforementioned requirement has [not] been satisfied.

     14. OTHER INDEBTEDNESS. The aggregate amount of other Indebtedness incurred pursuant to subsection 8.05(l) of the
Credit Agreement was $                .  The aggregate amount of
such Indebtedness that is permitted to be outstanding pursuant to
such subsection is $                (the lesser of (i) the sum of
(A) $20,000,000 plus (B) the amount of Available Net Equity Proceeds designated pursuant to the definition thereof by the Company to the Agent and (ii) $30,000,000) and, accordingly, the aforementioned requirement has [not] been satisfied.

     15. SURETY INSTRUMENTS. The aggregate amount of Contingent Obligations with respect to Surety Instruments incurred pursuant to subsection 8.08(d) of the Credit Agreement
was $               .  The aggregate amount of such Contingent
Obligations that is permitted to be outstanding pursuant to such subsection is $20,000,000 and, accordingly, the aforementioned requirement of such subsection has [not] been satisfied.

     16. (fn2) DIVIDENDS ON COMMON STOCK. The aggregate amount of cash dividends paid on the common stock of the Company during the fiscal year most recently ended prior to the Computation Date pursuant to subsection 8.10(iv) of the Credit Agreement was
$              .  The aggregate amount of such dividends
permitted pursuant to such subsection is $                (50% of
Net Income as reported in the most recent audited financial statements) and, accordingly, the aforementioned requirement has [not] been satisfied.

     17.  ACQUISITION OF CAPITAL STOCK.  The aggregate
consideration paid for all purchases, redemptions, acquisitions or retirements of capital stock of the Company in the current
fiscal year pursuant to subsection 8.10(v) was $              .
The aggregate amount of such

- -----------------------------
fn2 Complete only with respect to Computation Date as of the last day of the fiscal year of the Company.

consideration permitted pursuant to such subsection of the Credit
Agreement is $1,000,000 and, accordingly, the aforementioned requirement has [not] been satisfied.

     18. PRINCIPAL PAYMENTS ON SUBORDINATED NOTES. The aggregate principal amount of Subordinated Notes that has been repurchased or repaid in the current fiscal year pursuant to
subsection 8.10(vi) of the Credit Agreement was $               .
The aggregate amount of such repurchases and repayments permitted in a fiscal year pursuant to such subsection is $
(the sum of (A) $15,000,000 or, if the Leverage Ratio Requirement is satisfied, $20,000,000, plus (B) the amount of Available Net Equity Proceeds designated pursuant to the definition thereof by the Company to the Agent) and, accordingly, the aforementioned requirement has [not] been satisfied. [The Supplemental Subordinated Note Payment has been applied to repurchase or repay the Subordinated Notes in accordance with subsection 8.10(vi) of the Credit Agreement.]

     19. ERISA LIABILITIES. The aggregate amount of prohibited transactions and violations of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a liability to the Company or any ERISA
Affiliate was $               .  The aggregate amount of such
liabilities permitted pursuant to Section 8.11 of the Credit Agreement is $5,000,000 and, accordingly, the aforementioned requirement has [not] been satisfied.

     20. INCURRENCE INDEBTEDNESS. Each time any Indebtedness in respect of capitalized leases, purchase money security interests and industrial revenues bonds was incurred, extended, renewed or refinanced pursuant to subsection 8.05(e) of the Credit Agreement, the aggregate amount thereof did [not] exceed 5% of total assets of the Company and the Subsidiaries.

     IN WITNESS WHEREOF, the undersigned Responsible Officer has
executed and delivered this Certificate on this       day of
                    , [19   ][200  ].           ------
- --------------------     ---     --

                                   SOLA INTERNATIONAL INC.



                                   By:
                                            ---------------------
                                   Name:
                                   Title:

                                                     Attachment 1
                             (to   /  /   Compliance Certificate)
                                -- -- --

                         LEVERAGE RATIO
                         ---------------
              on the            , [19   ] [200  ]
                      ----------      --       -
                        Computation Date




     A.   Funded Debt:
          -----------

          The aggregate amount of Funded Debt
          outstanding as of the Computation Date........$
                                                         -------
     B.   EBITDA:
          ------

          (Computed for the four fiscal quarter
           period ending on the Computation Date)

          (1)  Net Income...............................$
                                                          -------


          (2)  The amount deducted, in determining
               Net Income, of all income taxes (whether
               paid or deferred) .......................$
                                                          -------

          (3)  The amount deducted, in determining
               Net Income, representing depreciation
               of assets................................$
                                                          -------


          (4)  The amount deducted, in determining
               Net Income, of all Interest Expense
               (including amortization of debt
               discount)................................$
                                                          -------

          (5)  The amount deducted, in determining
               Net Income, representing amortization
               of assets (including amortization with
               respect to goodwill and other intangible
               assets)..................................$
                                                          -------

          (6)  The amount deducted, in determining Net
               Income, of all non-recurring, non-cash
               charges..................................$
                                                          -------

          (7)  EBITDA: The sum of Item A(1), Item A(2),
               Item A(3), Item A(4), Item A(5) and Item A(6) $
               ---------  ---------  ---------     --------- --------

     C.   Leverage Ratio:
          ---------------

          The ratio of Item A to Item B(7)                to 1.00

                     MAXIMUM LEVERAGE RATIO
                     ----------------------

                                        Maximum
          Date                         Leverage Ratio
          ----                         ---------------

     Closing Date through 03/30/97      3.20 : 1.00

     03/31/97 through 03/30/98          3.00 : 1.00

     03/31/98 and Thereafter            2.75 : 1.00

                                                     Attachment 2
                             (to   /  /   Compliance Certificate)
                                -- -- --




                  FIXED CHARGE COVERAGE RATIO
                  ---------------------------
            on the                , [19   ] [200  ]
                    --------------      --       -
                        Computation Date



All calculations shall be computed for the four fiscal quarter period ending on the Computation Date.

     A.   EBITDA:
          ------
          (1)  Net Income...............................$
                                                          -------

          (2)  The amount deducted, in determining
               Net Income, of all income taxes (whether
               paid or deferred)........................$
                                                          -------

          (3)  The amount deducted, in determining
               Net Income, representing depreciation
               of assets................................$
                                                          -------

          (4)  The amount deducted, in determining
               Net Income, of all Interest Expense
               (including amortization of debt discount).$
                                                            -----

          (5)  The amount deducted, in determining
               Net Income, representing amortization
               of assets (including amortization with
               respect to goodwill and other intangible
               assets)..................................$
                                                          -------

          (6)  The amount deducted, in determining Net
               Income, of all non-recurring, non-cash
               charges..................................$
                                                          -------

          (7)  EBITDA: The sum of Item A(1), Item A(2),
               Item A(3), Item A(4), Item A(5) and Item A(6)$

     B.   Capital Expenditures:
          ---------------------

          The aggregate amount of all capital
          expenditures..................................$
                                                          -------
     C.   Adjusted EBITDA:
          ---------------

          Item (A)(7) minus Item (B)....................$
          -----------       --------                     -------

     D.   Interest Expense..............................$
          -----------------                               -------

     E.   Funded Debt:

          The aggregate amount of all scheduled payments
          of principal of Funded Debt...................$
                                                          -------

     F.   Dividends on Preferred Stock:
          -----------------------------


          The aggregate amount of cash dividends paid on
          preferred stock...............................$
                                                          -------

     G.   Fixed Charges:
          --------------

          The sum of Item D, Item E and Item F..........$
                                                          -------

     H.   Fixed Charge Coverage Ratio:
          ----------------------------

          The ratio of Item C to Item G.................$
                                                          -------


              MINIMUM FIXED CHARGE COVERAGE RATIO
              ------------------------------------

                                       Minimum Fixed
          Date                     Charge Coverage Ratio
          ----                     ----------------------
     Closing Date through 03/30/98      1.60 : 1.00

     03/31/98 and thereafter            1.50 : 1.00

                                                     Attachment 3
                             (to   /  /   Compliance Certificate)
                                 -- -- --

                           NET WORTH
                           ----------
          on the                     , [19   ] [200  ]
                 --------------------     --       -
                        Computation Date



     A.   Adjusted Net Worth on Closing Date:
          -----------------------------------

          (1)  Net Worth on the Closing Date.............$
                                                           ------
          (2)  85% of the amount specified in Item A(1)$

     B.   Adjusted Net Income since the Closing Date:
          ------------------------------------------

          (1)  The aggregate amount of positive Net Income
               as of the last day of each fiscal quarter
               since the Closing Date ...................$
                                                           ------

          (2)  50% of the amount specified in Item B(1)..$
                                                           ------

     C.   Adjusted Net Equity Proceeds:
          -----------------------------

          (1)  Gross cash proceeds form the issuance, place-
               ment or sale of securities which qualify as
               shareholders' equity (whether pursuant to a
               public or private offering) from and after
               the Closing Date, net of all reasonable and
               customary related (a) fees and expenses
               with respect to legal, investment banking,
               brokerage and other professional fees and
               commissions actually paid to non-Affiliates
               of the Company or any of its Subsidiaries
               and (b) all out-of-pocket expenses........$
                                                           ------

          (2)  50% of the amount specified in Item C(1)..$
                                                           ------

     D.   Minimum Net Worth:
          ------------------

          The sum of Item A(2), Item B(2) and Item C(2)..$
                                                           ------

                                                     EXHIBIT  D-1


                 [Opinion of New York Counsel]*


                                        [Closing Date]


Bank of America National
  Trust and Savings Association, as Agent
1850 Gateway Boulevard
Concord, California  94520

         -and-

Each of the Banks Party
 To the Credit Agreement
 hereinafter referred to

                    Sola International Inc.
                    -----------------------


Ladies and Gentlemen:

     We have acted as New York counsel to Sola International Inc., a Delaware corporation (the "Company"), and the Borrowers listed on Annex I attached hereto, in connection with the Multicurrency Credit Agreement, dated as of June 14, 1996 (the "Credit Agreement"), among the Company, the other Borrowers, the Subsidiary Guarantors named therein (the Company, the other Borrowers and the Subsidiary Guarantors are collectively referred to as the "Loan Parties" and individually as a "Loan Party"), the several financial institutions named therein or from time to time added thereto (collectively the "Banks" and individually a "Bank") and Bank of America National Trust and Savings Association, as agent (in such capacity, the "Agent") for the Banks. This opinion is furnished to each of you pursuant to subsection 5.01(d)(i) of the Credit Agreement. Unless otherwise defined herein terms used herein have the meanings provided for in the Credit Agreement.

     In connection with this opinion we have examined (a) originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments as we have deemed necessary for the purposes of this opinion, (b) fully executed copies of the Credit Agreement (including the exhibits attached hereto), the Notes and each Tranche A Revolving Supplement Agreement entered into by a Tranche A Revolving Borrower (collectively, the

- -----------------------------
* Subject to change based upon the scope of the reliance opinions.

 "Subject Documents"), (c) the American Optical Purchase
Agreement and (d) the articles of incorporation and by-laws (or equivalent organizational documents) of each Loan Party.

     As to factual matters, we have relied upon (a) the representations of each Loan Party set forth in the Credit
Agreement and (b) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein.

     In our examination, and for all purposes of the opinions expressed herein, we have assumed that:

          (a) the signatures of individuals (other than individuals signing on behalf of the Loan Parties) signing each Subject Document are genuine and authorized;

          (b) all documents submitted to us as copies conform to authentic original documents; and

          (c) the Subject Documents constitute legal, valid and binding obligations of all the parties thereto (other than the Loan Parties).

     Based on the foregoing, we are of the opinion that:

     1. Corporate Status. The Company and each Domestic Guarantor is (a) duly incorporated and validly existing corpora tion in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction listed on Schedule 1 attached hereto.

     2. Corporate Power and Authority. The Company and each Domestic Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of each Subject Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the same.

     3. Due Execution; Validity. The Company and each Domestic Guarantor has duly executed and delivered each Subject Document to which it is a party. Each Subject Document constitutes the legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with their terms.

     4.   No Violation.   Neither the execution, delivery nor
performance by any Loan Party of any Subject Document, nor compliance by any Loan Party with the terms and provisions thereof, (a) violate (i) any present law, statute or regulation of the State of New York or the United States (including Regulations G, T, U and X of the Federal Reserve Board) or (ii) any order, writ, injunction or decree of any Governmental Authority applicable to any Loan Party or (b) conflict with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition (or the obligation to create or impose) any Lien upon the property or assets of any Loan Party pursuant to, any indenture, mortgage, deed of trust, credit agreement, note purchase agreement or any other material written agreement or instrument of any Loan Party.

     5. Governmental Approvals. No consent, approval or authorization of, or filing with or license from, any Governmental Authority of the United States or the State of New York is required for (a) the due execution, delivery and perform ance by any Loan Party of any Loan Document to which it is a party or (b) the legality, validity, binding effect or enforceability of any Loan Document, except in each case for filings which have previously been made or obtained and are in full force and effect on the date hereof.

     6. Judgments; Actions; Proceedings. There are no outstanding judgments, actions, suits or proceedings pending against any Loan Party before any Governmental Authority (a) with respect to any Subject Document, the American Optical Acquisition or the transactions contemplated thereby, or (b) which may reasonably be expected to have a Material Adverse Effect.

     7. Investment Company Act. No Loan Party is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     8. Public Utilities Holding Company Act. No Loan Party is a "holding company", or a "subsidiary company" of a "holding com pany", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9. American Optical Acquisition. At the time of consummation thereof, the American Optical Acquisition shall have been consummated in accordance with the terms of the American Optical Purchase Agreement and all applicable laws, rules and regulations. At the time of consummation of the American Optical Acquisition, all consents, approvals and authorizations of, and filings and registrations with, and all other actions in respect of, all Governmental Authorities required in order to consummate the American Optical Acquisition will have been obtained, given, filed or taken and are or will be in full force and effect. All applicable waiting periods with respect to the American Optical Acquisition have or, prior to the time when required, will have, in all such cases, expired without any action being taken by any competent authority which restrains, prevents or imposes any material adverse conditions upon the American Optical Acquisition. All actions taken by any Loan Party pursuant to or in furtherance of the American Optical Acquisition have been taken in compliance with the American Optical Purchase Agreement and all applicable laws, rules and regulations.

     The opinions set forth above are subject to the following qualifications:

          (A) Except to the extent we have relied on the legal opinions of , copies of which are attached at Exhibit A
     through [    ], respectively, hereto, our opinions
     expressed herein are limited to the laws of the State of New York, the Federal law of the United States and the Delaware General Corporation Law, and we do not express any opinion concerning any other law.

          (B) Our opinions expressed herein are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (C) Our opinions expressed herein are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     This opinion letter is furnished by us solely for your benefit and the benefit of your successors and assigns and participants under the Credit Agreement, and it may not be furnished to or relied upon by any other Person without our prior consent, except your legal counsel.

                                   Very truly yours,

                                                          Annex I



                           Borrowers
                           ---------

                                                     EXHIBIT  D-2


                  [Opinion of Foreign Counsel]


                                        [Closing Date]



Bank of America National
  Trust and Savings Association, as Agent
1850 Gateway Boulevard
Concord, California  94520

        - and -

Each of the Banks Party
 to the Credit Agreement
 hereinafter referred to




                    Sola International Inc.*
                    ------------------------


Ladies and Gentlemen:

     We have acted as special [NAME OF FOREIGN COUNTRY] counsel to [NAME OF BORROWER], a [NAME OF FOREIGN COUNTRY] corporation (the "Company") and a Wholly-Owned Subsidiary of Sola International Inc., a Delaware corporation ("Sola International"), in connection with the Multicurrency Credit Agreement, dated as of June 14, 1996 (the "Credit Agreement"), among Sola International, the Company, the other Borrowers named therein, the Subsidiary Guarantors named therein, the several financial institutions named therein or from time to time added thereto (individually a "Bank" and collectively the "Banks"), and Bank of America National Trust and Savings Association, as agent (in such capacity, the "Agent") for the Banks. This opinion is furnished to each of you pursuant to subsection 5.01(d)(ii) of the Credit Agreement. Unless otherwise defined herein terms used herein have the meanings provided for in the Credit Agreement.

- -----------------------------
* If appropriate, this opinion should be expanded to cover each Foreign Subsidiary Guarantor that is located in the foreign country that is the subject of this opinion.

     In connection with this opinion we have examined (a) originals, or copies identified to our satisfaction as being true copies, of such records, documents and other instruments as we have deemed necessary for the purposes of this opinion, (b) fully executed copies of the Credit Agreement (including the exhibits
attached thereto) and the power of attorney, dated June    , 1994
(the "Power of Attorney"), authorizing Ian Gillies and James Gould to execute and deliver on behalf of the Company the Credit Agreement, the Subject Note (as defined below), the Subject Tranche A Revolving Supplement Agreement (as defined below) and the other agreements and documents entered into in connection therewith, (c) the form of Tranche A Revolving Supplement Agreement (the "Subject Tranche A Revolving Supplement Agreement") to be entered into between the Company and the Tranche A Revolving Bank and the form of related Note (the "Subject Note") to be executed by the Company (the Credit Agreement, the Power of Attorney and the forms of the Subject Tranche A Revolving Supplement Agreement and the Subject Note are collectively referred to as the "Subject Documents") and (d) the articles of incorporation and by-laws (or equivalent organizational documents) of the Company.

     As to factual matters, we have relied upon (a) the representations of the Company set forth in the Credit Agreement and (b) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. In our examination, and for all purposes of the opinions expressed herein, we have assumed that (i) the signatures of individuals (other than individuals signing on behalf of the Company) signing each Subject Document are genuine and authorized and (ii) all documents submitted to us as copies conform to authentic original documents.

     Based on the foregoing, we are of the opinion that:

     1. Corporate Status. The Company is (a) duly incorporated and validly existing corporation in good standing under the laws of [NAME OF FOREIGN COUNTRY], (b) has the corporate power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in [NAME OF FOREIGN COUNTRY].

     2. Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each Subject Document and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the same.

     3.   Due Execution and Delivery, Binding Effect.  The
Company has duly executed and delivered the Power of Attorney and the Power of Attorney constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.   No Violation.   Neither the execution, delivery nor
performance by the Company of the Credit Agreement, the Power of Attorney or, after they are duly completed, executed and delivered, the Subject Tranche A Revolving Supplement Agreement and the Subject Note, nor compliance by the Company with the terms and provisions thereof, violate (a) any present law, statute or regulation of [NAME OF FOREIGN COUNTRY], (b) any order, writ, injunction or decree of any Governmental Authority of [NAME OF FOREIGN COUNTRY] applicable to the Company or (c) any provision of the articles of incorporation and by-laws (or equivalent organizational documents) of the Company.

     5. Governmental Approvals. No consent, approval or authorization of, or filing with or license from, any Governmental Authority of [NAME OF FOREIGN COUNTRY] is required for (a) the due execution, delivery and performance by the Company of any Subject Document or (b) the legality, validity, binding effect or enforceability of any Subject Document with respect to the Company, except in each case for approvals, authorizations and filings which have previously been made or obtained and are in full force and effect on the date hereof.

     6. Judgments; Actions; Proceedings. To the best of our knowledge, there are no outstanding judgments, actions, suits or proceedings pending against the Company before any Governmental Authority of [NAME OF FOREIGN COUNTRY] (a) with respect to any Subject Agreement, the American Optical Acquisition or the transactions contemplated thereby, or (b) which may reasonably be expected to have a Material Adverse Effect.

     7. No Filing Fees or Taxes. No recordation, registration, documentation, income, withholding, stamp or other tax or fee is payable to any Governmental Authority of [NAME OF FOREIGN COUNTRY] or any subdivision thereof in connection with the execution, delivery or performance of the Subject Documents.

     8. No Withholding. Payments in respect of interest made pursuant to the Subject Documents will not be regarded as having a [NAME OF FOREIGN COUNTRY] source and, accordingly, such payments shall not be subject to deduction or withholding for [NAME OF FOREIGN COUNTRY] federal, provincial or local income tax purposes.

     9. Governing Law. The choice of New York law to govern the Subject Documents (other than the Power of Attorney) will be recognized and upheld by the courts of [NAME OF FOREIGN COUNTRY].

     10.  Submission to Jurisdiction.   Under the laws of [NAME
OF FOREIGN COUNTRY], the submission by the Company, pursuant to the Credit Agreement, to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, is valid and binding.

     11. Pari Passu Obligations. The financial obligations of the Company under the Subject Documents rank pari passu with all present and future unsecured, unsubordinated obligations of the Company.

     12. Qualification to do Business; Taxation. It is not necessary under the laws of [NAME OF FOREIGN COUNTRY] for the Agent or any Bank to be licensed or qualified to carry on business in [NAME OF FOREIGN COUNTRY] by reason of the execution, delivery, performance or enforcement of the Subject Documents. Neither the Agent nor any Bank is or will be resident, domiciled, carrying on business or subject to taxation in [NAME OF FOREIGN COUNTRY] by reason of the execution, delivery, performance or enforcement of the Subject Documents.

     13. Enforceability of Obligations. To the extent that the obligations of the Company under the Subject Documents constitute its legal, valid and binding obligations under the laws of the State of New York, by which laws each such Subject Document (other than the Power of Attorney) is expressed to be governed, the obligations of the Company will be recognized and enforced by the courts of [NAME OF FOREIGN COUNTRY] in accordance with their terms.

     14. Enforcement of Judgments. The Company will not be entitled to claim any form of privilege or immunity from the jurisdiction of the courts of [NAME OF FOREIGN COUNTRY] in respect of any action or proceeding arising out of or in
connection with the Subject Documents. Any judgment rendered by any New York State court or the United States District Court for the Southern District of New York with respect to the Subject Documents will be recognized and enforced by the courts of [NAME
OF FOREIGN COUNTRY] if the following conditions are satisfied:
- -----------------------------------------------------------------
     The opinions set forth above are subject to the following qualifications:

          (A) Our opinions expressed herein are limited to the laws of [NAME OF FOREIGN COUNTRY] and we do not express any opinion concerning any other law.

          (B) Our opinions expressed herein are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (C) Our opinions expressed herein are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     This opinion letter is furnished by us solely for your benefit and the benefit of your successors and assigns and participants under the Credit Agreement, and it may not be furnished to or relied upon by any other Person without our prior consent, except your legal counsel and New York counsel to the Company in connection with the rendering of its opinion in connection with the Credit Agreement.

                                   Very truly yours,

                                                        EXHIBIT E



==============================================================
==============================================================




              ASSIGNMENT AND ACCEPTANCE AGREEMENT

                            between

                       [NAME OF ASSIGNOR]

                          as Assignor,

                              and

                      [NAME OF ASSIGNEE],

                          as Assignee.


==============================================================
==============================================================






     Entered into as of                    , [19   ][200  ]
                        -------------------      --      -

                      with respect to the

                    SOLA INTERNATIONAL INC.

                 MULTICURRENCY CREDIT AGREEMENT

                       TABLE OF CONTENTS
                       -----------------


Section                                                      Page
- -------                                                      -----
1.   Assignment and Assumption                                  1

2.   Payments                                                   2

3.   Reallocation of Payments                                   2

4.   Independent Credit Decision                                3

5.   Effective Date; Notices; Notes                             3

6.   Agent                                                      4

7.   Withholding Tax                                            4

8.   Representations and Warranties                             4

9.   Further Assurances                                         5

10.  Indemnity                                                  5

11.  Miscellaneous                                              6

              ASSIGNMENT AND ACCEPTANCE AGREEMENT
              -----------------------------------


     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement"),
dated as of                     , [19   ][200   ], is made
between [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF
ASSIGNEE] (the "Assignee").

                            RECITALS
                            --------

     WHEREAS, the Assignor is party to that certain Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc. (the "Company"), the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein (including the Assignor) and Bank of America National Trust and Savings Association, as Agent for the Banks. Terms defined in the Credit Agreement are used herein as therein defined;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make (fn1)[Tranche A Revolving Loans to the Borrowers in the aggregate principal amount not to exceed
                Dollars ($                )] [Term Loans to the
Company in the aggregate principal amount not to exceed
                        Dollars ($               )] [Tranche B
Revolving Loans and participate in Letters of Credit to the Company in the aggregate principal Dollar Equivalent amount not
to exceed                 Dollars ($               )] [Swing Line
Loans to the Company in the aggregate principal amount not to
exceed                 Dollars ($               )];

     WHEREAS, the Assignor has made 1[Tranche A Revolving Loans to the Borrowers in the aggregate outstanding principal Dollar
Equivalent amount of                  Dollars ($               )]
[Term Loans to the Company in the aggregate outstanding principal
amount of                 Dollars ($               )] [Tranche B
Revolving Loans to the Company in the aggregate outstanding
principal amount of                Dollars ($               ) and
has participated in Letters of Credit in the Dollar Equivalent
amount of                 Dollars ($               )] [Swing Line
Loans to the Company in the aggregate outstanding principal
amount of                 Dollars ($               )]; and

     WHEREAS, the Assignor wishes to assign to the Assignee the Assignee's Percentage Share (as herein defined) of the Assignor's Loans [, Letters of Credit] and Commitments on the terms and conditions set forth herein (including Schedule I), and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the
mutual agreements contained herein, the parties hereto agree as follows:
- -----------------------------
(fn1) Insert and complete as appropriate.

     1.   Assignment and Assumption.
          --------------------------

     (a) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor's rights and obligations under the [Tranche A Revolving Commitment and Tranche A Revolving Loans] [Term Loan Commitment and Term Loan Loans] [Tranche B Revolving Commitment, Tranche B Revolving Loans and Letters of Credit] [Swing Line Commitment and Swing Line Loans] as set forth at Item 7 of
     Schedule I (the "Assignee's Percentage Share"). The assignment set forth in this subsection 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

     (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of the Bank under the Credit Agreement to the extent of the Assignee's Percentage Share. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as the Bank.
     It is the intent of the parties hereto that each Commitment of the Assignor shall, as of the Effective Date, be reduced by the Assignee's Percentage Share and the Assignor shall relinquish its rights (except to the extent such rights are stated in the Credit Agreement to expressly survive) and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

     2.   Payments.
          ---------

     (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available
     funds an amount equal to                 Dollars
     ($               ) (as detailed at Items 7 through 9 of
     Schedule I), representing the Assignee's Percentage Share of the aggregate principal amount of all Loans previously made and accrued and unpaid interest and fees on or with respect thereto.

     (b) The (fn1)[Assignor][Assignee] further agrees to pay to the Agent a processing fee in the amount of $3,500.

     (c) To the extent any payment to be made by the Assignee to the Assignor pursuant to this Section 2 is not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due. For purposes hereof, "Federal Funds Rate" shall mean,

- -----------------------------
(fn1) Insert and complete as appropriate.

      for any day, the weighted average of the rate on overnight Federal funds transactions, with members of the Federal Reserve System, only, arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

     3.   Reallocation of Payments.
          -------------------------

          Any interest, fees and other payments accrued to but excluding the Effective Date with respect to the Assignee's Percentage Share shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assignee's Percentage Share shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other payments which it may receive to which the other party is entitled pursuant to the two preceding sentences and pay to the other party (in the form received) any such amounts which it may receive promptly upon receipt. The Assignor and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

     4.   Independent Credit Decision.
          ----------------------------

          The Assignee (a) acknowledges that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices; Notes.
          ------------------------------

     (a)  The effective date for this Agreement shall be
                    , [19   ][200  ] (the "Effective Date");
     provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i)  this Agreement shall be executed and
          delivered by the Assignor and the Assignee;

               (ii) the requirements for an effective assignment by the Assignor set forth in Section 11.08 of the Credit Agreement shall have been satisfied, including the requirement that all relevant consents from the Company and the Agent shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii)     the Assignee shall pay to the Assignor
          all amounts due to the Assignor under this Agreement;

               (iv) the processing fee referred to in subsection
          2(b) shall have been paid to the Agent; and

               (v)  the Assignor and the Assignee shall, if
          requested by either them, receive Notes dated the Effective Date that evidences its Loans and Commitments.

     (b) If the Assignee's Percentage Share is evidenced by one or more Notes, the Assignor shall, on or prior to the Effective Date, deliver such Notes to the Company (with copies to the Agent).

     6. Agent. The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

     7.   Withholding Tax.
          ---------------

          Each Assignee agrees to deliver to the Company and the Agent the Internal Revenue Service Forms and other forms, or make such filings, if any, as may be required pursuant to Section 4.01 of the Credit Agreement.

     8.   Representations and Warranties.
          ------------------------------

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained and that are in full force and effect) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, any other Borrower or any Subsidiary Guarantor or the performance or observance by the Company, any other Borrower or any Subsidiary Guarantor of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained and that are in full force and effect) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee of the Loans and the Commitments.

     9.   Further Assurances.
          ------------------

          The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Agent, the Company, the other Borrowers and the Subsidiary Guarantors which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Indemnity.
          ---------
          The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, reasonable Attorney Costs) expenses for in-house counsel) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

     11.  Miscellaneous.
          -------------
     (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) All communications among the parties or notices in connection herewith shall be in writing, hand-delivered, telex or facsimile transmitter, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses set forth on Schedule II hereto and (ii) if to the Agent, the Company, the other Borrowers or any Subsidiary Guarantor, at their respective addresses set forth in the Credit Agreement. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Lending Offices and Payment Offices for purposes of the Credit Agreement, the offices set forth on Schedule II.

     (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

     (f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share in the manner contemplated by the Credit Agreement.

     (g) The Assignor may, at any time or from time to time, grant to other Persons assignments or participations in Assignor's Commitments and Loans, but not in any portions constituting the Assignee's Percentage Share.

     (h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     (i) This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any New York State court and the United States District

     Court for the Southern District of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     (j) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

     (k) In the event of any inconsistency between the provisions of this Agreement and Schedule I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

     (l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     (m) The Assignor and the Assignee each hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement, the Credit Agreement, any other Loan Document and any related documents and agreements or any course of conduct, course of dealing, statements (whether verbal or written).

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                   [NAME OF ASSIGNOR]


                                   By:
                                       -------------------------
                                        Name:
                                        Title:

                                   [NAME OF ASSIGNEE]


                                   By:
                                       -------------------------
                                        Name:
                                        Title:


ACCEPTED AND AGREED TO:

SOLA INTERNATIONAL INC.


By:
    -------------------------
Name:
     Title:

BANK OF AMERICA NATIONAL
  TRUST AND SAVINGS ASSOCIATION,
  as Agent


By:
    -------------------------
Name:
     Title:

                                                    Schedule I to
                              Assignment and Acceptance Agreement

 1. Borrowers:  Sola International Inc. and certain of its
    Subsidiaries

 2. Date of Credit Agreement:  As of June 14, 1996

 3. Assignor:

 4. Assignee:

 5. Date of Assignment Agreement:

 6. Effective Date:
                                                           Tranche B
                              Tranche A                    Revolving
7.        Assignee's          Revolving    Term Loan    Commitment and    Swing Line
       Percentage Share      Commitment    Commitment     Letters of      Commitment
                                                            Credit
       ----------------       ---------    ---------      ----------       ---------
      (a)Pro Rata Share
      (b)Amount

8.      Accrued Fees to
      be paid by Assignee
          to Assignor
       ----------------
      (a)Commitment Fee
      (b)Letter of Credit
         Fee
      [(c)    Other Fee]

9.     Accrued Interest
    to be paid by Assignee
          to Assignor
       ----------------
      [(a)    Base Rate
              Loans*]
      [(b)    LIBOR Rate
              Loans**]
      [(c)    Fixed Rate
              Loans***]
      [(d)    Floating Rate
              Loans***]

- ------------------------------
* Complete only for all Domestic Loans and Swing Line Loans.

** Complete only for all Domestic Loans.

*** Complete only for Tranche A Revolving Loans.


10. Other Information:

                                                   Schedule II to
                              Assignment and Acceptance Agreement



A.  Assignor

 Office for Notices:


B.  Assignee

 Office for Notices:


 Lending Offices:

 [Domestic Lending Office]*
 [LIBOR Lending Office]*
 [Offshore Lending Office]**
 [Lending Office]***


 Payment Office:







- ----------------------------------
*    Include only for Domestic Loans.

**   Include only for Tranche A Revolving Loans.

***  Include only for Swing Line Loans.

                                                      EXHIBIT F-1

                    TRANCHE A REVOLVING NOTE


                    , [19  ] [200  ]           New York, New York
- --------------------     --      --

          FOR VALUE RECEIVED, the undersigned [NAME OF BORROWER] ("Borrower"), promises to pay, in lawful money in the relevant Applicable Currency and in immediately available funds, to the order of [NAME OF BANK] ("Bank") at the Payment Office of the Bank, or such other place as the Bank may from time to time designate, the aggregate unpaid principal amount of all advances made by the Bank under this Note from time to time to or for the benefit of the Borrower (each, an "Advance"), on the dates (each, a "Maturity Date") provided for in the Credit Agreement (as defined below), together with interest accrued thereon, on each applicable Maturity Date and on such other dates and at such rates as are specified in the Credit Agreement. All payments with respect to each Advance made under this Note shall be made in the Applicable Currency in which each such Advance is made. After the date any principal amount of any Advance, Loan or reimbursement obligation with respect to any Letter of Credit is due and payable (whether upon a Maturity Date, upon acceleration or otherwise), interest shall accrue on this Note at the then applicable interest rate plus two percent (2%) per annum. Unless otherwise agreed by the Bank, no Advances will be made hereunder after May 31, 1999.

          The loan account records maintained by Bank shall at all times be conclusive evidence as to the amount of any Advance, and its Maturity Date, interest rate, interest payment dates and outstanding amounts owing hereunder, absent manifest error. All interest on Loans made pursuant to his Note will be calculated on the basis of a 360-day year, based upon the actual days elapsed. If any payment of principal of or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the amount of interest due and payable.

          Any of the following shall constitute an "Event of Default" hereunder:

               (a) the Borrower shall fail to pay in full the aggregate principal amount of any Advance on the applicable
     Maturity Date, or any accrued interest within three days after it is due and payable;

               (b) there shall be any Event of Default under any agreement or instrument that requires the payment of $5,000,000 or more in aggregate principal amount of Indebtedness;

               (c)  (i) the Borrower shall become insolvent or
     (ii) any voluntary or involuntary (subject to a 60-day cure period after the commencement of any involuntary proceeding), case, action or proceeding seeking liquidation, reorganization, appointment of a receiver, trustee or custodian, assignment for the benefit of creditors, or similar relief shall be commenced by or against, and with respect to, the Borrower; or

               (d) any other event specified in Section 9.01 of the Credit Agreement shall have occurred.

          Upon the occurrence of any Event of Default, (i) the amount of all unpaid Advances, together with all accrued interest, shall become due and payable in accordance with Section
9.02 of the Credit Agreement, without demand, notice of nonpayment, presentment, protest or notice of dishonor (all of which are expressly waived), and (ii) the Bank shall be under no obligation to fund any further Advances, including any as to which an offer and acceptance of terms has occurred. The Borrower agrees to notify the Bank in writing immediately upon the occurrence of any Event of Default.

          The request of the Borrower for any Advance and the receipt by the Borrower of the proceeds thereof shall be deemed a representation by the Borrower as of each such date that (a) all of the representations and warranties set forth in the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as at such earlier date) and (b) that no Default or Event of Default has occurred and is continuing. The Borrower shall pay holder upon demand for all reasonable Attorney Costs incurred in connection with the enforcement or attempted enforcement of this Note.

          At any time and from time to time the Bank may, in accordance with the terms of the Credit Agreement, assign or otherwise transfer, in whole and not in part, to any Eligible Assignee this Note and the Advances, or may sell, in whole or in part, a participation therein to any Person. The Borrower agrees not to assert against any Eligible Assignee any claim or defense which the Borrower may have against the Bank.

          This Note is one of the Tranche A Revolving Notes referred to in the Multicurrency Credit Agreement, dated as of June 14, 1996 (the "Credit Agreement"), among Sola International Inc., the Borrower and the other Borrowers named therein, the Subsidiary Guarantors named therein, the Bank and the other Banks named therein, and Bank of America National Trust and Savings Association, as Agent for the Banks. All capitalized terms used herein without being defined shall have the meanings provided for in the Credit Agreement. In addition to the terms set forth herein, the Bank shall be entitled to all the rights of the Tranche A Revolving Bank set forth in the Credit Agreement and in the Tranche A Revolving Supplement Agreement, dated as of
               , [19   ][200  ], between the Borrower and [Name
of Bank and its relevant Lending Office].

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right.

If any provision of this Note shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof.


                                   [NAME OF BORROWER],
                                   a                corporation
                                     --------------


                                   By:
                                      -------------------------
                                        Name:
                                        Title:

                                                      EXHIBIT F-2

                    TRANCHE B REVOLVING NOTE


                    , [19  ] [200  ]           New York, New York
- --------------------     --      --

          FOR VALUE RECEIVED, SOLA INTERNATIONAL INC.
("Borrower") promises to pay, in lawful money of the United States of America and immediately available funds, to the order of [NAME OF BANK] ("Bank") at the Payment Office of the Bank, or such other place as the Bank may from time to time designate, the aggregate unpaid principal amount of all advances made by the Bank under this Note from time to time to or for the benefit of the Borrower (each, an "Advance"), on the dates (each, a "Maturity Date") provided for in the Credit Agreement (as defined below), together with interest accrued thereon, on each applicable Maturity Date and on such other dates and at such rates as are specified in the Credit Agreement. After the date any principal amount of any Advance, Loan or reimbursement obligation with respect to any Letter of Credit is due and payable (whether upon a Maturity Date, upon acceleration or otherwise) interest shall accrue on this Note at the then applicable interest rate plus two percent (2%) per annum. Unless otherwise agreed by the Bank, no Advances will be made hereunder after May 31, 2001.

          The loan account records maintained by Bank shall at all times be conclusive evidence as to the amount of any Advance, and its Maturity Date, interest rate, interest payment dates and outstanding amounts owing hereunder, absent manifest error. All interest on LIBOR Rate Loans made pursuant to his Note will be calculated on the basis of a 360-day year and all interest on Base Rate Loans made pursuant to this Note shall be made on the basis of a 365/366-day year, in each case based upon the actual days elapsed. If any payment of principal of or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the amount of interest due and payable.

          Any of the following shall constitute an "Event of Default" hereunder:

               (a) the Borrower shall fail to pay in full the aggregate principal amount of any Advance on the applicable
     Maturity Date, or any accrued interest within three days after it is due and payable;

               (b) there shall be any Event of Default under any agreement or instrument that requires the payment of $5,000,000 or more in aggregate principal amount of Indebtedness;

               (c)  (i) the Borrower shall become insolvent or
     (ii) any voluntary or involuntary (subject to a 60-day cure period after the commencement of any involuntary proceeding) case, action or proceeding seeking liquidation, reorganization, appointment of a receiver, trustee or custodian, assignment for the benefit of creditors, or similar relief shall be commenced by or against, and with respect to, the Borrower; or

               (d) any other event specified in Section 9.01 of the Credit Agreement shall have occurred.

          Upon the occurrence of any Event of Default, (i) the amount of all unpaid Advances, together with all accrued interest, shall become due and payable in accordance with Section
9.02 of the Credit Agreement, without demand, notice of nonpayment, presentment, protest or notice of dishonor (all of which are expressly waived), and (ii) the Bank shall be under no obligation to fund any further Advances, including any as to which an offer and acceptance of terms has occurred. The Borrower agrees to notify the Bank in writing immediately upon the occurrence of any Event of Default.

          The request of the Borrower for any Advance and the receipt by the Borrower of the proceeds thereof shall be deemed a representation by the Borrower as of each such date that all of the representations and warranties set forth in the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as at such earlier date) and (b) that no Default or Event of Default has occurred and is continuing. The Borrower hereby authorizes the Bank to charge any deposit account of the Borrower now or hereafter maintained with the Bank for amounts due hereunder. The Borrower shall pay holder upon demand for all reasonable Attorney Costs incurred in connection with the enforcement or attempted enforcement of this Note.

          At any time and from time to time the Bank may, in accordance with the terms of the Credit Agreement, assign or otherwise transfer, in whole or in part, to any Eligible Assignee this Note or any Advance, or may sell a participation therein to any Person. The Borrower agrees not to assert against any Eligible Assignee any claim or defense which the Borrower may have against the Bank.

          This Note is one of the Tranche B Revolving Notes referred to in the Multicurrency Credit Agreement, dated as of June 14, 1996 (the "Credit Agreement"), among the Borrower and the other Borrowers named therein, the Subsidiary Guarantors named therein, the Bank and the other Banks named therein, and Bank of America National Trust and Savings Association, as Agent for the Banks. All capitalized terms used herein without being defined shall have the meanings provided for in the Credit Agreement. In addition to the terms set forth herein, the Bank shall be entitled to all the rights of each Tranche B Revolving Bank set forth in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right.

If any provision of this Note shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof.


                                   SOLA INTERNATIONAL INC.,
                                   a Delaware corporation



                                   By:
                                       -----------------------
                                        Name:
                                        Title:

                                                      EXHIBIT F-3

                         TERM LOAN NOTE


                    , [19  ] [200 ]            New York, New York
- --------------------     --      -

          FOR VALUE RECEIVED, SOLA INTERNATIONAL INC.
("Borrower") promises to pay, in lawful money of the United States of America and immediately available funds, to the order of [NAME OF BANK] ("Bank") at the Payment Office of the Bank, or such other place as the Bank may from time to time designate, the aggregate unpaid principal amount of all advances made by the Bank under this Note to or for the benefit of the Borrower (each, an "Advance"), on the dates (each, a "Maturity Date") provided for in the Credit Agreement (as defined below), together with interest accrued thereon, on each applicable Maturity Date and on such other dates and at such rates as are specified in the Credit Agreement. After the date any principal amount of any Advance, Loan or reimbursement obligation with respect to any Letter of Credit is due and payable (whether upon a Maturity Date, upon acceleration or otherwise), interest shall accrue on this Note at the then applicable interest rate plus two percent (2%) per annum.

          The loan account records maintained by Bank shall at all times be conclusive evidence as to the amount of any Advance, and its Maturity Date, interest rate, interest payment dates and outstanding amounts owing hereunder, absent manifest error. All interest on LIBOR Rate Loans made pursuant to his Note will be calculated on the basis of a 360-day year and all interest on Base Rate Loans made pursuant to this Note shall be made on the basis of a 365/366-day year, in each case based upon the actual days elapsed. If any payment of principal of or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the amount of interest due and payable.

          Any of the following shall constitute an "Event of Default" hereunder:

               (a) the Borrower shall fail to pay in full the aggregate principal amount of any Advance on the applicable
     Maturity Date, or any accrued interest within three days after it is due and payable;

               (b) there shall be any Event of Default under any agreement or instrument that requires the payment of $5,000,000 or more in aggregate principal amount of Indebtedness;

               (c)  (i) the Borrower shall become insolvent or
     (ii) any voluntary or involuntary (subject to a 60-day cure period after the commencement of any involuntary proceeding) case, action or proceeding seeking liquidation, reorganization, appointment of a receiver, trustee or custodian, assignment for the benefit of creditors, or similar relief shall be commenced by or against, and with respect to, the Borrower; or

               (d) any other event specified in Section 9.01 of the Credit Agreement shall have occurred.

          Upon the occurrence of any Event of Default, the amount of all unpaid Advances, together with all accrued interest, shall become due and payable in accordance with Section 9.02 of the Credit Agreement, without demand, notice of nonpayment, presentment, protest or notice of dishonor (all of which are expressly waived). The Borrower agrees to notify the Bank in writing immediately upon the occurrence of any Event of Default.

          The request of the Borrower for any Advance and the receipt by the Borrower of the proceeds thereof shall be deemed a representation by the Borrower as of each such date that all of the representations and warranties set forth in the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such earlier date) and (b) that no Default or Event of Default has occurred and is continuing. The Borrower hereby authorizes the Bank to charge any deposit account of the Borrower now or hereafter maintained with the Bank for amounts due hereunder. The Borrower shall pay holder upon demand for all reasonable Attorney Costs incurred in connection with the enforcement or attempted enforcement of this Note.

          At any time and from time to time the Bank may, in accordance with the terms of the Credit Agreement, assign or otherwise transfer, in whole or in part, to any Person Eligible Assignee this Note or any Advance, or may sell a participation therein to any Person. The Borrower agrees not to assert against any Eligible Assignee any claim or defense which the Borrower may have against the Bank.

          This Note is one of the Term Loan Notes referred to in the Multicurrency Credit Agreement, dated as of June 14, 1996 (the "Credit Agreement"), among the Borrower and the other Borrowers named therein, the Subsidiary Guarantors named therein, the Bank and the other Banks named therein, and Bank of America National Trust and Savings Association, as Agent for the Banks. All capitalized terms used herein without being defined shall have the meanings provided for in the Credit Agreement. In addition to the terms set forth herein, the Bank shall be entitled to all the rights of each Term Loan Bank set forth in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right.

If any provision of this Note shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof.


                                   SOLA INTERNATIONAL INC.,
                                   a Delaware corporation



                                   By:
                                      --------------------------
                                        Name:
                                        Title:

                                                      EXHIBIT F-4

                        SWING LINE NOTE


                    , [19  ] [200 ]            New York, New York
- --------------------     --      -

          FOR VALUE RECEIVED, SOLA INTERNATIONAL INC.
("Borrower") promises to pay, in lawful money of the United States of America and immediately available funds, to the order of [NAME OF BANK] ("Bank") at the Payment Office of the Bank, or such other place as the Bank may from time to time designate, the aggregate unpaid principal amount of all advances made by the Bank under this Note from time to time to or for the benefit of the Borrower (each, an "Advance"), on the dates (each, a "Maturity Date") provided for in the Credit Agreement (as defined below), together with interest accrued thereon, on each applicable Maturity Date and on such other dates and at such rates as are specified in the Credit Agreement. After the date any principal amount of any Advance, Loan or reimbursement obligation with respect to any Letter of Credit is due and payable (whether upon a Maturity Date, upon acceleration or otherwise), interest shall accrue on this Note at the then applicable interest rate plus two percent (2%) per annum. Unless otherwise agreed by the Bank, no Advances will be made hereunder after May 31, 2001.

          The loan account records maintained by Bank shall at all times be conclusive evidence as to the amount of any Advance, and its Maturity Date, interest rate, interest payment dates and outstanding amounts owing hereunder, absent manifest error. All interest on the Loans made pursuant to this Note shall be made on the basis of a 365/366-day year, based upon the actual days elapsed. If any payment of principal of or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing the amount of interest due and payable.

          Any of the following shall constitute an "Event of Default" hereunder:

               (a) the Borrower shall fail to pay in full the aggregate principal amount of any Advance on the applicable
     Maturity Date, or any accrued interest within three days after it is due and payable;

               (b) there shall be any Event of Default under any agreement or instrument that requires the payment of $5,000,000 or more in aggregate principal amount;

               (c)  (i) the Borrower shall become insolvent or
     (ii) any voluntary or involuntary (subject to a 60-day cure period after the commencement of any involuntary proceeding), case, action or proceeding seeking liquidation, reorganization, appointment of a receiver, trustee or custodian, assignment for the benefit of creditors, or similar relief shall be commenced by or against, and with respect to, the Borrower; or

               (d) any other event specified in Section 9.01 of the Credit Agreement shall have occurred.

          Upon the occurrence of any Event of Default, (i) the amount of all unpaid Advances, together with all accrued interest, shall become due and payable in accordance with Section
9.02 of the Credit Agreement, without demand, notice of nonpayment, presentment, protest or notice of dishonor (all of which are expressly waived), and (ii) the Bank shall be under no obligation to fund any further Advances, including any as to which an offer and acceptance of terms has occurred. The Borrower agrees to notify the Bank in writing immediately upon the occurrence of any Event of Default.

          The request of the Borrower for any Advance and the receipt by the Borrower of the proceeds thereof shall be deemed a representation by the Borrower as of each such date that all of the representations and warranties set forth in the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as at such earlier date) and (b) that no Default or Event of Default has occurred and is continuing. The Borrower hereby authorizes the Bank to charge any deposit account of the Borrower now or hereafter maintained with the Bank for amounts due hereunder. The Borrower shall pay holder upon demand for all reasonable Attorney Costs incurred in connection with the enforcement or attempted enforcement of this Note.

          At any time and from time to time the Bank may, in accordance with the terms of the Credit Agreement, assign or otherwise transfer, in whole and not in part, to any Eligible Assignee this Note and the Advances, or may sell, in whole or in part, a participation therein to any Person. The Borrower agrees not to assert against any Eligible Assignee any claim or defense which the Borrower may have against the Bank.

          This Note is one of the Swing Line Notes referred to in the Multicurrency Credit Agreement, dated as of June 14, 1996 (the "Credit Agreement"), among the Borrower and the other Borrowers named therein, the Subsidiary Guarantors named therein, the Bank and the other Banks named therein, and Bank of America National Trust and Savings Association, as Agent for the Banks. All capitalized terms used herein without being defined shall have the meanings provided for in the Credit Agreement. In addition to the terms set forth herein, the Bank shall be entitled to all the rights of the Swing Line Bank set forth in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right.

If any provision of this Note shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof.


                                   SOLA INTERNATIONAL INC.,
                                   a Delaware corporation



                                   By:
                                       ------------------------
                                        Name:
                                        Title:

                                                        EXHIBIT G

                  TRANCHE A EXTENSION REQUEST
                  ----------------------------

               URGENT -- FOR IMMEDIATE ATTENTION


                                        Date:                  ,
[19   ][200  ]
   ---     --
To:  Bank of America National Trust
       and Savings Association, as the
       Tranche A Revolving Bank under
       the Credit Agreement referred
       to below

     335 Madison Avenue
     New York, New York  10017
     Attention:  Linda A. Carper


                    SOLA INTERNATIONAL INC.
                    -----------------------
Ladies and Gentlemen:

     The undersigned, Sola International Inc. (the "Company"), refers to the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among the Company, the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and Bank of America National Trust and Savings Association, as Agent for the Banks. Terms defined in the Credit Agreement are used herein as therein defined.

     The Company hereby requests, pursuant to Section 2.16 of the Credit Agreement, that the Tranche A Revolving Commitment
Termination Date and related Maturity Date be extended from May 31, 1999 until May 31, [200 ].(fn1)

     The undersigned hereby acknowledges and agrees that no Default or Event of Default has occurred and is continuing and any extension of the current Tranche A Revolving Loan Commitment Termination Date and related Maturity Date pursuant hereto shall, without notice to or action by any Person, automatically become null and void and be of no force and effect if any Event of Default shall have occurred and be continuing on May 31,
[200 ].(fn1)
- -----------------------------
(fn1) The Tranche A Revolving Commitment Termination Date and related Maturity Date may not be extended (a) to any date after May 31, 2001 or (b) with respect to any extension made in calendar year 1997, to any date after May 31, 2000.

     Please indicate whether or not you consent to the proposed extension of the Tranche A Revolving Loan Commitment Termination Date and related Maturity Date by completing and signing below the enclosed counterpart of this Extension Request and returning
NOT LATER THAN MAY 15, [19   ] [200 ](FN2) the original
counterpart to the Company and a copy thereof to the Agent, in each case at the relevant address specified in the Credit Agreement.

     IF YOU HAVE NOT COMPLETED, SIGNED AND RETURNED A SIGNED COUNTERPART OF THIS EXTENSION REQUEST AS PROVIDED ABOVE BY
MAY 15, 19[   ] [200  ]2 YOU SHALL BE DEEMED, PURSUANT TO
SECTION 2.16 OF THE CREDIT AGREEMENT, TO HAVE REJECTED THE EXTENSION OF THE TRANCHE A REVOLVING COMMITMENT TERMINATION DATE AND RELATED MATURITY DATE AS PROVIDED ABOVE.

                                   SOLA INTERNATIONAL INC.


                                   By:
                                      ---------------------------
                                        Name:
                                        Title:





     The Tranche A Revolving Bank hereby [consents] [does not consent] to the extension of the Tranche A Revolving Commitment
Termination Date and related Maturity Date as requested above.

                                   BANK OF AMERICA NATIONAL
                                     TRUST AND SAVINGS
                                     ASSOCIATION


                                   By:
                                      ---------------------------
                                        Name:
                                        Title:

- -----------------------------
(fn2) Insert the calendar year in which this Extension Request is submitted to the Tranche A Revolving Bank for approval.

                                                        EXHIBIT H

                  JOINDER IN CREDIT AGREEMENT
                  ----------------------------
                    SOLA INTERNATIONAL INC.

     THIS JOINDER IN CREDIT AGREEMENT (this "Joinder") is
executed as of                , [19   ][200  ], by
                    , a                      , ("Joining Party"),
and delivered to Bank of America National Trust and Savings Association, as Agent, pursuant to the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc. (the "Company"), the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and the Agent. Terms defined in the Credit Agreement are used herein as therein defined.

                        R E C I T A L S:
                        ----------------
     (fn1)[WHEREAS, the Joining Party has become a [Domestic][Foreign](fn2) Significant Subsidiary of the Company that is required, pursuant to Section 7.13 of the Credit
Agreement, to become a Subsidiary Guarantor under the Credit
Agreement; and]

     (fn3)[WHEREAS, the Joining Party desires to become a Tranche
A Revolving Borrower and is delivering pursuant to Section 7.13 of the Credit Agreement this Joinder in order to effect the same;
and]

     WHEREAS, the Joining Party expects to realize direct and indirect benefits as a result of the Credit Extensions made to the Borrowers pursuant to the Credit Agreement and as a result of becoming a party to the Credit Agreement.

     NOW, THEREFORE, the Joining Party agrees as follows:

                       A G R E E M E N T:
                       ------------------
     (fn1)[1. By this Joinder, the Joining Party becomes a [Domestic][Foreign](fn2) Subsidiary Guarantor under the Credit Agreement and the other Loan Documents, including under
Section 11.09 of the Credit Agreement, and will be bound by all the terms, conditions and duties applicable to a [Domestic][Foreign](fn4) Subsidiary Guarantor under the Credit Agreement and the


(fn1) Insert if the Joining Party is becoming a Subsidiary
      Guarantor.

(fn2) If the Joining Party is a Domestic Subsidiary insert
      "Domestic" and if the Joining Party is a Foreign
      Subsidiary insert "Foreign".

(fn3) Insert only for Sola Optical Taiwan Ltd. and American
      Optical Corporation International AG.

(fn4) Insert if the Joining Party is a Foreign Subsidiary.

 other Loan Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party jointly and severally, unconditionally and irrevocably, guarantees the due and punctual payment and performance of all the [Foreign]2 Obligations.

     2. The Joining Party hereby restates each representation and warranty made by each Borrower and Subsidiary Guarantor pursuant to the Credit Agreement and each other Loan Document to which it is a party (except to the extent such representation or warranty relates solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of the [Domestic][Foreign]2 Subsidiary Guarantors contained in the Credit Agreement and the other Loan Documents.

     3. All notices should be sent to the address provided for in Item I.C. of Schedule 11.02 of the Credit Agreement.

     (fn5)[4.  All the conditions precedent set forth in Section
7.13 of the Credit Agreement that are required to be satisfied by the Joining Party have been satisfied in full.]]

     (fn3)[1. By this Joinder, the Joining Party becomes a Foreign Borrower under the Credit Agreement and the other Loan Documents, including under Section 11.09 of the Credit Agreement, and will be bound by all the terms, conditions and duties applicable to a Foreign Borrower under the Credit Agreement and the other Loan Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party jointly and severally, unconditionally and irrevocably, guarantees the due and punctual payment and performance of all the Foreign Obligations.

     2. The Joining Party hereby restates each representation and warranty made by each Borrower and Subsidiary Guarantor pursuant to the Credit Agreement and each other Loan Document to which it is a party (except to the extent such representation or warranty relates solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of the Foreign Borrowers contained in the Credit Agreement and the other Loan Documents.

     3. All notices should be sent to the address provided for in Item I.B of Schedule 11.02 of the Credit Agreement.

     4. All the conditions precedent set forth in Section 7.13 of the Credit Agreement that are required to be satisfied by the Joining Party have been satisfied in full.]

- -----------------------------
(fn3) Insert only for Ouest Optique S.A.

     IN WITNESS WHEREOF, the Joining Party has caused this
Joinder to be duly executed as of the date first above written.

                                   [NAME OF JOINING PARTY]


                                   By:
                                      ---------------------------
                                        Name:
                                        Title:



Accepted and Acknowledged by:

BANK OF AMERICA NATIONAL
  TRUST AND SAVINGS
  ASSOCIATION, as Agent


By:
   ----------------------
     Name:
     Title:

                                                        EXHIBIT I

                      SOLVENCY CERTIFICATE
                      ---------------------
                    SOLA INTERNATIONAL INC.

     This Solvency Certificate (this "Certificate") is delivered to Bank of America National Trust and Savings Association, as Agent, pursuant to subsection 5.01(k) of the Multicurrency Credit Agreement, dated as of June 14, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Sola International Inc. (the "Company"), the other Borrowers named therein, the Subsidiary Guarantors named therein, the Banks named therein and the Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I hereby certify to the Agent and each Lender, in good faith and to the best of my knowledge and belief, as follows:

     1. The undersigned is the duly qualified and acting Chief Financial Officer of the Company and has been employed in positions involving responsibility for the management of the financial affairs and the preparation of financial statements of the Company. I have, together with other officers of the Company, acted on behalf of the Company in connection with the American Optical Acquisition and the transactions contemplated by the Credit Agreement, the other Loan Documents and the Subordinated Debt Agreement.

     2. I have carefully reviewed the contents of this Certificate and have conferred with legal counsel of the Company for the purpose of discussing the meaning of its contents.

     3. In connection with preparing for the American Optical Acquisition and the transactions contemplated by the Credit Agreement, the other Loan Documents and the Subordinated Debt Agreement, I have assisted in the preparation of and I have reviewed the pro forma balance sheet, dated the date hereof, for the Company and its Subsidiaries delivered pursuant to subsection 5.01(g)(iii) of the Credit Agreement (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet was prepared on the basis of the historical financial statements delivered pursuant to subsections 5.01(g)(i) and (ii) of the Credit Agreement.

     4. In connection with the issuance of this Certificate and the preparation of the Pro Forma Balance Sheet, I have assisted in the preparation of, and have reviewed the historical financial statements delivered pursuant to, subsections 5.01(g)(i) and (ii) of the Credit Agreement. I have no reason to believe that the Pro Forma Balance Sheet is not a fair and reasonable presentation as of the date hereof of the consolidated pro forma financial condition of the Company and its Subsidiaries after giving effect to the consummation of the American Optical Acquisition and the transactions contemplated by the Credit Agreement, the other Loan Documents and the Subordinated Debt Agreement. The assumptions stated in the Pro Forma Balance Sheet are fair and reasonable in all respects.

     Based upon the foregoing, and given the reasonableness of the Pro Forma Balance Sheet, I have concluded, in good faith and to the best of my knowledge and belief, that as of the date hereof and after giving effect to the American Optical Acquisition and all the transactions contemplated by the Credit Agreement, the other Loan Documents and the Subordinated Debt Agreement as follows:

          (a) The fair value of the assets of the Company and each of its Subsidiaries exceeds the total amount of its liabilities (including disputed contingent (including full utilization of the Commitment's under the Credit Agreement), subordinated, unmatured and unliquidated liabilities, as such value is established and liabilities are evaluated for purposes of Section 101(32) of the Bankruptcy Code.

          (b) The present fair value of the tangible and intangible property the Company and each of its Subsidiaries is not less than the amount that will be required to pay each of their probable liabilities on their debts as they become absolute and matured.

          (c) The Company and each of its Subsidiaries will be able to realize upon its property and pay its debts and other liabilities (including disputed, contingent, subordinated, unmatured and unliquidated liabilities).

          (d) Neither the Company nor any of its Subsidiaries has unreasonably small capital with which to engage in its anticipated businesses. In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Company and each of its Subsidiaries.

          (e) Neither the Company nor any of its Subsidiaries intends, nor does the Company or any of its Subsidiaries believe that it will, have debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

          (f) Neither the Company nor any of its Subsidiaries has incurred any obligation under the Credit Agreement or any other Loan Document or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of American Optical, the Company or any of their respective Subsidiaries.

     I understand that the Agent and the Banks are relying on the truth and accuracy of this Certificate and that the delivery of this Certificate is a material inducement for the Agent and the Banks to enter into the Credit Agreement and consummate the transactions contemplated thereby, and the undersigned hereby consents to such reliance.

     I am delivering this Certificate in my capacity as the Chief
Financial Officer of the Company and not in any way in my personal capacity.

     I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and
have executed this Certificate this         day of June, 1996.

                                   SOLA INTERNATIONAL INC.


                                   By:
                                      ---------------------------
                                        Name:
                                        Title:

                                                        EXHIBIT J


       [FORM OF TRANCHE A REVOLVING SUPPLEMENT AGREEMENT]


     This TRANCHE A REVOLVING SUPPLEMENT AGREEMENT, dated as of
                    , [19  ] [2000] (as amended, restated or
otherwise modified from time to time, the "Agreement"), between
[FOREIGN BORROWER], a                      corporation (the
"Subject Borrower"), and Bank of America National Trust and Savings Association[, Name of the foreign country branch] as the Tranche A Revolving Bank, (the "Subject BofA Office"), is entered into under and pursuant to the Multicurrency Credit Agreement, dated as of June 14, 1996 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), among Sola International Inc., a Delaware corporation (the "Company"), the Subject Borrower, the other Tranche A Revolving Borrowers named therein, the Subsidiary Guarantors named therein or from time to time added thereto, the Tranche A Revolving Bank, the other Banks named therein or from time to time added thereto and Bank of America National Trust and Savings Association, as agent (in such capacity, the "Agent") for the Banks. All capitalized terms used herein without being defined shall have the meanings provided for in the Credit Agreement.

     This Agreement is the Tranche A Revolving Supplement Agreement referred to in the Credit Agreement and is intended to supplement, as between the Subject Borrower and the Subject BofA Office, the terms of the Credit Agreement as they relate to the Tranche A Revolving Commitment and the Tranche A Revolving Loans. Accordingly, the terms contained in this Agreement are, as between the Subject Borrower and the Subject BofA Office, in addition to, and not in limitation of, the terms contained in the Credit Agreement (including the terms relating to the Tranche A Revolving Commitment and the Tranche A Revolving Loans). All section references are, unless the context otherwise requires, to sections in the Credit Agreement.

                           ARTICLE I

               SUPPLEMENTAL TERMS WITH RESPECT TO
               THE TRANCHE A REVOLVING COMMITMENT
             AND THE TRANCHE A REVOLVING LOANS(fn1)

     The terms of the Credit Agreement, as between the Subject Borrower and the Subject BofA Office, as they relate to the Tranche A Revolving Commitment and the Tranche A Revolving Loans are supplemented by the terms contained in this Article I:

     1.01.     CURRENCY:  Dollars or                  .
                                     -----------------
- -----------------------------

(fn1) The terms contained in this Article I should be completed on terms acceptable to the Subject Borrower and the Subject BofA Office.

     1.02.     OFFSHORE SUBLIMIT COMMITMENT AMOUNT:
$           .(fn2)
  ----------
     1.03.     FIXED RATE LOAN OPTION:                     ,
which shall be determined by the Subject BofA Office as provided in Annex I. (Subsection 2.10(b)(i)). The Applicable Margin for Fixed Rate Loans is as provided in the definition of "Applicable Margin" in the Credit Agreement.

     1.04.     FLOATING RATE LOAN OPTION:
                       , which shall be determined by the Subject
BofA Office as provided in Annex II.  (Subsection 2.10(b)(i)).
The Applicable Margin for Floating Rate Loans is     % per annum.

     1.05.     INTEREST PERIOD FOR FIXED RATE LOANS:  [       ,
         ,         and         months].  [       ,          ,
        and         weeks].

Specific terms relating to the Interest Periods of the Fixed Rate
Loans are set forth in Annex III (Subsection 2.10(b)).

     1.06.     MAXIMUM NUMBER OF INTEREST PERIODS FOR FIXED RATE
LOANS:             .  (Subsection 2.03(c)(iii)).

     1.07.     MATURITY DATE:  [        , 19   ](fn3)  [May 31,
1999].(fn4)  (Subsection 2.09(c)).

     1.08.     MINIMUM TRANCHE:  The Fixed Rate Loans and
Floating Rate Loans shall be subject to the following Minimum
Tranches:

          (a)  Fixed Rate Loans:  $            Dollar Equivalent
minimum amount and integral multiples of $              Dollar
Equivalent in excess thereof; and

          (b)  Floating Rate Loans:  $         Dollar Equivalent
minimum amount and integral multiples of $              Dollar
Equivalent in excess thereof.  (Subsections 2.03(c) and 2.04(b)).

     1.09.     BORROWING PROCEDURES:

          (a)  Timing:  Each Notice of Borrowing shall be
delivered by the Subject Borrower to the Lending Office of the
Subject BofA Office specified on Schedule 11.02 of the
- -----------------------------
(fn2) Subject to adjustment upon the mutual agreement of the Company and the Tranche A Revolving Bank.

(fn3) Insert, if applicable, any date prior to May 31, 1999.

(fn4) Subject to extension, pursuant to Section 2.16, to a date not later than May 31, 2001.

Credit Agreement, or such other Lending Office as the Subject
BofA Office may specify from time to time in accordance with
Section 11.02, not later than    :    a.m. (        time),

            (i)               Business Days prior to the
          requested Borrowing Date, in the case of Fixed Rate
          Loans; and

           (ii)               Business Days[s] prior to the
          requested Borrowing Date, in the case of Floating Rate
          Loans.  (Subsection 2.03(c)(ii)).

          (b)  Failure to Select Duration of Interest Period:  If
any Notice of Borrowing fails to specify the duration of the
Interest Period for any Fixed Rate Loan, such Interest Period
shall be                 .

     1.10.     CONVERSION AND CONTINUATION ELECTIONS:

          (a) Timing. Each Notice of Conversion/Continuation shall be delivered by the Subject Borrower to the Lending Office of the Subject BofA Office specified on Schedule 11.02 of the Credit Agreement, or such other Lending Office as the Tranche A Revolving Bank may specify from time to time in accordance with
Section 11.02, not later than    :    a.m. (
time),                        --- ---       --------------------

            (i)               Business Days prior to the
          Conversion/Continuation Date if the Tranche A Revolving
          Loans are to be converted into or continued as Fixed
          Rate Loans; and

           (ii)               Business Day[s] prior to the
          Conversion/Continuation Date, if the Tranche A
          Revolving Loans are to be converted into Floating Rate
          Loans.  (Subsection 2.04(b)(iii)).

          (b) Automatic Conversion into Floating Rate Loans. If at any time the aggregate principal amount of Fixed Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof, to be less than the Dollar Equivalent
of $        , such Fixed Rate Loans shall automatically convert
to Floating Rate Loans, and on and after such date the right of the Subject Borrower to continue such Loans as, and convert such Loans into, Fixed Rate Loans shall terminate. (Subsection 2.04(b)(ii)).

          (c) Failure to Elect Duration of Interest Period. If upon the expiration of any Interest Period applicable to any Fixed Rate Loan the Subject Borrower has failed to timely select a new Interest Period as provided in subsection 1.10(a), or if any Default or Event of Default then exists, [the Subject Borrower shall be deemed to have elected to convert such Fixed Rate Loan into a Floating Rate Loan, effective as of the expiration date of such Interest Period].

     1.11.     OPTIONAL PREPAYMENTS:

          A.   Timing.  The Tranche A Revolving Loans may be
prepaid by the Subject Borrower delivering a written notice to
the Subject BofA Office not later than    :    a.m. (
time),                                 --- ---       ----------

            (i)           Business Days prior to the prepayment
          date if the Loans to be prepaid are Fixed Rate Loans;
          and

           (ii)           Business Days prior to the prepayment
          date if the Loans to be prepaid are Floating Rate
          Loans.  (Subsection 2.07(c)).

     1.12.     INTEREST PAYMENT DATES:  Interest on the Tranche A
Revolving Loans is payable, in addition to the times provided for in subsection 2.10(b)(ii),

          (a)  with respect to each Fixed Rate Loan,

            (i)     on the last day of each applicable Interest
          Period; and

           (ii)     if any Interest Period for a Fixed Rate Loan
          exceeds       [months] [weeks], on the date that falls
               [months] [weeks] after the beginning of such
          Interest Period; and

          (b)  With respect to each Floating Rate Loan,
                      .  (Subsection 2.10(b)(ii)).

     1.13.     PAYMENTS:  All payments by the Subject Borrower to
the Subject BofA Office shall be made not later than    :    a.m.
(         time) on the date when each such payment is required to
be made.  (Section 2.13).

     1.14. OTHER TERMS: In addition to the foregoing, the terms of the Credit Agreement with respect to the Tranche A Revolving Commitment and the Tranche A Revolving Loans, as they relate to the Subject Borrower and the Subject BofA Office, are supplemented by the additional terms provided in Annex IV.


                           ARTICLE II

                          MISCELLANEOUS

     2.01. LOAN DOCUMENT PURSUANT TO CREDIT AGREEMENT: This Agreement is a Loan Document executed pursuant to the Credit Agreement, including, without limitation, for purposes of construction as provided or in Article XI of the Credit Agreement. The terms set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement.

     2.02. COUNTERPARTS, ETC.: This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     2.03. COSTS AND EXPENSES: The Subject Borrower agrees to pay all costs and expenses incurred by the Tranche A Revolving
Bank (including the Subject BofA Office), including reasonable
Attorney Costs, incurred in connection with the execution, delivery and performance of this Agreement.

     2.04. AMENDMENTS AND WAIVERS: No amendment or waiver of any of the provisions of this Agreement, and not consent with respect to any departure by any party hereto therefrom, shall be effective unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     2.05. ENTIRE AGREEMENT: This Agreement, together with the Credit Agreement and the other Loan Documents relating to the Tranche A Revolving Commitment and the Tranche A Revolving Loans, embodies the entire agreement between the Subject Borrower and the Subject BofA Office relating to the foregoing, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating thereto.

     2.06. CREDIT AGREEMENT CONTROLS: IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS CONTAINED IN THIS AGREEMENT AND THE TERMS CONTAINED IN THE CREDIT AGREEMENT, THE TERMS CONTAINED IN THE CREDIT AGREEMENT SHALL PREVAIL. ANY INTERPRETATION OF THE TERMS CONTAINED IN THIS AGREEMENT SHALL BE MADE IN A MANNER THAT IS CONSISTENT WITH THE TERMS CONTAINED IN, AND THE METHODOLOGY OF, THE CREDIT AGREEMENT.

     2.07.     GOVERNING LAW:  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                   [FOREIGN BORROWER]


                                   By
                                      -------------------------
                                        Name:
                                        Title:


                                   BANK OF AMERICA NATIONAL
                                     TRUST AND SAVINGS
                                     ASSOCIATION[, Name of
                                   foreign
                                     country branch]



                                   By
                                      -------------------------
                                        Name:
                                        Title:
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                                                          Annex I

                  Fixed Rate Loan Calculation
                  ---------------------------
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                                                         Annex II

                 Floating Rate Loan Calculation
                 -------------------------------

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                                                        Annex III

         Interest Periods Relating to Fixed Rate Loans
         ----------------------------------------------
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                                                         Annex IV

             Additional Terms Relating to Tranche A
  Revolving Commitment and the Tranche A Revolving Loans(fn1)
  ------------------------------------------------------------




- -----------------------------
(fn1) Sections in the Credit Agreement referring to the Tranche
      A Revolving Supplement Agreements which should be considered in completing this Annex IV are Sections
      2.01(b), 2.03(c), 2.04(b), 2.07(c), 2.10(b), 2.13 and
      4.02(b).

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